      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998

                                                 REGISTRATION NO. 333-09951
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               (Amendment No. 2)
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            EAGLE SUPPLY GROUP, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  5033                                 13-3889248
     (State or other jurisdiction            (Primary Standard Industrial                  (I.R.S. Employer
  of incorporation or organization)          Classification Code Number)                 Identification No.)

                            ------------------------
                              122 EAST 42ND STREET
                                   SUITE 1116
                            NEW YORK, NEW YORK 10168
                                 (212) 986-6190
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------
                               DOUGLAS P. FIELDS
                            CHIEF EXECUTIVE OFFICER
                            EAGLE SUPPLY GROUP, INC.
                              122 EAST 42ND STREET
                                   SUITE 1116
                            NEW YORK, NEW YORK 10168
                                 (212) 986-6190
                            ------------------------

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

          ROBERT PEREZ, ESQ.                      DAVID A. CARTER, P.A.
        Gusrae, Kaplan & Bruno                2300 Glades Road, Suite 210W
            120 Wall Street                     Boca Raton, Florida 33431
       New York, New York 10005                  Tel No. (561) 750-6999
        Tel No. (212) 269-1400                   Fax No. (561) 367-0960
        Fax No. (212) 809-5449

                            ------------------------

                                                   (CONTINUED ON FOLLOWING PAGE)

                        CALCULATION OF REGISTRATION FEE

                    TITLE OF EACH                            AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM   AMOUNT OF
                 CLASS OF SECURITIES                         TO BE           OFFERING PRICE         AGGREGATE       REGISTRATION
                  TO BE REGISTERED                         REGISTERED           PER UNIT        OFFERING PRICE(1)      FEE
Common Stock, $.0001 par value                               2,300,000(2)       $    5.00          $ 11,500,000     $ 3,392.50
Redeemable Common Stock Purchase Warrants                    2,875,000(3)       $    .125          $    359,375     $   106.02
Common Stock, $.0001 par value(4)                               2,875,000       $    5.00          $ 14,375,000     $ 4,240.63
Underwriter's Stock Warrants(5)                                   200,000       $   .0001          $         20     $      .01
Common Stock, $.0001 par value(6)                                 200,000       $    8.25          $  1,650,000     $   486.75
Underwriter's Warrants(7)                                         250,000       $   .0001          $         20     $      .01
Common Stock Purchase Warrants(8)                                 250,000       $  .20625          $     51,563     $    15.21
Common Stock, $.0001 par value(9)                                 250,000       $    8.25          $  2,062,500     $   608.44
Common Stock, $.0001 par value(10)                                300,000       $    5.00          $  1,500,000     $   442.50
Common Stock, $.0001 par value(11)                              2,300,000       $    5.00          $ 11,500,000     $ 3,392.50
TOTALS                                                                                             $ 42,998,478     $12,684.57*

------------------------

* Filing Fee of $7,401.26 paid with initial filing on August 12, 1996; additional fee of $5,283.31 paid immediately prior to this filing.

                                                SEE FOOTNOTES ON FOLLOWING PAGE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(CONTINUED FROM PREVIOUS PAGE)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

(1) Estimated solely for purposes of calculating the registration fee.

(2) Includes 300,000 shares of Common Stock subject to the Underwriter's overallotment option and assumes the overallotment option is exercised in full.

(3) Includes 375,000 Redeemable Common Stock Purchase Warrants subject to the Underwriter's overallotment option and assumes the overallotment option is exercised in full.

(4) Issuable upon exercise of the Redeemable Common Stock Purchase Warrants referred to in the prior note.

(5) To be issued to the Underwriter, entitling the Underwriter to purchase up to 200,000 shares of Common Stock.

(6) Issuable upon the exercise of the Underwriter's Stock Warrants.

(7) To be issued to the Underwriter, entitling the Underwriter to purchase up to 250,000 Common Stock Purchase Warrants.

(8) Issuable upon the exercise of the Underwriter's Warrants.

(9) Issuable upon the exercise of the Common Stock Purchase Warrants identified in the prior note.

(10) Issuable upon the exercise of the Redeemable Common Stock Purchase Warrants which are to be sold by the Selling Securityholders.

(11) Issuable in connection with acquisitions to occur contemporaneously with the closing of the public securities offering discussed herein.

    Pursuant to Rule 416, there are also being registered such additional but indeterminate number of shares as may become issuable pursuant to anti-dilution provisions of the Redeemable Common Stock Purchase Warrants and the Underwriter's Stock Warrants and Underwriter's Warrants.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

    This Registration Statement contains two forms of prospectus: one to be used in connection with an offering by the Company of shares of Common Stock and Redeemable Common Stock Purchase Warrants (the "Prospectus") and one to be used in connection with the sale of (a) shares of the Company's Common Stock underlying Warrants by certain selling securityholders and (b) shares of the Company's Common Stock to be issued in connection with certain acquisitions by the Company (the "Selling Securityholders' and Acquisitions' Prospectus"). The Prospectus and the Selling Securityholders' and Acquisitions' Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholders' and Acquisitions' Prospectus included herein which are labeled "Alternate Page(s) for Selling Securityholders' and Acquisitions' Prospectus".

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED MAY 1, 1998

PROSPECTUS

                            EAGLE SUPPLY GROUP, INC.

                      2,000,000 SHARES OF COMMON STOCK AND
              2,500,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    Eagle Supply Group, Inc. (the "Company") is offering hereby 2,000,000 shares of Common Stock (the "Common Stock") and 2,500,000 Redeemable Common Stock Purchase Warrants (the "Warrants") of the Company (hereinafter the "Public Offering"). The Common Stock and the Warrants (collectively, the "Securities") are being separately offered and are separately transferable at any time from the date of this Prospectus (the "Effective Date"). Each Warrant entitles the registered holder thereof to purchase, at any time during the period commencing on the Effective Date, one share of Common Stock at a price of $5.00 per share, subject to adjustment under certain circumstances, for a period of five years from the Effective Date. The Warrants offered hereby are not exercisable unless, at the time of exercise, the Company has a current prospectus encompassing the shares of Common Stock issuable upon exercise of the Warrants and such shares have been registered, qualified or deemed to be exempt under the securities laws of the states of residence of the exercising holders of the Warrants. Commencing after the Effective Date, the Warrants are subject to redemption by the Company at $.25 per Warrant on 30 days' prior written notice if the market price (as defined herein) for the Company's Common Stock, as reported on in the over-the-counter market on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") or a national or regional securities exchange, as applicable, for 30 consecutive trading days ending within 10 days of the notice of redemption of the Warrants averages at least $10.00 per share. The Company is required to maintain an effective registration statement with respect to the Common Stock underlying the Warrants at the time of redemption of the Warrants. Prior to the first anniversary of the Effective Date, the Warrants will not be redeemable by the Company without the written consent of Barron Chase Securities, Inc. (the "Underwriter").

    The offering price of the Common Stock and Warrants as well as the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter, and bear no relationship to the Company's asset value, net worth or other established criteria of value. See "RISK FACTORS" at page 16, and "Underwriting." After completion of the Public Offering, the Company's current officers and directors and their affiliates will have voting control of approximately 66% of the outstanding shares of Common Stock. See "Principal Stockholders."

    Simultaneously with the Public Offering, 300,000 shares of Common Stock underlying Warrants held by certain individuals (hereinafter the "Selling Securityholders" and "Selling Securityholders' Offering") are being offered for resale from time to time. To permit such resale, the Company has included the said Selling Securityholders' securities in the Company in the Registration Statement of which this Prospectus forms a part and are to be offered by the Selling Securityholders by a separate prospectus also included therein. The Selling Securityholders may not sell or otherwise dispose of their shares of Common Stock underlying their Warrants for a period of fifteen months from the Effective Date without the Underwriter's prior written consent. See "Selling Securityholders."

    The registration statement of which this Prospectus forms a part also is being used by the Company to register the issuance of 2,300,000 shares of the Company's Common Stock in connection with the acquisition by the Company of Eagle Supply, Inc. and JEH/Eagle Supply, Inc. occurring simultaneous with the Public Offering ("The Acquisitions Offering"). The acquirers of said 2,300,000 shares have agreed not to sell or otherwise dispose all such shares and all other shares of the Company's Common Stock owned by them on the date hereof for a period of two years from the date of this Prospectus without the Underwriter's prior written consent. See "The Acquisitions Offering."

    Prior to the Public Offering, there has been no public market for the Common Stock or the Warrants. Although it is anticipated that the Common Stock and the Warrants will be traded on the over-the-counter market on the OTC Bulletin Board, there can be no assurance that a trading market in the Company's Common Stock or Warrants will develop or if it does develop that it will be sustained. The closing of the Public Offering is subject to the simultaneous acquisition by the Company of Eagle Supply, Inc. and JEH/Eagle Supply, Inc.

    THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGE 15 OF THIS PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                       UNDERWRITING
                                                 PRICE TO PUBLIC        DISCOUNT(1)        PROCEEDS TO COMPANY(2)
Per Share......................................       $5.00                $0.50                   $4.50
Per Warrant....................................      $0.125               $0.0125                 $0.1125
Total(3).......................................  $10,312,500.00        $1,031,250.00           $9,281,250.00

               See footnotes on following page of this Prospectus

                            BARRON CHASE SECURITIES

              The date of this Prospectus is               , 1998

                    [INSIDE FRONT COVER PAGE OF PROSPECTUS]

(1) Does not include additional compensation in the form of (i) a non-accountable expense allowance of $309,375 ($355,781 if the Underwriter's overallotment option is exercised in full); (ii) warrants to purchase up to 200,000 shares of Common Stock and 250,000 warrants at an exercise price equal to 165% of the initial public offering prices of the Common Stock and Warrants, during the five year period commencing on the Effective Date (the "Underwriter's Warrants"); and (iii) a financial advisory agreement for the Underwriter to act as an investment banker for the Company at a fee of $108,000 payable at the closing of the Public Offering. In addition, the Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deducting expenses of this offering payable by the Company estimated at $535,625 (approximately 5.2% of the gross proceeds of the Public Offering), excluding the Underwriter's non-accountable expense allowance.

(3) The Company has granted to the Underwriters an option, exercisable within forth-five (45) days of the Effective Date, to purchase up to 300,000 additional shares of Common Stock and 375,000 additional Warrants on the same terms and conditions as set forth above to cover overallotments, if any (the "Overallotment Option"). If all such additional Securities are purchased, the Price to Public, Underwriting Discount and Proceeds to Company will be increased to $11,859,375, $1,185,938 and $10,673,437, respectively. See "Underwriting."

    The Securities are offered subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and certain other conditions. It is expected that delivery of certificates representing the Securities sold in the Public Offering will be made at the offices of Barron Chase Securities, Inc., 7700 W. Camino Real, Boca
Raton, Florida 33433-5541, on or about       , 1998.

    The Company is not presently required to file, and has not filed, periodic reports with the Securities and Exchange Commission (the "Commission"). Following consummation of the Public Offering, the Company intends to furnish to its stockholders annual reports containing financial statements audited and reported on by independent auditors and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. Stockholders will be able to obtain the most recent such reports by making written request therefor to the Company's stockholder relations officer at the Company's principal executive offices located at 122 East 42nd Street, Suite 1116, New York, New York 10168.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICES OF THE SHARES AND THE WARRANTS, INCLUDING PURCHASES OF SHARES, WARRANTS, OR BOTH TO STABILIZE THEIR RESPECTIVE MARKET PRICES, PURCHASES OF THE SHARES AND THE WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION THEREIN MAINTAINED BY THE UNDERWRITER, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                        [END OF INSIDE FRONT COVER PAGE]

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. EXCEPT AS OTHERWISE INDICATED HEREIN, THE INFORMATION CONTAINED IN THIS PROSPECTUS GIVES NO EFFECT TO THE EXERCISE OF (I) THE OVERALLOTMENT OPTION,
(II) THE UNDERWRITER'S WARRANT, (III) ALL OTHER WARRANTS ISSUED AND OUTSTANDING ON THE DATE OF THIS PROSPECTUS OR (IV) OPTIONS GRANTED OR TO BE GRANTED UNDER THE COMPANY'S STOCK OPTION PLAN.

    THE COMPANY WOULD LIKE TO CAUTION READERS REGARDING CERTAIN FORWARD-LOOKING STATEMENTS IN THE PROSPECTUS AND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. STATEMENTS THAT ARE BASED ON MANAGEMENT'S PROJECTIONS, ESTIMATES AND ASSUMPTIONS ARE FORWARD-LOOKING STATEMENTS. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," AND SIMILAR EXPRESSIONS GENERALLY IDENTIFY FORWARD-LOOKING STATEMENTS. WHILE THE COMPANY BELIEVES IN THE VERACITY OF ALL STATEMENTS MADE HEREIN, FORWARD-LOOKING STATEMENTS ARE NECESSARILY BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT, WHILE CONSIDERED REASONABLE BY THE COMPANY ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES. MANY OF THESE UNCERTAINTIES AND CONTINGENCIES CAN AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE ITS ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY, OR ON BEHALF OF, THE COMPANY. SOME OF THE FACTORS THAT COULD CAUSE ACTUAL RESULTS OR FUTURE EVENTS TO DIFFER MATERIALLY INCLUDE THE COMPANY'S INABILITY TO FIND SUITABLE ACQUISITION CANDIDATES ON TERMS COMMERCIALLY REASONABLE TO THE COMPANY, INTERRUPTION OR CANCELLATION OF EXISTING SOURCES OF SUPPLY, THE PRICING OF AND DEMAND FOR DISTRIBUTED PRODUCTS AND THE PRESENCE OF COMPETITORS WITH GREATER FINANCIAL RESOURCES. PLEASE SEE "RISK FACTORS" FOR A DESCRIPTION OF SOME, BUT NOT ALL, OF THESE UNCERTAINTIES AND CONTINGENCIES.

                                  THE COMPANY

    The Company was organized to raise capital and acquire, own, integrate and operate seasoned, privately-held companies engaged in the wholesale distribution of roofing supplies and related products industry and companies which manufacture products for or supply products to such industry. Simultaneously with the closing of the Public Offering, the Company will acquire all of the issued and outstanding equity securities of Eagle Supply, Inc. ("Eagle") and JEH/Eagle Supply, Inc. ("JEH Eagle") (the "Acquisitions") from TDA Industries, Inc. ("TDA"), the Company's current majority stockholder.

    Eagle was acquired by TDA in 1973, and JEH Eagle was established by TDA to acquire the business and substantially all of the assets of JEH Company, Inc. ("JEH Co."). That acquisition was consummated by TDA and JEH Eagle in July 1997. The product lines, types of customers, vendors, business philosophies, internal and external expansion plans, and quality of management and personnel of Eagle and JEH Eagle are generally, substantially similar. Together, Eagle and JEH operate a network of twenty-six branches in seven states extending from Florida to Colorado and back to Virginia, specializing in the wholesale distribution of roofing supplies and related products.

    Eagle, which was founded in Florida in 1905, distributes roofing supplies and related products to contractors and subcontractors engaged in commercial and residential roofing repair and the construction of new residential and commercial properties. Eagle sells to more than 2,300 customers in Florida, Alabama and the southern portions of Georgia and Mississippi using its own direct sales force. Products distributed by Eagle include equipment, tools and accessory products for the removal of old roofing, re-roofing and roof construction, and related materials such as insulation, shingles, tiles, liquid roofing materials, fasteners, ventilation materials and sheet metal of the type used in the roofing industry. JEH Eagle sells to more than 2,700 customers in Texas, Colorado, Indiana and Virginia through its own distribution facilities and direct sales force. Products distributed by JEH Eagle include roofing supplies and related products, including equipment, tools and accessory products for the removal of old roofing, re-roofing and roof construction, and related materials such as insulation, shingles, tiles, liquid roofing materials, fasteners, ventilation materials, dry wall and plywood used in the construction industry. Upon consummation of the Acquisitions, Eagle and JEH Eagle will become wholly-owned subsidiaries of the Company and will constitute the business operations of the Company until and unless the Company consummates additional acquisitions. See "Risk Factors" and "Business."

    During Eagle's fiscal years ended June 30, 1996 and 1997, Eagle had revenues of approximately $59,262,000 and $57,576,000, respectively, and net income of approximately $1,315,000 and $192,000, respectively. For the eight-month period ended February 28, 1998, Eagle had revenues and a net loss of approximately $36,126,000 and $18,700, respectively. There can be no assurance that the historical level of Eagle's revenues and net income will continue to be achieved in the future. See "Risk Factors" and "Business."

    During JEH Co.'s fiscal year ended December 31, 1996 and JEH Eagle's eight-month period ended February 28, 1998, JEH Co. and JEH Eagle had revenues of approximately $74,893,000 and $44,787,000, respectively, and net income of approximately $171,000 and $295,000, respectively.

    Based upon its management's experience in the industry, the Company believes that the roofing supplies and related products distribution industry is fragmented and has the potential for consolidation in response to the competitive disadvantages faced by smaller distributors. The Company believes that the industry is characterized by a large number of relatively small local distribution companies, a few very large, multi-center and multi-regional distributors and a large national multi-center distributor. Roofing supplies products distributors are overwhelmingly privately owned, relationship-based companies that emphasize service, delivery and reliability as well as competitive pricing and breadth of product line to their customers. The Company believes that the competitive environment faced by small distributors, coupled with the desire of many owners of such distributors for liquidity, has prompted a trend toward industry consolidation that offers significant opportunities for expansion oriented distributors. The Company believes that there are opportunities for a company which has the capability to source and distribute products effectively to serve the roofing supplies and related products markets and to effect cost savings and increased profit opportunities through efficiencies of scale which can be applied to companies that may be acquired in the roofing supply distribution and related products industry. The Company intends to provide expansion capital, if necessary, and administrative and management services to acquired companies. See "Risk Factors" and "Business."

    Although the Company does not currently have any agreements, arrangements or commitments with respect to any proposed acquisition, other than the Acquisitions, based upon its management's experience in the industry, the Company believes that there are a number of suitable acquisition candidates that may meet its criteria. The Company intends to seek out prospective acquisition candidates in businesses that complement or are otherwise related to the businesses of Eagle and JEH Eagle. Although the primary focus of the Company's expansion and acquisition program will be on seeking suitable acquisition candidates which are engaged in the wholesale distribution of roofing supplies and related products, the Company will consider the purchase of manufacturers or vendors of products which may be distributed through its wholesale distribution business. The Company anticipates that it will finance future acquisitions, if any, through a combination of cash (including approximately 30% of the net proceeds of the Public Offering), issuances of shares of capital stock of the Company, and additional equity or debt financing. There can be no assurance that the Company will be able to consummate the acquisition of any companies or additional equity or debt financing on terms acceptable to the Company or at all.

    Management intends to pursue expansion of Eagle's and JEH Eagle's operations by adding new distribution centers by internal growth. During Eagle's fiscal year ended June 30, 1997, JEH Co.'s fiscal year ended December 31, 1996 and the Combined Entities' eight-month period ended February 28, 1998, Eagle, JEH Co. and the Combined Entities opened three new distribution centers, although one of those centers has subsequently been closed, and are currently exploring the possibility of opening several more distribution centers in current market areas and in market areas adjacent to their existing distribution centers.

    TDA is a holding company which operates five business enterprises, including Eagle and JEH Eagle, and real estate investment companies. At the current time, Eagle and JEH Eagle are wholly-owned by TDA, and their revenues constitute a majority of TDA's consolidated revenues. After the completion of the Public Offering and consummation of the Acquisitions, TDA will own approximately 60% of the Company's Common Stock. Certain of the Company's officers and directors are also officers and directors of TDA (or affiliates of TDA), Eagle and/or JEH Eagle. See "Management," "Principal Stockholders," "The Acquisitions" and "Certain Transactions."

    In connection with the Acquisitions, TDA will be issued 2,000,000 shares of the Company's Common Stock and James E. Helzer, the former owner of JEH Co. and the President of the Company, Eagle and JEH will be issued 300,000 shares of the Company's Common Stock. As part of the Acquisitions, Eagle and JEH Eagle combined will have a book value of no less than $1,000,000 after Eagle cancels, in the form of a non-cash dividend, all indebtedness of TDA to Eagle with TDA contributing sufficient cash or assets to achieve that book value in the event of a deficiency. At February 28, 1998 TDA's indebtedness to Eagle was approximately $2,839,000. It is anticipated that no such contribution will be required by TDA. The number of shares of the Company's Common Stock to be issued to TDA in connection with the Acquisitions was determined by negotiations among the Company, TDA and the Underwriter. Factors considered in such negotiations included but were not limited to (a) the historical results of the combined entities, (b) their future business prospects, (c) their industry position, principally on a combined basis, (d) their product line breadth, (e) their customer bases, (f) the experience of their management and personnel, (g) the locations of their distribution facilities, and (h) their net worth. The number of shares to be issued to Mr. Helzer were determined by negotiations between JEH Eagle and JEH Co. at the time of the acquisition of substantially all of the business and assets of JEH Co. by JEH Eagle. The consideration to be paid by the Company to TDA for the Acquisitions was determined by negotiations among the Company, TDA and the Underwriter without independent appraisal. If effected as of February 28, 1998, the amount of the non-cash dividend from Eagle to TDA would have been approximately $2,839,000. Any payment to Eagle or JEH Eagle by TDA to satisfy the $1,000,000 combined book value requirement set forth above will be paid to Eagle or JEH Eagle by TDA within 45 days of the closing of the Public Offering and consummation of the Acquisitions.

    In the past, a subsidiary of TDA has leased to Eagle several of Eagle's distribution centers on a month to month basis pursuant to oral agreements. Rent expense for these distribution centers was approximately $782,000 for Eagle's fiscal year ended June 30, 1997. Upon completion of the Public Offering and consummation of the Acquisitions, Eagle will enter into ten year leases for said distribution centers. Although the written leases are to be on substantially similar economic terms as the past oral agreements, Eagle will then be committed to pay rent for these distribution centers for a minimum of ten years. JEH Eagle leases several of its distribution centers from James E. Helzer pursuant to five year leases expiring on June 30, 2002. Rent expense for these distribution centers was approximately $321,000 for JEH Eagle's eight-month period ended February 28, 1998. James E. Helzer currently has a five-year employment agreement with JEH Eagle and an "at will" agreement with Eagle which provides him with annual salaries of $250,000 and $50,000, respectively. James E. Helzer and E.G. Helzer serve as Eagle's President and Senior Vice President-Operations of Eagle on an "at will" basis at salaries of $50,000 and $25,000 per year, respectively. Pursuant to their "at will" arrangements with Eagle, James E. Helzer and E.G. Helzer are also entitled to receive 20% and 6%, respectively, of Eagle's income before taxes in excess of $600,000 per year. Upon completion of the Public Offering and consummation of the Acquisitions, the Company will enter into (a) five-year employment agreements with its Chairman of the Board and Chief Executive Officer, Douglas P. Fields, and its Executive Vice President, Treasurer and Secretary, Frederick M. Friedman, pursuant to which each of such persons, who are also executive officers and directors of TDA, will receive a salary of $200,000 per year plus substantial additional benefits, although neither of them have committed any specified amount of time to the Company's affairs; and (b) a month to month administrative services agreement with TDA requiring a $3,000 monthly payment to TDA. Similar agreements have already been entered into between JEH Eagle and each of Messrs. Fields and Friedman providing annual base salaries of $60,000 to each of Messrs. Fields and Friedman, and JEH Eagle and TDA have already entered into an agreement pursuant to which TDA provides certain services to JEH Eagle for a five-year term expiring in June 2002 requiring a $3,000 monthly payment to TDA through December 1999 and a $15,000 monthly payment to TDA thereafter. The payments by JEH Eagle to Messrs. Fields and Friedman and TDA shall commence upon completion of the Public Offering and consummation of the Acquisitions. Furthermore, as part of the Acquisitions, TDA or its relevant subsidiaries will agree to indemnify Eagle for any payment that Eagle will be required to make pursuant to mortgages underlying Eagle's Birmingham, Alabama, distribution center and the mortgage and lease underlying Eagle's former Fort Lauderdale, Florida, distribution center.

    The Company was incorporated under the laws of the State of Delaware on May 1, 1996, and its operations to date have included, among other things: raising capital, negotiation of "The Acquisitions" and establishing a management team for the Company. Certain administrative services are provided to the Company by TDA. The Company has funded itself since inception by initial minimal borrowing from TDA, selling 300,000 shares of its Common Stock and 300,000 Warrants in a private offering of the Company's securities (the "Private Placement") and recent borrowings from TDA and two other private investors which are also stockholders of the Company. The Company's executive office is located at 122 East 42nd Street, Suite 1116, New York, New York 10168, and its telephone number is (212) 986-6190. See "Business" and "Certain Transactions."

                              THE PUBLIC OFFERING

Securities Offered................  2,000,000 shares of Common Stock and 2,500,000 Warrants.
                                    Each Warrant entitles the holder to purchase one share
                                    of Common Stock at a price of $5.00 during the five-year
                                    period commencing on the Effective Date. The exercise
                                    price and the number of shares issuable upon exercise of
                                    the Warrants are subject to adjustment in certain
                                    circumstances. See "Description of Securities."

Common Stock Outstanding
  Before Offering.................  4,700,000 shares(1)

After Offering....................  6,700,000 shares(1)(2)

Use of Proceeds...................  To finance acquisitions of companies operating primarily in the roofing supplies and related products indus-try,
                                    expand Eagle's and JEH Eagle's operations, repayment of
                                    indebtedness and for working capital purposes, including
                                    general corporate purposes of the Company, Eagle and JEH
                                    Eagle. See "Use of Proceeds," "Capital-ization" and
                                    "Certain Transactions."

Risk Factors......................  Investment in the Securities offered hereby involves a high degree of risk and immediate substantial dilution.
                                    See "Risk Factors" and "Dilution."

Proposed Symbols: (3)
  Common Stock....................

Warrants..........................  W

------------------------

(1) Includes 2,000,000 and 300,000 shares of Common Stock to be issued to TDA and James E. Helzer, respectively, in connection with the Acquisitions. See "Certain Transactions" and "The Acquisitions Offering."

(2) Includes the 2,000,000 shares of Common Stock to be issued in the Public Offering but does not include (i) 300,000 shares of Common Stock, 375,000 Warrants and 375,000 shares of Common Stock underlying such Warrants subject to the Underwriter's Overallotment Options; (ii) 2,500,000 shares of Common Stock issuable upon the exercise of the Warrants; (iii) 300,000 shares of Common Stock issuable upon the exercise of the Company's outstanding Warrants; (iv) 450,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrant and Stock Warrant; and (v) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plan of which 700,000 shares of Common Stock are reserved for options to be granted upon completion of the Public Offering. See "Management," "Certain Transactions," "Underwriting," "Description of Securities," "The Acquisitions," "Selling Securityholders" and "The Acquisitions Offering."

(3) There is no assurance that a trading market will develop for the Company's Common Stock and Warrants or that, if developed, it will be sustained.

                             SUMMARY FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                             COMBINED(1)
                                             ---------------------------------------------------------------------------
                                                                                                        EIGHT MONTHS
                                                                                                           ENDED
                                                              YEAR ENDED JUNE 30,                       FEBRUARY 28,
                                             -----------------------------------------------------  --------------------
                                               1993       1994       1995       1996       1997       1997       1998
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
Revenue....................................  $  66,552  $  53,925  $  50,483  $  59,262  $  57,576  $  36,964  $  80,913
Gross Profit...............................     14,933     10,658      9,740     12,577     11,471      7,636     17,721
Income From Operations.....................      4,159        743        833      2,689        907        443      1,540
Net Income (Loss)..........................      2,622        464        353      1,315       (127)        37        276

Basic Net Income (Loss) Per Share..........
Weighted Average Number of Shares
  outstanding(2)...........................
Diluted Net Income (Loss) Per Share........
Weighted Average Number of Shares
  outstanding and Dilutive Warrants(2).....
Other Financial Data:
EBITDA(3)..................................  $   4,718  $   1,454  $   1,389  $   3,251  $   1,206  $     857  $   2,270

                                                    PRO FORMA(6)
                                             --------------------------
                                                          EIGHT MONTHS
                                             YEAR ENDED       ENDED
                                               JUNE 30    FEBRUARY 28,
                                             -----------  -------------
                                                1997          1998
                                             -----------  -------------
STATEMENT OF OPERATIONS DATA:
Revenue....................................   $ 128,092    $    80,913
Gross Profit...............................      27,761         17,721
Income From Operations.....................        (266)         1,054
Net Income (Loss)..........................        (303)            44
Basic Net Income (Loss) Per Share..........   $    (.05)   $       .01
                                             -----------  -------------
                                             -----------  -------------
Weighted Average Number of Shares
  outstanding(2)...........................   5,568,728      5,766,825
                                             -----------  -------------
                                             -----------  -------------
Diluted Net Income (Loss) Per Share........   $    (.05)   $       .01
                                             -----------  -------------
                                             -----------  -------------
Weighted Average Number of Shares
  outstanding and Dilutive Warrants(2).....   5,568,728      6,006,825
                                             -----------  -------------
                                             -----------  -------------
Other Financial Data:
EBITDA(3)..................................   $   2,273    $     1,851

                                                                                                       THE COMPANY
                                                                                                      -------------
                                                                  COMBINED(1)                         FEBRUARY 28,
                                                                   JUNE 30,                               1998
                                           ---------------------------------------------------------  -------------
                                             1993       1994         1995         1996       1997      HISTORICAL
                                           ---------  ---------  -------------  ---------  ---------  -------------
BALANCE SHEET DATA:
Working Capital (Deficiency).............  $   5,963  $   4,785    $   5,665    $   4,539  $   6,296    $     (25)
Total Assets.............................     17,190     12,947       17,831       19,066     17,948          394
Long Term Debt...........................     --         --            6,290        5,164      6,693       --
Total Liabilities........................     13,450      9,385       14,338       15,061     15,320          419
Stockholders Equity (deficiency).........      3,720      3,562        3,493        4,005      2,628          (25)


                                             AS ADJUSTED(4)     PRO FORMA(5)
                                           -------------------  -------------
BALANCE SHEET DATA:
Working Capital (Deficiency).............       $   8,411         $  21,084
Total Assets.............................           8,830            47,063
Long Term Debt...........................          --                17,995
Total Liabilities........................             419            36,151
Stockholders Equity (deficiency).........           8,411            10,912

------------------------
(1) Prior to the contemplated Acquisitions, the Company has had limited operations. The historical financial data included in the statement of operations data has been prepared on a basis which combines the Company (organized May 1, 1996), Eagle Supply, Inc. ("Eagle"), and JEH/Eagle Supply, Inc. ("JEH Eagle") (acquired on July 1, 1997) as three entities controlled by TDA Industries, Inc. ("TDA"), because the separate financial data of the Company would not be meaningful. Information with respect to the Company is included from May 1, 1996 (inception), information for Eagle is included for all periods presented and information with respect to JEH Eagle is included from July 1, 1997.

(2) Basic income (loss) per Common Share is based on the weighted average number of shares outstanding and includes 2,100,000 shares issued in connection with the Company's initial capitalization, 300,000 shares issued as part of the Company's Private Placement and 2,000,000 and 300,000 shares to be issued to TDA and James E. Helzer, respectively, in connection with the Acquisitions and 1,066,825 and 868,728 shares ("Additional Shares") in the eight months ended February 28, 1998 and year ended June 30, 1997, respectively, for the shares assumed to be issued in the Public Offering, the proceeds of which would be used to retire $2,000,000 of debt and replace the capital in excess of the respective period's earnings, which is represented by the non-cash dividend. Dilutive net income (loss) per Common Share for the eight months ended February 28, 1998 also includes the dilutive effect of the 300,000 Warrants issued in the Private Placement. The computation excludes shares to be issued in connection with the Public Offering in excess of the Additional Shares. The Underwriter's Warrant and options to be granted upon the closing of the Public Offering pursuant to the Company's 1996 Stock Option Plan are not dilutive and have not been included. See "Risk Factors," "Certain Transactions," "The Acquisitions" and the Financial Statements and the Notes thereto.

(3) As used herein, EBITDA reflects net income (loss) increased by the effects of interest expense, income tax provisions, depreciation and amortization expense. EBITDA is used by management, along with other measures of performance, to assess the Company's financial performance. EBITDA should not be considered in isolation or as an alternative to measures of operating performance or cash flows pursuant to generally accepted accounting principles. In addition, this measure of EBITDA may not be comparable to similar measures reported by other companies.

(4) Reflects the Private Placement, the Public Offering of 2,000,000 shares of Common Stock and 2,500,000 Warrants at initial public offering prices of $5.00 per share of Common Stock and $.125 per Warrant and the application of the net proceeds therefrom. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the Notes thereto.

(5) Reflects the Private Placement, the Public Offering of 2,000,000 shares of Common Stock and 2,500,000 Warrants at initial public offering prices of $5.00 per share of Common Stock and $.125 per Warrant, the application of the net proceeds therefrom and the consummation of the Acquisitions. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the Notes thereto.

(6) See Unaudited Pro Forma Condensed Consolidated Statements of Operations.

                                  RISK FACTORS

    AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. EACH PROSPECTIVE PURCHASER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS ASSOCIATED WITH THIS OFFERING, AS WELL AS OTHER FACTORS DESCRIBED ELSEWHERE IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT.

    NO ASSURANCE OF PROFITABLE OPERATIONS. Eagle has experienced substantial revenue fluctuations in the past. For Eagle's fiscal years ended June 30, 1993, 1994, 1995, 1996 and 1997 its revenues were approximately $66,552,000, $53,925,000, $50,483,000, $59,262,000 and $57,576,000, respectively, and its net income for those fiscal years were approximately $2,622,000, $464,000, $353,000, $1,315,000 and $192,000, respectively. For Eagle's eight-month period ended February 28, 1998, Eagle had revenues of approximately $36,126,000 and a net loss of $18,700. Eagle's results of operations for its fiscal year ended June 30, 1994 were negatively impacted by a business slowdown following the prior year's increase in business resulting from Hurricane Andrew. Hurricane Andrew also caused a substantial increase in competition in the South Florida area resulting in the reduced profitability of Eagle's operations in South Florida and their discontinuance during Eagle's fiscal year ended June 30, 1994. Additionally, during Eagle's fiscal year ended June 30, 1995, Eagle's Jacksonville, Florida, distribution center was sold as a result of increased competition in that market area. Also, Eagle closed its distribution center in Fort Pierce, Florida, immediately after it was opened in 1996, as operating prospects for that center were not anticipated to be satisfactory to management. Furthermore, during Eagle's fiscal year ended June 30, 1996, the damage caused by hurricanes increased business for Eagle's distribution centers located in the Florida panhandle and in Alabama. Eagle's revenues and income decreased during Eagle's fiscal year ended June 30, 1997 from Eagle's fiscal year ended June 30, 1996 as a result of a decrease in storm related business; an increase in operating expenses as a percentage of revenues because of the decline in revenues; and expenses related to new branch locations, among other factors.

    Similarly, during JEH Co.'s fiscal year ended December 31, 1995, JEH Co. sustained a net loss of approximately $123,000, while during JEH Co.'s fiscal year ended December 31, 1996, JEH Co. reported net income of approximately $171,000 upon revenues that were fairly constant in both said fiscal years. These results are after payment of compensation to JEH Co.'s owner of approximately $3,988,000 and $2,330,000 during JEH Co.'s fiscal years ended December 31, 1995 and 1996, respectively.

    Revenues and operating income of both Eagle and JEH Eagle are impacted by weather phenomena, such as hailstorms and hurricanes, which have the result of increasing business at the time of the event of the weather phenomena and shortly thereafter but have the effect frequently of resulting in a slowdown of business thereafter.

    There can be no assurance that, in the future, unforeseen developments, increased competition, losses incurred by new businesses that may be acquired or branches that may be opened, weather phenomena and other circumstances may not have a material adverse affect on Eagle's and/or JEH Eagle's operations in their current market areas of operations or areas into which Eagle's, JEH Eagle's or the Company's operations may be expanded by acquisition or otherwise. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements and the notes thereto.

    REPAYMENT OF INDEBTEDNESS. Approximately $2,000,000 and $325,000 of the net proceeds of this Public Offering, representing approximately 27.6% of such net proceeds, will be used to reduce Eagle's and/or JEH Eagle's borrowings under their revolving credit facilities and to repay interim financial indebtedness of the Company, respectively. As a result, said net proceeds will not be available for use in the business operations of the Company, Eagle or JEH Eagle. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    BROAD DISCRETION IN USE OF PROCEEDS; UNKNOWN ACQUISITIONS.

    The Company has broad discretion with respect to the specific allocation of a substantial portion of the net proceeds. Such net proceeds are intended to be applied toward consummating acquisitions in accordance with the Company's business strategy, support Eagle's and JEH Eagle's expansion efforts by the establishment of additional distribution centers and for working capital purposes. Although management of the Company will endeavor to evaluate the risks inherent in any particular acquisition or the establishment of new distribution centers for Eagle and JEH Eagle, there can be no assurance that the Company will properly or accurately ascertain all such risks. Management of the Company will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates and establishing new distribution centers. Locations selected for expansion efforts will be made at the discretion of management and will not be subject to stockholder approval. Additionally, the Company does not intend to seek stockholder approval for any acquisitions unless required by applicable law and regulations, and stockholders will most likely not have an opportunity to review financial information on an acquisition candidate prior to consummation of an acquisition. Thus, purchasers of the Securities offered hereby will be entrusting their funds to the Company's management, upon whose judgment the investor must depend, with only limited information concerning management's specific intentions. Except for the Acquisitions, the Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions, and there can be no assurance that any such acquisitions will be consummated. See "Use of Proceeds."

    THE WHOLESALE DISTRIBUTION OF ROOFING SUPPLIES BUSINESS SUBJECT TO ECONOMIC
     AND OTHER CHANGES.

    The wholesale distribution of roofing supplies industry is cyclical and is affected by weather and changes in general economic conditions. An economic downturn in one or more of the markets currently served by Eagle and/or JEH Eagle or to be served by the Company, Eagle and/or JEH Eagle as a result of acquisitions or expansion efforts could have a material adverse effect on the operations of the Company, Eagle and/or JEH Eagle.

    VENDORS. Eagle and JEH Eagle distribute products manufactured by a number of major vendors. GAF Corporation, a supplier of residential and commercial roofing materials, is Eagle's largest supplier, accounting for approximately 21%, 23% and 23% of Eagle's purchases during Eagle's fiscal years ended June 30, 1996 and 1997 and eight-month period ended February 28, 1998, respectively. During Eagle's fiscal years ended June 30, 1996 and 1997 and eight-month period ended February 28, 1998, three other vendors' products accounted for an aggregate of approximately 23%, 32% and 18%, respectively, of Eagle's purchases. Similarly, Atlas Roofing Corp., a supplier of roofing materials, is JEH Eagle's largest supplier, accounting for approximately 22%, 15% and 14% of JEH Co.'s purchases during JEH Co.'s fiscal years ended December 31, 1995 and 1996 and JEH Eagle's eight-month period ended February 28, 1998, respectively. During JEH Co.'s fiscal years ended December 31, 1995 and 1996 and JEH Eagle's eight-month period ended February 28, 1998, three other vendors' products accounted for an aggregate of approximately 31%, 34% and 29%, respectively, of JEH Co.'s and JEH Eagle's purchases. Eagle and JEH Eagle have no written agreements with any of their vendors. Management believes that in the event of any interruption of product deliveries from any of its vendors, Eagle and JEH Eagle will be able to secure suitable replacement supplies on acceptable terms. However, there can be no assurance of the continued availability of supplies of residential and commercial roofing materials at acceptable prices or at all. See "Business."

    COMPETITION. Eagle and JEH Eagle currently face substantial competition in the wholesale distribution of roofing supplies from relatively smaller distributors but also face competition from retail distribution centers and from a number of multi-regional and a national wholesale distributor of building products including suppliers which are larger than Eagle and JEH Eagle combined (the "Combined Entities") and have greater financial resources than the Combined Entities. The Combined Entities currently compete in the wholesale distribution of roofing supplies on the basis of competitive pricing, service, breadth of product line, prompt delivery, providing discounts for prompt payment and on the abilities of its personnel. There can be no assurance that Eagle or JEH Eagle will be able to continue to compete effectively with such competitors. During Eagle's last three fiscal years Eagle has closed and/or sold certain distribution centers as a result of such competition. To a substantially lesser degree, Eagle and JEH Eagle also compete with larger, higher volume, discount general building supply stores selling standardized products, sometimes at lower prices. See "--No Assurance of Profitable Operations of Eagle" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The Company anticipates that it may experience competition from entities and individuals (including venture capital partnerships and corporations, equity funds, blind pool companies, competing wholesale roofing supply distribution companies, large industrial and financial institutions, small business investment companies and wealthy individuals) which are well-established and have greater financial resources and more extensive experience than the Company and the Combined Entities in connection with identifying and effecting acquisitions of the type sought by the Company. Many of such competitors possess greater financial, technical, personnel and other resources than the Company and the Combined Entities, and there can be no assurance that the Company will be able to compete successfully in connection with identifying and effecting acquisitions of the type sought by the Company. The Company's, Eagle's and JEH Eagle's combined financial resources will be limited in comparison to those of many of such competitors. Such competition could result in the loss of an acquisition candidate or an increase in the price the Company would be required to pay for such acquisitions. See "Business."

    NEED FOR ADDITIONAL FUTURE FINANCING; POSSIBLE ADDITIONAL DILUTION AND/OR
     FINANCIAL RESTRICTIONS.

    The Company may require additional equity or debt financing in order to consummate an acquisition or for additional working capital if either of the Combined Entities suffer losses or if the Company completes the acquisition of a business that subsequently suffers losses. Any additional equity financing that may be obtained may dilute the voting power and equity interests of the Company's stockholders. Any additional debt financing that may be obtained may impair or restrict the Company's ability to declare dividends or may impose financial restrictions on the Company's ability to make acquisitions or implement the expansion efforts of the Combined Entities. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected. See "Use of Proceeds."

    UNPROVEN BUSINESS STRATEGY OF THE COMPANY. Although the Company's Acquisitions of the Combined Entities will occur simultaneously with the closing of the Public Offering, the Company has not yet commenced operations. A significant element of the Company's business strategy is to acquire additional companies engaged in the wholesale distribution of roofing supplies and related products industry and companies which manufacture products for or supply products to such industry. The Company's strategy is unproven and based on unpredictable and changing events. Although the Company believes that suitable candidates for potential acquisition exist, there can be no assurance that any acquisitions, if successfully consummated, will be successfully integrated into the Company or operations of the Combined Entities, will perform as expected, will not result in significant unexpected liabilities or will ever contribute significant revenues or profits to the Company and/or either of the Combined Entities. In addition, if the Company is unable to manage growth effectively, the Company's operating results could be materially adversely effected. See "Business."

    CONTROL BY MANAGEMENT AND TDA. Upon closing of the Public Offering and consummation of the Acquisitions, TDA will own approximately 60% of the issued and outstanding Common Stock of the Company. Douglas P. Fields, the Company's Chief Executive Officer and Chairman of the Company's Board of Directors, is also Chairman of the Board of Directors, President and the Chief Executive Officer of TDA as well as a principal stockholder of TDA. Frederick M. Friedman, the Executive Vice President, Treasurer, Secretary and a Director of the Company is also the Executive Vice President, Chief Financial

Officer, Treasurer and a Director of TDA as well as a principal stockholder of TDA. John E. Smircina is a Director Nominee of the Company and a director of TDA. Accordingly, Messrs. Fields, Friedman and Smircina will control approximately 60% of the issued and outstanding shares of Common Stock of the Company after the closing of the Public Offering and consummation of the Acquisitions. As a result, the foregoing officers and directors, if they were to act in concert, would be in a position to control the composition of the Board of Directors of the Company, and, therefore the business, policies and affairs of the Company and the outcome of issues which may be subject to a vote of the Company's stockholders. See "Principal Stockholders," "Management" and "Certain Transactions."

    POTENTIAL CONFLICTS OF INTEREST. Certain executive officers and directors of the Company are also officers, directors and/or principal stockholders of TDA and its affiliates and, consequently, may be able, through TDA and its affiliates, to direct the election of the Company's directors, effect significant corporate events and generally direct the affairs of the Company. Eagle has been dependent on TDA for certain administrative services, and TDA also furnishes certain services to JEH Eagle. Following completion of the Public Offering and the consummation of the Acquisitions, TDA will provide the Company with certain administrative services. Furthermore, a subsidiary of TDA and James
E. Helzer, the President of the Company, Eagle and JEH Eagle, lease approximately one-half of Eagle's and JEH Eagle's facilities to them, respectively. Conflicts of interest may arise in the future with respect to such leases and possible renewal terms and conditions. The Company does not intend to enter into any material transaction with TDA or its affiliates in the future unless such transaction is fair and reasonable to the Company and is approved by a majority of the independent members of the Board of Directors of the Company. Notwithstanding the foregoing, there can be no assurance that future transactions, if any, will not result in conflicts of interest which will be resolved in a manner favorable to the Company. See "--Control by Management and TDA," "Management," "Principal Stockholders" and "Certain Transactions."

    DEPENDENCE UPON KEY PERSONNEL; CONFLICTS OF INTEREST.

    The success of the Company and either of the Combined Entities may depend upon the continued contributions of their officers. The business of the Company could be adversely affected by the loss of the services of Douglas P. Fields, the Chief Executive Officer and Chairman of the Boards of Directors of the Company and each of the Combined Entities, Frederick M. Friedman, the Executive Vice President, Secretary and Treasurer of the Company and each of the Combined Entities or James E. Helzer, the President of the Company and each of the Combined Entities. Although JEH Eagle has "key person" life insurance on the life of James E. Helzer in the amount of $2,000,000 naming JEH Eagle as beneficiary, and the Company has "key person" life insurance in the amount of $1,000,000 on each of the lives of Messrs. Fields and Friedman, there can be no assurance that the foregoing amounts will be adequate to compensate JEH Eagle and/or the Company, in the event of the loss of any of their lives. Additionally, the employment agreements already entered into and to be entered into with Messrs. Fields and Friedman do not and will not require either of them to devote a specified amount of time to the Company's or the Combined Entities' affairs. Each of Messrs. Fields, Friedman and Helzer have significant business interests outside of the Company, including but not limited to TDA and its subsidiaries, as to Messrs. Fields and Friedman. Accordingly, Messrs. Fields, Friedman and Helzer may have conflicts of interest in allocating time among various business activities. There can be no assurance that any such conflicts will be resolved in a manner favorable to the Company. See "Management."

    NO ASSURANCE OF CONTINUATION OF CREDIT FACILITIES. Both Eagle and JEH Eagle have substantial credit facilities that are needed to finance their operations. Both credit facilities are guaranteed by TDA, and the institutions providing the credit facilities will be required to consent to the completion of the Public Offering and consummation of the Acquisitions. Assuming the required consents from the lending institutions are obtained and the Public Offering and the Acquisitions are completed and consummated, TDA has advised the Company that after January 1, 2002 it may seek releases from its current guarantees from the lending institutions for Eagle's and JEH Eagle's credit facilities. If either of the lending institutions agree to such a release, restrictive terms and conditions may be imposed upon the credit facilities including, but not limited to, a reduction in the maximum amount of funds available under a credit facility, additional and/or higher interest rates and charges and more restrictive financial terms and conditions. Any of the foregoing could have a material adverse effect upon the Company, Eagle and/or JEH Eagle. Alternatively, if after January 1, 2002 the lending institutions refuse to release TDA from its guarantees, TDA has advised the Company that it may seek compensation from the Company for continuing its guarantees to the lending institutions. Although no such compensation has been agreed upon, such compensation, if paid, could be materially adverse to the Company, Eagle and/or JEH Eagle and could be a material benefit to TDA and certain officers and directors of the Company, who are also officers, directors and stockholders of TDA. See "--Control by Management and TDA," "--Potential Conflicts of Interest," "--Transactions With and For the Benefit of Affiliates," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The Acquisitions," "Management," "Principal Stockholders" and "Certain Transactions."

    TRANSACTIONS WITH AND FOR THE BENEFIT OF AFFILIATES.

    Messrs. Fields and Friedman, the Company's Chief Executive Officer and Chairman of its Board of Directors; and Executive Vice President, Treasurer, Chief Financial Officer and a Director of the Company, respectively, are also executive officers, directors and principal stockholders of TDA and have and will or may be deemed to benefit, directly or indirectly, from the Company's and each of the Combined Entities' transactions with TDA. James E. Helzer, the Company's President and the nominee Vice Chairman of the Company's Board of Directors, previously owned JEH Co. and has and will or may be deemed to benefit, directly from his and JEH Eagle's transactions with the Company. See "Management," "Certain Transactions" and "Principal Stockholders."

    Eagle and JEH Eagle have revolving credit facilities, in the amounts of $7,500,000 and $20,000,000, respectively, guaranteed by TDA. To the extent these credit facilities are reduced or repaid, TDA will derive an indirect benefit. During Eagle's June 30, 1995 fiscal year, Eagle used its borrowings under this revolving credit facility to repay approximately $2,326,000 of its indebtedness to TDA and to advance approximately $3,309,000 to TDA. As part of the Acquisitions, Eagle and JEH Eagle combined will have a book value of not less than $1,000,000 after Eagle cancels, in the form of a non-cash dividend, all indebtedness of TDA to Eagle, approximately $2,839,000 at February 28, 1998. To the extent TDA's indebtedness to Eagle is so cancelled, TDA will directly, and Messrs. Fields and Friedman will indirectly, derive a benefit. During Eagle's fiscal years ended June 30, 1996 and 1997 and the eight-month period ended February 28, 1998, Eagle made dividend payments to TDA of $1,097,000, $1,250,000 and $750,000, respectively. After February 28, 1998, Eagle intends to continue to make dividend payments to TDA until the completion of the Public Offering and consummation of the Acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management" and "Certain Transactions."

    TDA, through a wholly-owned subsidiary, has rented to Eagle the premises for several of Eagle's distribution facilities and Eagle's executive offices. Upon completion of the Public Offering and the consummation of the Acquisitions, Eagle and TDA intend to enter into lease agreements which will provide rental arrangements for such facilities which the Company believes to be fair and reasonable to Eagle. Similarly, Mr. Helzer has rented to JEH Eagle the premises for several of JEH Eagle's distribution facilities pursuant to five year leases at an approximate annual cost of $486,000 to JEH Eagle which the Company believes to be fair and reasonable to JEH Eagle. See "The Acquisitions," "Business," "Certain Transactions" and Financial Statements and the notes thereto.

    Eagle is responsible to make payments due on the mortgage underlying its Birmingham, Alabama, distribution center. That property is owned by a wholly-owned subsidiary of TDA. Such mortgage requires a "balloon" payment in April 1999. TDA's wholly-owned subsidiary which owns this property intends to obtain replacement financing when the "balloon" payment is due. There can be no assurance that such financing will be available on acceptable terms. Eagle also remains responsible for lease payments to a TDA subsidiary under a lease for Eagle's former distribution center in Fort Lauderdale, Florida, including a "balloon" payment due on May 1, 1999, the lease expiration date, relating to industrial revenue bonds used to acquire and develop the Fort Lauderdale, Florida, realty. Eagle presently subleases this property to an unrelated third party. In the event the unrelated third party subleasee fails to perform its obligations under the sublease, Eagle is required to make rental payments to the TDA subsidiary, and, in any event, will be required to make the "balloon" payment. However, through February 28, 1998, Eagle had been making pro-rata payments upon the "balloon" payment to the TDA subsidiary owning the Fort Lauderdale, Florida, realty, and these payments, together with anticipated sublessee rental payments, are currently projected to fully fund the "balloon" payment. Upon completion of the Public Offering and as part of the Acquisitions, TDA or its relevant subsidiaries will agree to indemnify Eagle for any payments that Eagle is required to make which are in excess of its obligations under its leases for the foregoing properties. In the event of the failure of Eagle, TDA and/or TDA's subsidiary to perform Eagle's obligations under said mortgage and lease, Eagle could be subject to substantial judgments that would have a material adverse effect on Eagle and its financial condition.

    The mortgage underlying Eagle's Birmingham, Alabama, distribution center requires monthly payments of approximately $4,700 through April 1999 and a "balloon" payment of approximately $440,000 on that date. The lease for Eagle's former Fort Lauderdale, Florida, distribution center requires variable monthly payments and a "balloon" payment of approximately $580,000 on May 1, 1999. See "Certain Transactions."

    Upon completion of the Public Offering and consummation of the Acquisitions, TDA will provide office space and administrative services to the Company at TDA's offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA, and Messrs. Fields' and Friedman's employment agreements with the Company and Eagle will become effective. Messrs. Fields and Friedman have already entered into employment agreements with JEH Eagle which will remain effective. TDA also provides certain services to JEH Eagle pursuant to a five-year agreement requiring monthly payments to TDA of $3,000 through December 1999 increasing to $15,000 per month in January 2000. The payments required to be made to Messrs. Fields and Friedman and to TDA pursuant to their respective agreements with JEH Eagle will commence upon completion of the Public Offering and consummation of the Acquisitions. See "Business," "Management," "Certain Transactions" and Financial Statements and the notes thereto.

    SUBSTANTIAL POTENTIAL FUTURE FINANCIAL BENEFITS TO PRIOR OWNER OF
     ACQUISITION CANDIDATE NOW AFFILIATED WITH THE COMPANY.

    In July 1997, JEH Eagle acquired substantially all of the assets and the business of JEH Co., a Texas corporation, wholly owned by James E. Helzer, now the President of the Company, Eagle and JEH Eagle. At that time, a tentative purchase price of $14,850,000 was established and was subject to final adjustments. Of the tentative purchase price, $13,850,000 was paid to JEH Co., and JEH Co. was issued a note in the principal sum of $1,000,000 bearing interest at the rate of 6% per annum and due July 1, 2002, with the final adjusted purchase price to be established. Subsequent to the closing of the acquisition by JEH Eagle, the purchase price was adjusted to the amount of $14,473,032 by decreasing the principal amount of the note to $873,032 and establishing a receivable due on demand from JEH Co. in the amount of $250,000. Certain, potentially substantial, contingent payments, as additional future consideration to JEH Co., or its designee, are to be paid by JEH Eagle. JEH Co. is to receive a percentage of the EBITDA or the modified EBITDA (as defined) of the business acquired (the "JEH EBITDA") on a per year non-cumulative basis for each of JEH Eagle's fiscal years ending on June 30 of 1998 through 2002 (the "Applicable Period"). If the JEH EBITDA reaches $3,000,000, $4,000,000 and $5,000,000 in the foregoing fiscal years, JEH Co. or its designee is to receive 35%, 40% and 50%, respectively, of that fiscal year's JEH EBITDA. If the JEH EBITDA (plus $50,000 of Mr. Helzer's compensation under his employment agreement) (x) for any fiscal year in the Applicable Period is not less than $4,400,000, JEH Eagle is to pay JEH Co. or its designee $1,000,000, provided that the aggregate amounts of such payments is not to exceed $2,000,000; and (y) in the aggregate during the Applicable Period is not less than $20,000,000, JEH Eagle is to pay JEH Co. or its designee the sum of $1,350,000 plus the amount of the difference, if any, between $2,000,000 and the amount to be paid under (x). Additionally, with respect to certain Total Accounts Receivable Reserves, as defined (the "JEH Reserves") which were established at the date of acquisition, if JEH Eagle reduces the amount of the JEH Reserves in any fiscal year during the Applicable Period, JEH Co. or its designee is to be paid 100% of the reduction until the JEH Reserves are not less than $2,500,000 and 50% of the reduction in the JEH Reserves below $2,300,000 down to $600,000. Both of the immediately foregoing percentage payments to JEH Co. or its designee are subject to adjustment in certain events. Additionally, if this Public Offering is completed prior to June 30, 2002 and in the event certain JEH EBITDA levels are reached for JEH Eagle during the period from July 1, 1997 through the date of consummation of this Public Offering, JEH Co. or its designee will be entitled to receive $1,000,000 or $1,350,000 (either in cash or in shares of the Company's Common Stock valued at its public offering price) depending upon the JEH EBITDA level. The Company will issue 300,000 shares of its Common Stock to James E. Helzer in fulfillment of the obligation set forth above, even if the JEH EBITDA does not reach the required levels. The foregoing may result in substantial financial benefits to James E. Helzer, and may materially and adversely effect the financial condition and income of JEH Eagle and the Company. See "The Acquisitions" and "Certain Transactions."

    DILUTION. As a result of the sale of the Securities offered in the Public Offering and the consummation of the Acquisitions, there will be immediate and substantial dilution to public investors in that the pro forma net tangible book value per share of the Company's Common Stock after the Public Offering and consummation of the Acquisitions will be approximately $1.63 per share, or approximately $3.37 (67%) less than the $5.00 Public Offering price per share. All of the Company's present stockholders purchased their shares at a price substantially less than the Public Offering price per share. See "Dilution."

    PRIOR ABSENCE OF WRITTEN LEASES WITH AFFILIATES; WRITTEN LEASES TO BE
     ENTERED INTO.

    Several of Eagle's distribution centers are leased from a subsidiary of TDA on a month to month basis without formal written lease agreements. Upon completion of the Public Offering and consummation of the Acquisitions, the subsidiary of TDA and Eagle intend to enter into written leases for such distribution centers. Although the written leases are expected to be on substantially equivalent economic terms as Eagle's prior oral agreements, the written leases will be for ten-year terms. As a result, Eagle will then be committed to pay rent for such distribution centers for a minimum of ten (10) years. See "Business."

    PENNY STOCK REGULATIONS; ADDITIONAL REQUIREMENTS ON BROKER-DEALER SALES OF
     SECURITIES.

    The Company applied for the listing of its securities on the NASDAQ's National Market System ("NMS") and was denied listing as its securities did not meet certain criteria and for other reasons as discussed herein. Thereafter, The Company applied for listing of its securities on NASDAQ's Small Capital Market ("Small Cap"). The Company's application for inclusion in the NASDAQ Small Cap system was denied. While The Company met the financial and other objective criteria for inclusion on the NASDAQ Small Cap system, the Company's application for listing was denied based upon concerns relating to securities law violations that occurred more than 25 years ago by two of the Company's executive officers and directors who are also the controlling shareholders of TDA. The Company appealed that decision to the Commission which has recently remanded the matter to NASDAQ for a more definite and complete statement of its reasoning. No assurance can be given that the Company's securities will ever be approved for inclusion on the NASDAQ Small Cap system. Unless the Company's securities qualify for and are approved for inclusion in the NASDAQ Small Cap system and are so listed, the Company's securities are anticipated to be traded in the over-the-counter markets through the "pink sheets" or on the NASD's OTC Bulletin Board. During periods when the Company's securities do not qualify for inclusion on the NASDAQ Small Cap system, the Company's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by such rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the transaction. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in a customer's account and information on the limited market in penny stocks. Certain broker-dealers are precluded from acting as market makers for non-NASDAQ securities and such securities may be ineligible for margin loans. Consequently, the penny stock rules may affect the ability of broker-dealers to sell the Company's securities and may also affect the ability of stockholders to sell the Securities in any secondary market, should such a market develop.

    NO ASSURANCE OF PUBLIC MARKET; DETERMINATION OF OFFERING PRICE.

    Prior to the offering, there has been no market for any of the Company's securities. The initial public offering price of the Securities and the exercise price and other terms of the Warrants have been arbitrarily determined by negotiations between the Company and the Underwriter and such prices and terms are not necessarily related to the Company's asset value, net worth or other established criteria of value. In addition, there can be no assurance that a trading market will develop after the Public Offering for any of the Company's Securities or that, if developed, it will be sustained. See "Underwriting."

    SHARES ELIGIBLE FOR FUTURE SALE. In general, under Rule 144, a person which has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person which is not an affiliate of an issuer and which has satisfied a two-year holding period. The holders of approximately 4,400,000 and 300,000 shares of the Company's Common Stock, after giving effect to the Acquisitions, have agreed not to sell, transfer, hypothecate or otherwise dispose of the shares of the Company's Common Stock owned by them on the date hereof for a period of two years and fifteen months, respectively, from the date of this Prospectus without the prior written consent of the Underwriter.

    After giving effect to the Acquisitions, the Company will have 4,700,000 shares of Common Stock outstanding that are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company also has outstanding Warrants to purchase 300,000 shares of Common Stock which shares of Common Stock underlying the Warrants are being registered under the Registration Statement of which this Prospectus forms a part for sale by the Selling Securityholders. Investors should be aware that sales of the Company's securities may have a depressive effect on the price of the Company's securities in any market which may develop for such securities. See "--Effect of Options, Warrants and Registration Rights," "Shares Eligible for Future Sale" and "Selling Securityholders."

    EFFECT OF OPTIONS, WARRANTS AND REGISTRATION RIGHTS.

    For the respective terms of the Underwriter's Warrant and Stock Warrants and Warrants sold as part of the Public Offering and issued by the Company in the Private Placement and any options granted and that may be granted by the Company under the Company's stock option plan, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during the exercise periods of said warrants and options may be adversely effected by the existence of such warrants, options and plan. The holders of options or warrants to purchase Common

Stock may exercise such options or warrants at a time when the Company might be able to obtain additional capital through offerings of securities on terms more favorable than those provided by such options or warrants. In addition, the holders of the Underwriter's Warrant and Stock Warrants have demand and "piggyback" registration rights with respect to their securities. Exercise of such registration rights may involve substantial expense to the Company. See "Management," "The Acquisitions," "Certain Transactions," "Description of Securities," "Underwriting" and "Selling Securityholders."

    NO CASH DIVIDENDS. The Company has not paid any dividends to date. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future but instead intends to retain all earnings, if any, for use in the business operations of the Company and the Combined Entities. See "Description of Securities."

    ISSUANCE OF PREFERRED STOCK; ANTI-TAKEOVER PROVISIONS.

    The Company's Certificate of Incorporation permits its directors to designate the terms of and issue shares of preferred stock. The issuance of shares of preferred stock by the Board of Directors could adversely effect the rights of holders of Common Stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. Although the Company has no present intention to issue shares of preferred stock, the issuance thereof might render it more difficult, and therefore discourage, an unsolicited takeover proposal such as a tender offer, proxy contest or the removal of incumbent management, even if such actions would be in the best interest of the Company's stockholders. The Company has agreed not to issue any shares of Preferred Stock until the third anniversary date of this Prospectus without the Underwriter's written consent. See "Description of Securities."

    DIRECTORS' LIABILITY LIMITED.

    The Company's Certificate of Incorporation provides that its directors will not be held liable to the Company or its stockholders for monetary damages upon breach of a director's fiduciary duty with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. See "Management."

    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS.

    The Warrants are not redeemable prior to the first anniversary date of this Prospectus without the written consent of the underwriter. The Warrants may be redeemed by the Company at a redemption price of $.25 per Warrant upon 30 days prior written notice if the market price (as herein defined) of the Common Stock averages at least $10.00 per share for 30 consecutive trading days ending within 10 days of the notice. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the current market price for the Warrants when they might otherwise wish to hold the Warrants, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities."

    CURRENT PROSPECTUS AND BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS.

    Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the states in which the warrantholders reside. Although the Company intends to maintain such a current prospectus and to seek to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Common Stock and Warrants are to be offered, there is no assurance that it will be able to do so. The Warrants may be deprived of any value if the current prospectus encompassing the shares underlying the Warrants is not kept effective or if such underlying shares are not or cannot be registered in the states in which warrantholders reside. See "Description of Securities."

                                    DILUTION

    The initial offering price per share of Common Stock is substantially higher than the average price per share paid by the Company's existing stockholders. Based on an initial public offering price of $5.00 per share, purchasers of the Common Stock in the Public Offering will experience an immediate and substantial dilution in net tangible book value of approximately 67% or $3.37 per share. For the purposes of this discussion, it is assumed that no Warrants will be exercised, and, accordingly, no value is attributed to the Warrants.

    The following table presents certain information concerning the net tangible book value per share of the Company's Common Stock as of February 28, 1998, as adjusted to give effect to the sale of 2,000,000 shares of Common Stock by the Company in the Public Offering (at an initial public offering price of $5.00 per share and after deducting the estimated underwriting discounts and estimated offering expenses payable by the Company) and the consummation of the
Acquisitions:

Initial Public Offering price..........................................             $    5.00  $    5.00
Net tangible book value per share before the Public Offering and the
  Acquisitions(1)......................................................  $    (.01)
Increase per share attributable to new investors.......................       1.99
                                                                         ---------  ---------  ---------
Pro forma net tangible book value per share after the Public Offering
  and before the Acquisitions..........................................                  1.98       1.98
Dilution per share to new investors before the Acquisitions............             $    3.02
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------
Decrease per share attributable to the Acquisitions....................                             (.35)
                                                                         ---------  ---------  ---------
Pro forma net tangible book value per share after the Public Offering
  and the Acquisitions.................................................                             1.63
                                                                         ---------  ---------  ---------
Total dilution per share to new investors(2)...........................                        $    3.37
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

------------------------

(1) Net tangible book value per share is determined by dividing the Company's net tangible book value (total assets less intangible assets and total liabilities) at February 28, 1998 by the number of shares of Common Stock then outstanding.

(2) Dilution per share is determined by subtracting pro forma net tangible book value per share after the Public Offering and the Acquisitions from the initial public offering price per share. The foregoing table also assumes no exercise of the Underwriter's Warrant, the Warrants issued in the Private Placement or options to purchase 700,000 shares of Common Stock to be granted upon the closing of the Public Offering pursuant to the Company's 1996 Stock Option Plan.

    In the event the Underwriter exercises its Overallotment Option in full, the pro forma net tangible book value per share after the Public Offering and the Acquisitions would be $1.75 which would result in dilution to new investors of $3.25 per share.

    The following table sets forth, on a pro forma basis as of the date of this Prospectus, the respective positions of the Company's existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by the existing stockholders and by the new investors with respect to the 2,000,000 shares of Common Stock to be issued by the Company at an initial public offering price of $5.00 per share.

                                                            SHARES PURCHASED         TOTAL CONSIDERATION
                                                         -----------------------  --------------------------
                                                               APPROXIMATE               APPROXIMATE            AVERAGE
                                                         -----------------------  --------------------------     PRICE
                                                           NUMBER      PERCENT       AMOUNT        PERCENT     PER SHARE
                                                         ----------  -----------  -------------  -----------  -----------
Existing stockholders(1)...............................   4,700,000          70%  $   1,300,210          12%   $     .28
New investors..........................................   2,000,000          30%     10,000,000          88%   $    5.00
                                                         ----------         ---   -------------         ---        -----
Total..................................................   6,700,000         100%  $  11,300,210         100%
                                                         ----------         ---   -------------         ---        -----
                                                         ----------         ---   -------------         ---        -----

------------------------

(1) Includes 2,000,000 and 300,000 shares of Common Stock to be issued to TDA and James E. Helzer, respectively, in connection with the Acquisitions.

    The foregoing table assumes no exercise of any Warrants or options to purchase 700,000 shares of Common Stock to be granted upon the closing of the Public Offering pursuant to the Company's 1996 Stock Option Plan.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of 2,000,000 shares of Common Stock and 2,500,000 Warrants offered hereby are estimated to be approximately $8,436,250 ($9,782,031 if the Underwriter's Overallotment Option is exercised in full) after deducting underwriting commissions and discounts and other expenses of the Public Offering. The Company expects to use the net proceeds over the next twelve to twenty-four months approximately as follows:

                                                                                      APPROXIMATE
                                                                                     DOLLAR AMOUNT     APPROXIMATE
                                                                                         OF NET       PERCENTAGE OF
APPLICATION OF NET PROCEEDS                                                             PROCEEDS      NET PROCEEDS
-----------------------------------------------------------------------------------  --------------  ---------------
Finance the cash portion of potential acquisitions(1)..............................   $  2,500,000           29.6%
Additional Eagle and JEH Eagle distribution centers(2).............................   $  2,176,000           25.8%
Reduce Eagle's and JEH Eagle's credit facility balances(3).........................   $  2,000,000           23.7%
Capital Expenditures(4)............................................................   $    700,000            8.3%
Repayment of Private Financing(5)..................................................   $    325,000            3.9%
Working Capital....................................................................   $    720,875            8.6%
                                                                                     --------------         -----
    Totals.........................................................................   $  8,436,250          100.0%

------------------------

(1) Represents the approximate amount that may be used to fund the potential acquisition of businesses in accordance with the Company's current strategy which is subject to change from time to time.

(2) Represents the approximate amount that may be used to expand Eagle's and JEH Eagle's operations which is subject to change from time to time. The Company estimates that the foregoing allocation will be sufficient to enable Eagle and JEH Eagle to establish approximately six new distribution centers and will be used principally to carry accounts receivable and purchase inventory. The foregoing allocation excludes the purchase of trucks, forklifts and similar equipment identified in note (4).

(3) To be used to reduce Eagle's and JEH Eagle's outstanding balance of borrowings under their credit facilities. At February 28, 1998, Eagle had borrowed approximately $5,831,000 under its credit facility. During Eagle's June 30, 1995 fiscal year, Eagle used its borrowing under its credit facility to repay approximately $2,326,000 of its indebtedness to TDA and to advance approximately $3,309,000 to TDA. The remainder of the outstanding balance of the credit facility was used to fund continuing operations. At February 28, 1998, JEH Eagle had borrowed approximately $14,209,000 under its credit facility of which approximately $12,500,000 was used to pay a part of the purchase price of JEH Co.'s business and the balance was used for JEH Eagle's working capital.

(4) To be used for leasehold improvements for existing distribution centers and to purchase, if necessary, trucks, forklifts and similar equipment to support additional distribution centers for Eagle and JEH Eagle.

(5) To be used to repay $300,000 in principal and interest on borrowings made by the Company in February 1998 pursuant to promissory notes issued to TDA ($150,000) and two other stockholders of the Company. Said notes bear interest at the rate of 15% per year through June 30, 1998 which decreases to 6% per year after that date. The notes mature on the earlier of thirty months after issuance or the closing of this Public Offering. The proceeds from the issuance of the foregoing notes have and are being used to pay certain expenses relating to the Public Offering, legal fees and expenses in connection with seeking the listing of the Company's securities on NASDAQ and the Acquisitions.

    The Company currently estimates that the net proceeds of the Public Offering will be sufficient to fund its planned operations, including the cash portion of potential acquisitions, if any, and expansion efforts for approximately twelve to twenty-four months from the date of this Prospectus. The net proceeds may be sufficient for a greater or lesser period of time depending on the extent of the Company's expansion efforts and on the number of acquisitions, if any, that the Company consummates during the next twelve to twenty-four months and the portion of the purchase price of such acquisitions paid in cash. In addition, the Company may require additional financing prior to or following such period if Eagle or JEH Eagle suffer losses or if the Company effects the acquisition of a business that subsequently suffers losses. The Company has no commitments or arrangements for any such additional financing and there can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. If required, the Company may seek to finance the purchase price of acquisitions by purchase money indebtedness, asset-based financing and/or issuances of its own securities; and to open additional Eagle and JEH Eagle distribution centers by obtaining short-term vendor inventory financing (inventory purchased on extended payment terms), asset-based financing and/or equipment leasing/ financing. As each potential acquisition will be individually negotiated, the Company is unable to estimate the cash or other portions of a potential acquisition's purchase price. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected.

    The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Public Offering. Future events, as well as changes in economic, regulatory or competitive conditions or the Company's business or Eagle's or JEH Eagle's business and the results of the Company's, Eagle's or JEH Eagle's activities may make shifts in the allocation of funds within the described categories or to other purposes necessary or desirable. In the event the Company is unable to fund the cash portion of potential acquisitions with the net proceeds allocated above, Eagle or JEH Eagle suffer losses or the Company completes an acquisition that subsequently suffers losses, the Company may draw upon the net proceeds of the Public Offering allocated to expand the number of Eagle's and JEH Eagle's distribution centers, purchase equipment to support that expansion and/or working capital. The Company estimates that the net proceeds of the Public Offering allocated to expand the number of Eagle's and JEH Eagle's distribution centers and to support that expansion will be sufficient to establish approximately six new distribution centers at an average cost of approximately $415,000 for each new distribution center. In the event the per distribution center costs are greater than estimated, Eagle and JEH Eagle may establish less than six new distribution centers, the Company may seek vendor financing of inventory, asset-based financing and/or equipment leasing/financing, or draw upon the net proceeds of the Public Offering allocated to working capital. In the event the per distribution center costs are less than estimated, a portion of the net proceeds of the Public Offering allocated for such purposes will be reallocated to finance acquisitions or for working capital. In order to conduct its proposed expansion, the Company intends to use a significant portion of the net proceeds of the Public Offering for the acquisition of businesses or assets that are consistent with the Company's current strategy, which is subject to change from time to time. With the exception of the Acquisitions, the Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions nor has it identified or negotiated with any potential acquisition candidates, and there can be no assurance that any acquisitions will be consummated. Except for the Acquisitions, the Company has no present intention to use the net proceeds of the Public Offering to acquire assets from any of its affiliates.

    Prior to expenditure, proceeds will be invested principally in high grade, short-term, interest-bearing investments. Any proceeds received upon exercise of the Overallotment Option or any of the Warrants will be used to finance potential acquisitions or for working capital. There can be no assurance that the Overallotment Option or any of the Warrants will be exercised.

                                 CAPITALIZATION

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

The following table sets forth the capitalization of the Company as of February 28, 1998 (i) on an actual basis, (ii) as adjusted to give effect to the Public Offering of 2,000,000 shares of Common Stock and 2,500,000 Warrants at initial public offering prices of $5.00 per share and $.125 per Warrant and the application of the net proceeds therefrom and (iii) on a pro forma basis, assuming the consummation of the Acquisitions as of such date. The Acquisitions will be treated as a combination of entities under common control similar to the pooling-of-interests method of accounting. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Certain Transactions" and the Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                                              FEBRUARY 28, 1998
                                                                                     -----------------------------------
                                                                                      ACTUAL    AS ADJUSTED   PRO FORMA
                                                                                         $           $       AS ADJUSTED
                                                                                     ---------  -----------  -----------
Long-Term Debt.....................................................................     --          --        $  19,007
Stockholders' Equity:
  Preferred Stock, $.0001 par value; 2,500,000 shares authorized; no shares issued
    and outstanding................................................................  $  --       $  --        $  --
Common Stock, $.0001 par value; 25,000,000 shares authorized; 2,400,000 shares issued and outstanding (actual); 4,400,000 shares issued and outstanding (as
  adjusted)(1); 6,700,000 shares issued and outstanding (pro forma)(2)(3)..........       --(4)       --(4)        --(4)
                                                                                     ---------  -----------  -----------
Additional Paid-in Capital.........................................................        294       8,730       12,640
Retained Earnings (Deficit)........................................................       (319)       (319)      (1,728)
                                                                                     ---------  -----------  -----------
Total Stockholders' Equity (Deficit)...............................................        (25)      8,411       10,912
                                                                                     ---------  -----------  -----------
Total Capitalization...............................................................  $     (25)  $   8,411    $  29,919
                                                                                     ---------  -----------  -----------
                                                                                     ---------  -----------  -----------

------------------------

See footnotes on following page.

(1) Includes 2,000,000 shares of Common Stock to be issued in the Public
    Offering.

(2) Includes, in the pro forma column, 2,000,000 and 300,000 shares of Common Stock to be issued to TDA and James E. Helzer, respectively, simultaneously with the closing of the Public Offering in connection with the Acquisitions. See "Certain Transactions."

(3) Does not include (i) 300,000 shares of Common Stock and 375,000 Warrants and 375,000 shares of Common Stock underlying such Warrants subject to the Underwriter's Overallotment Option; (ii) 2,500,000 shares of Common Stock issuable upon the exercise of the Warrants; (iii) 300,000 shares of Common Stock issuable upon the exercise of the Company's outstanding Warrants; (iv) 450,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants and Stock Warrants; and (v) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plan of which 700,000 shares of Common Stock are reserved for options to be granted upon completion of the Public Offering. See "Management," "Underwriting," "Description of Securities" and "Selling Securityholders."

(4) Amounts are less than $1,000.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The accompanying unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of certain adjustments to the historical financial statements of the Company, Eagle and JEH Eagle that would result from the completion of the Public Offering and the Acquisitions and are presented as if these transactions had occurred on the first day of the earliest period presented in the Unaudited Pro Forma Condensed Consolidated Statements of Operations and the last day of the eighth month of the current fiscal year for the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

    The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto and also in conjunction with the respective audited and unaudited historical financial statements and notes thereto of the Company, Eagle and JEH Eagle appearing elsewhere herein.

    The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent the actual results and financial position of the consolidated entities had the Public Offering and the Acquisitions occurred on the dates described above, nor are they necessarily indicative of the future operating results or financial position of the consolidated entities after the Public Offering and the Acquisitions.

    The Acquisitions will be accounted for as the combining of three entities under common control similar to the pooling-of-interests method of accounting with the net assets of Eagle and JEH Eagle recorded at historical carryover values. The 2,000,000 shares of Common Stock to be issued to TDA will be recorded at Eagle's and JEH Eagle's historical book values at the date of the Acquisitions. Accordingly, these transactions will not result in any re-evaluation of the Company's, Eagle's or JEH Eagle's assets or the creation of additional goodwill. The 300,000 shares of the Company's Common Stock to be issued to James E. Helzer will be accounted for as additional purchase price in connection with the Acquisition by JEH Eagle of JEH Co. and such shares will be valued at the public offering price of $5.00 per share.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                               FEBRUARY 28, 1998

                                                        (HISTORICAL)
                                          ----------------------------------------
                                                     EAGLE
                                            THE     SUPPLY,  JEH/EAGLE,                   PRO FORMA
                                          COMPANY    INC.       INC.      COMBINED       ADJUSTMENTS   PRO FORMA
                                          -------   -------  ----------   --------       -----------   ----------
                                                     ASSETS
CURRENT ASSETS:
  Cash..................................   $ 223    $    18   $    21     $   262          $ 6,111(1)    $ 6,373
  Accounts and notes receivable--net....              7,718    10,224      17,942                         17,942
  Inventories...........................              4,998     8,488      13,486                         13,486
  Deferred tax asset....................                213       134         347                            347
  Due from related party................                          250         250                            250
  Other current assets..................     171        471       123         765                            765
                                          -------   -------  ----------   --------       -----------   ----------
      Total current assets..............     394     13,418    19,239      33,052            6,111        39,163

IMPROVEMENTS AND EQUIPMENT--Net.........              1,039     2,157       3,196                          3,196
EXCESS COST OF INVESTMENT OVER NET ASSET
  ACQUIRED--Net.........................                        2,757       2,757            1,500(4)      4,257
DEFERRED FINANCING COSTS................                          252         252                            252
                                          -------   -------  ----------   --------       -----------   ----------
TOTAL ASSETS............................   $ 394    $14,457   $24,405     $39,257          $ 7,611       $46,868
                                          -------   -------  ----------   --------       -----------   ----------
                                          -------   -------  ----------   --------       -----------   ----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts Payable......................            $ 8,567   $ 5,793     $14,360                        $14,360
  Accrued expenses and other current
    liabilities.........................   $ 119        553     1,500       2,172              (25)(1)     2,147
  Current portion of long-term debt.....                        1,012       1,012                          1,012
  Notes Payable--stockholders...........     300                              300             (300)(1)         0
  Loan Payable--affiliated company......                400                   400                            400
  Federal and state income taxes due to
    Parent..............................                  4       156         160                            160
                                          -------   -------  ----------   --------       -----------   ----------
      Total current liabilities.........     419      9,524     8,461      18,404             (325)       18,079

LONG TERM DEBT..........................              5,831    14,164      19,995           (2,000)(1)    17,995
DUE TO TDA INDUSTRIES, INC AND
  AFFILIATED COMPANIES..................    --        --          115         115                            115
DEFERRED TAX LIABILITIES................                 58        19          77                             77
                                          -------   -------  ----------   --------       -----------   ----------
Total liabilities.......................     419     15,413    22,759      38,591           (2,325)       36,266

SHAREHOLDERS' EQUITY
  Preferred shares......................                                                                       0
  Common shares.........................                 60                    60              (60)(1)         0
  Additional paid-in capital............     294      1,000     1,350       2,644            8,436 (1)(3    12,640
                                                                                                60(1)
                                                                                             1,500(4)
  Retained earnings.....................    (319)       825       295         801           (2,529)(2)    (1,728)
                                          -------   -------  ----------   --------       -----------   ----------
                                             (25)     1,885     1,645       3,505            7,407        10,912
  Less: Due From TDA Industries, Inc.
        and Affiliated Companies........    --       (2,839)    --         (2,839)           2,529(2)       (310)
                                          -------   -------  ----------   --------       -----------   ----------
  Total shareholders' equity
    (deficiency)........................     394       (454)    1,645         666            9,936        10,603
                                          -------   -------  ----------   --------       -----------   ----------
TOTAL LIABILITIES AND SHAREHOLDER'S
  EQUITY................................   $ 394    $14,459   $24,404     $39,257          $ 7,611       $46,868
                                          -------   -------  ----------   --------       -----------   ----------
                                          -------   -------  ----------   --------       -----------   ----------

     See notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) Reflects the Public Offering of 2,000,000 shares of Common Stock at an offering price of $5.00 per share and 2,500,000 Warrants at an offering price of $.125 per Warrant including the application of cash toward the aggregate offering expenses of approximately $1,876,000 and the planned reduction of debt of $2,000,000. See "Underwriting" and "Use of Proceeds."

(2) Reflects the consummation of the Acquisitions. Upon the closing of the Public Offering, Eagle and JEH Eagle combined will have no less than $1,000,000 in book value. See "Risk Factors," "The Acquisitions" and "Certain Transactions."

(3) Amounts are less than $1,000. Certain column totals contain small differences due to rounding.

(4) Reflects the issuance of 300,000 shares of Common Stock to be issued to James E. Helzer. Such shares will be accounted for as additional purchase price in connection with the acquisition by JEH Eagle of JEH Co. and has been valued at the public offering price of $5.00 per share.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                    EIGHT MONTHS ENDED FEBRUARY 28, 1998
                                               ------------------------------------------------------------------------------
                                                                 EAGLE      JEH/EAGLE
                                                    THE         SUPPLY,      SUPPLY,                  PRO FORMA
                                                COMPANY(9)       INC.         INC.       COMBINED    ADJUSTMENTS   PRO FORMA
                                               -------------  -----------  -----------  -----------  -----------  -----------

                                                                   (HISTORICAL)
REVENUES.....................................    $  --         $  36,126    $  44,787    $  80,913                 $  80,913
COST OF SALES................................       --            28,517       34,675       63,192                    63,192
                                                     -----    -----------  -----------  -----------  -----------  -----------
                                                    --             7,609       10,112       17,721                    17,721
                                                                                                      $    24(4)
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...................................       --             6,943        8,542       15,485        347(1)
                                                                                                           48(2)      15,904
DEPRECIATION AND AMORTIZATION................       --               310          386          696         67(3)         763
                                                     -----    -----------  -----------  -----------  -----------  -----------
                                                    --             7,253        8,928       16,181          486       16,667
                                                     -----    -----------  -----------  -----------  -----------  -----------
INCOME FROM OPERATIONS.......................       --               356        1,184        1,540         (486)       1,054
OTHER INCOME (EXPENSE)
Interest income..............................       --                17           17           34                        34
Interest expense.............................       --              (388)        (750)      (1,138)       120(5)      (1,018)
                                                     -----    -----------  -----------  -----------  -----------  -----------
                                                    --              (371)        (733)      (1,104)         120         (984)
INCOME BEFORE PROVISION FOR INCOME TAXES.....       --               (15)         451          436         (366)          70
PROVISION FOR INCOME TAXES...................       --                 4          156          160         (134)(7)         26
                                                     -----    -----------  -----------  -----------  -----------  -----------
NET (LOSS) INCOME............................    $  --         $     (19)   $     295    $     276    $    (232)   $      44
                                                     -----    -----------  -----------  -----------  -----------  -----------
                                                     -----    -----------  -----------  -----------  -----------  -----------
Basic Net Income per Share(8)................                                                                      $    0.01
                                                                                                                  -----------
                                                                                                                  -----------
Weighted Average Number of Shares
  Outstanding(8).............................                                                                      5,766,825
                                                                                                                  -----------
                                                                                                                  -----------
Diluted Net Income per Share(8)..............                                                                      $    0.01
                                                                                                                  -----------
                                                                                                                  -----------
Weighted Average Number of Shares Outstanding
  and Dilutive Warrants(8)...................                                                                      6,006,825
                                                                                                                  -----------
EBITDA (11)..................................                                                                      $   1,851
                                                                                                                  -----------
                                                                                                                  -----------

     See notes to unaudited pro forma condensed consolidated statements of operations.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                          YEAR ENDED JUNE 30, 1997
                                              --------------------------------------------------------------------------------
                                                                EAGLE
                                                   THE         SUPPLY,                      JEH        PRO FORMA
                                               COMPANY(9)       INC.       COMBINED     COMPANY(10)   ADJUSTMENTS   PRO FORMA
                                              -------------  -----------  -----------  -------------  -----------  -----------

                                                                   (HISTORICAL)        (HISTORICAL)
REVENUES....................................    $  --         $  57,576    $  57,576     $  70,516                  $ 128,092
COST OF SALES...............................       --            46,105       46,105        54,226                    100,331
                                                    -----    -----------  -----------  -------------               -----------
                                                   --            11,471       11,471        16,290                     27,761
                                                    -----    -----------  -----------  -------------               -----------
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..................................                                                           $    36(4)          36
                                                                                                           520(1)         520
                                                   --             9,969        9,969        16,686          72(2)      24,643
                                                                                                          (2,084)(6)
DEPRECIATION AND AMORTIZATION...............       --               594          594           583         100(3)       1,277
                                                    -----    -----------  -----------  -------------  -----------  -----------
                                                   --            10,563       10,563        17,269        (1,356)      26,476
                                                    -----    -----------  -----------  -------------  -----------  -----------
INCOME FROM OPERATIONS......................                        908          908          (979)        1,356        1,285
OTHER INCOME (EXPENSE)
  Interest income...........................                         22           22             7                         29
  Interest expense..........................                       (599)        (599)         (843)        180(5)      (1,262)
Registration expense........................         (318)            0         (318)            0                       (318)
                                                    -----    -----------  -----------  -------------  -----------  -----------
                                                     (318)         (577)        (895)         (836)          180       (1,551)
                                                    -----    -----------  -----------  -------------  -----------  -----------
INCOME BEFORE PROVISION FOR INCOME TAXES
                                                     (318)          332           13        (1,815)        1,536         (266)
PROVISION FOR INCOME TAXES..................       --               140          140          (671)          568           37
                                                    -----    -----------  -----------  -------------  -----------  -----------
NET INCOME..................................    $    (318)    $     192    $    (127)    $  (1,144)    $     968    $    (303)
                                                    -----    -----------  -----------  -------------  -----------  -----------
                                                    -----    -----------  -----------  -------------  -----------  -----------
Basic Net Income per Share(8)...............                                                                        $   (0.05)
                                                                                                                   -----------
                                                                                                                   -----------
Weighted Average Number of Shares
  Outstanding(8)............................                                                                        5,568,728
                                                                                                                   -----------
                                                                                                                   -----------
Diluted Net Income per Share(8).............                                                                        $   (0.05)
                                                                                                                   -----------
                                                                                                                   -----------
Weighted Average Number of Shares
  Outstanding and Dilutive Warrants(8)......                                                                        5,568,728
                                                                                                                   -----------
                                                                                                                   -----------
EBITDA(11)..................................                                                                        $   2,273
                                                                                                                   -----------
                                                                                                                   -----------

     See notes to unaudited pro forma condensed consolidated statements of operations.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(1)        To reflect the compensation payable pursuant to employment agreements with Messrs.
           Fields and Friedman which commence upon closing of the Public Offering and consummation of the Acquisitions. See "Management" and "Certain Transactions."
(2)        To reflect amounts payable pursuant to the administrative and strategic services agreements with TDA for office space, administrative, financial and strategic consulting services, which commence upon completion of the Public Offering and consummation of the Acquisitions.
(3)        Reflects amortization over a 15 year period of the additional purchase price resulting from the issuance of 300,000 shares to James E. Helzer in connection with the acquisition by JEH Eagle of JEH Co.
(4)        Reflects the amount payable in connection with the Underwriter's financial consulting agreement.
(5)        Reflects the reduction in interest expense in connection with the assumed pay-down of long-term debt. See "Use of Proceeds."
(6)        Reflects the compensation differential between James E. Helzer's aggregate salary and
           S corporation distributions during the period prior to the sale of JEH Co. to JEH
           Eagle and the contractual amount of Mr. Helzer's compensation subsequent thereto. See
           "Certain Transactions."
(7)        To reflect income taxes relating to the foregoing adjustments.
(8)        Basic income (loss) per Common Share is based on the weighted average number of shares outstanding and includes 2,100,000 shares issued in connection with the Company's initial capitalization, 300,000 shares issued as part of the Company's Private
           Placement 2,000,000 and 300,000 shares to be issued to TDA and James E. Helzer, respectively, in connection with the Acquisitions and 1,066,825 and 868,728 shares
           ("Additional Shares") in the eight months ended February 28, 1998 and year ended June
           30, 1997, respectively, for the shares assumed to be issued in the Public Offering, the proceeds of which would be used to retire $2,000,000 of debt and replace the capital in excess of the respective period's earnings, which is represented by the non-cash dividend. Dilutive net income (loss) per Common Share for the eight months ended February 28, 1998 also includes the dilutive effect of the 300,000 Warrants issued in the Private Placement. The computation excludes shares to be issued in connection with the Public Offering in excess of the Additional Shares. The
           Underwriter's Warrant and options to be granted upon the closing of the Public
           Offering pursuant to the Company's 1996 Stock Option Plan are not dilutive and have not been included. See "Risk Factors," "Certain Transactions," "The Acquisitions" and
           the Financial Statements and the Notes thereto.
(9)        The Company was formed on May 1, 1996 and has had limited operations through February
           28, 1998.
(10)       Reflects the operations of JEH Co. for the year ended June 30, 1997 prior to its
           Acquisition by JEH Eagle as of July 1, 1997.
(11)       As used herein, EBITDA reflects net income (loss) increased by the effects of interest expense, income tax provisions, depreciation and amortization expense. EBITDA is used by management, along with other measures of performance, to assess the Company's financial performance. EBITDA should not be considered in isolation or as an alternative to measures of operating performance or cash flows pursuant to generally accepted accounting principles. In addition, this measure of EBITDA may not be comparable to similar measures reported by other companies.

                         SELECTED FINANCIAL INFORMATION
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

    Prior to the contemplated Acquisitions, the Company has had limited operations. The historical selected financial information included in the statement of operations has been prepared on a basis which combines the Company (organized on May 1, 1996), Eagle Supply, Inc. ("Eagle") and JEH/Eagle Supply, Inc. ("JEH Eagle") (acquired on July 1, 1997) as three entities controlled by TDA Industries, Inc. ("TDA") because the separate financial data of the Company would not be meaningful. Information with respect to the Company is included from May 1, 1996 (inception), information for Eagle is included for all periods presented and information with respect to JEH Eagle is included from July 1, 1997.

    The selected financial information presented below should be read in conjunction with the consolidated financial statements and the notes thereto, the unaudited financial statements and the notes thereto and the unaudited pro forma condensed consolidated financial statements included elsewhere herein. The historical information contained in the table at and for the fiscal years ended June 30, 1997, 1996 and 1995 has been derived from audited financial statements, and is qualified in its entirety by, and should be read in connection with the audited financial statements (and the notes thereto) appearing elsewhere in this Prospectus. The historical information at and for the fiscal years ended June 30, 1994 and 1993 have been derived from audited financial statements which are not included in this Prospectus. The historical information at and for the eight months ended February 28, 1998 and 1997 have been derived from unaudited financial statements which, in the opinion of management, include all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations. The unaudited financial statements are included elsewhere in this Prospectus. The results of interim periods are not necessarily indicative of the results to be obtained in a full fiscal year. The selected financial information pro forma is derived from the Unaudited Pro Forma Condensed Consolidated Financial Statements appearing elsewhere herein. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the "Unaudited Pro Forma Condensed Consolidated Financial Statements."

                         SELECTED FINANCIAL INFORMATION
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                   COMBINED(1)
                                   ---------------------------------------------------------------------------
                                                                                                                    PRO
                                                                                                                 FORMA(6)
                                                                                                                -----------

                                                                                              EIGHT MONTHS
                                                                                                 ENDED
                                                    YEAR ENDED JUNE 30,                       FEBRUARY 28,      YEAR ENDED
                                   -----------------------------------------------------  --------------------    JUNE 30
                                     1993       1994       1995       1996       1997       1997       1998        1997
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
STATEMENT OF OPERATIONS DATA:
Revenue..........................  $  66,552  $  53,925  $  50,483  $  59,262  $  57,576  $  36,964  $  80,913   $ 128,092
Gross Profit.....................     14,933     10,658      9,740     12,577     11,471      7,636     17,721      27,761
Income From Operations...........      4,159        743        833      2,689        907        443      1,540        (266)
Net Income (Loss)................      2,622        464        353      1,315       (127)        37         26        (303)
Basic Net Income (Loss) Per
  Share..........................                                                                                $    (.05)
                                                                                                                -----------
                                                                                                                -----------
Weighted Average Number of Shares
  Outstanding(2).................                                                                                5,568,728
                                                                                                                -----------
                                                                                                                -----------
Diluted Net Income (Loss) Per
  Share..........................                                                                                $    (.05)
                                                                                                                -----------
                                                                                                                -----------
Weighted Average Number of Shares
  Outstanding and Dilutive
  Warrants(2)....................                                                                                5,568,728
                                                                                                                -----------
                                                                                                                -----------
Other Financial Data:
EBITDA(3)........................  $   4,718  $   1,454  $   1,389  $   3,251  $   1,206  $     857  $   2,270   $   2,273



                                   EIGHT MONTHS
                                       ENDED
                                     FEBRUARY
                                     28, 1998
                                   -------------
STATEMENT OF OPERATIONS DATA:
Revenue..........................    $  80,913
Gross Profit.....................       17,721
Income From Operations...........        1,054
Net Income (Loss)................           44
Basic Net Income (Loss) Per
  Share..........................    $     .01
                                   -------------
                                   -------------
Weighted Average Number of Shares
  Outstanding(2).................    5,766,825
                                   -------------
                                   -------------
Diluted Net Income (Loss) Per
  Share..........................    $     .01
                                   -------------
                                   -------------
Weighted Average Number of Shares
  Outstanding and Dilutive
  Warrants(2)....................    6,006,825
                                   -------------
                                   -------------
Other Financial Data:
EBITDA(3)........................    $   1,851

                                                                COMBINED(1)                                THE COMPANY
                                                                  JUNE 30                               FEBRUARY 28, 1998
                                           -----------------------------------------------------  ------------------------------
                                             1993       1994       1995       1996       1997      HISTORICAL    AS ADJUSTED(4)
                                           ---------  ---------  ---------  ---------  ---------  -------------  ---------------
BALANCE SHEET DATA:
Working Capital (Deficiency).............  $   5,963  $   4,785  $   5,665  $   4,539  $   6,296    $     (25)      $   8,411
Total Assets.............................     17,190     12,947     17,831     19,066     17,948          394           8,830
Long Term Debt...........................     --         --          6,290      5,164      6,693       --              --
Total Liabilities........................     13,450      9,385     14,338     15,061     15,320          419             419
Stockholders Equity (Deficiency).........      3,720      3,562      3,493      4,005      2,628          (25)          8,411


                                           PRO FORMA(5)
                                           -------------
BALANCE SHEET DATA:
Working Capital (Deficiency).............    $  21,084
Total Assets.............................       47,063
Long Term Debt...........................       17,995
Total Liabilities........................       36,151
Stockholders Equity (Deficiency).........       10,912

------------------------

(1) Information with respect to the Company is included in the statement of operations data from May 1, 1996 (inception), information for Eagle is included for all periods presented and information with respect to JEH Eagle is included from July 1, 1997.

(2) Basic income (loss) per Common Share is based on the weighted average number of shares outstanding and includes 2,100,000 shares issued in connection with the Company's initial capitalization, 300,000 shares issued as part of the Company's Private Placement and 2,000,000 and 300,000 shares to be issued to TDA and James E. Helzer, respectively, in connection with the Acquisitions and 1,066,825 and 868,728 shares ("Additional Shares") in the eight months ended February 28, 1998 and year ended June 30, 1997, respectively, for the shares assumed to be issued in the Public Offering, the proceeds of which would be used to retire $2,000,000 of debt and replace the capital in excess of the respective period's earnings, which is represented by the non-cash dividend. Dilutive net income (loss) per Common Share for the eight months ended February 28, 1998 also includes the dilutive effect of the 300,000 Warrants issued in the Private Placement. The computation excludes shares to be issued in connection with the Public Offering in excess of the Additional Shares. The Underwriter's Warrant and options to be granted upon the closing of the Public Offering pursuant to the Company's 1996 Stock Option Plan are not dilutive and have not been included. See "Risk Factors," "Certain Transactions," "The Acquisitions" and the Financial Statements and the Notes thereto.

(3) As used herein, EBITDA reflects net income (loss) increased by the effects of interest expense, income tax provisions, depreciation and amortization expense. EBITDA is used by management, along with other measures of performance, to assess the Company's financial performance. EBITDA should not be considered in isolation or as an alternative to measures of operating performance or cash flows pursuant to generally accepted accounting principles. In addition, the measure of EBITDA may not be comparable to similar measures reported by other companies.

(4) Reflects the Private Placement, the Public Offering of 2,000,000 shares of Common Stock and 2,500,000 Warrants at initial public offering prices of $5.00 per share of Common Stock and $.125 per Warrant and the application of the net proceeds therefrom. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the Notes thereto.

(5) Reflects the Private Placement, the Public Offering of 2,000,000 shares of Common Stock and 2,500,000 Warrants at initial public offering prices of $5.00 per share of Common Stock and $.125 per Warrant, the application of the net proceeds therefrom and the consummation of the Acquisitions. See the Unaudited Pro Forma Condensed Consolidated Balance Sheet, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the Notes thereto.

(6) See Unaudited Pro Forma Condensed Consolidated Statements of Operations.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this Prospectus.

    Prior to the contemplated Acquisitions, the Company has had limited operations. All comparisons in Results of Operations and Liquidity and Capital Resources relate to the combined activities of the Company, Eagle and JEH Eagle, subsequent to its acquisition which was effective as of July 1, 1997, as three entities under common control. The separate financial information for the Company is not meaningful.

INTRODUCTION

    The Company was organized on May 1, 1996 to raise capital and acquire, own, integrate and operate seasoned, privately-held companies engaged in the wholesale distribution of roofing supplies and related products industry and companies which manufacture products for or supply products to such industry. Simultaneously with the closing of the Public Offering, the Company will consummate the Acquisitions. Although the primary focus of the Company's expansion and acquisition program will be on seeking suitable acquisition candidates which are engaged in the wholesale distribution of roofing supplies and related products, the Company will consider the purchase of manufacturers or vendors of products which may be distributed through its wholesale distribution business.

    Eagle, which was founded in Florida in 1905, distributes roofing supplies and related products to contractors and subcontractors engaged in commercial and residential roofing repair and the construction of new residential and commercial properties. JEH Co. was founded in 1982 by James E. Helzer and substantially all of the assets and business of JEH Co. was sold to JEH Eagle in July of 1997. JEH Eagle distributes roofing supplies, drywall and plywood to roofing contractors, builders, and developers engaged primarily in the construction industry. Both Eagle and JEH Eagle rely on their own direct sales forces and distribution facilities to generate sales. Historically, neither Eagle nor JEH Eagle have entered into any arrangements with its customers on an exclusive or "firm" basis. In connection with the Acquisi-tions, TDA and James
E. Helzer will be issued 2,000,000 and 300,000 shares of the Company's Common Stock, respectively. The foregoing number of shares of the Company's Common Stock to be issued to TDA was determined by negotiations among the Company, TDA and the Underwriter. Factors considered in said negotiations included but were not limited to (a) the historical results of the Combined Entities, (b) their future business prospects, (c) their position in their industry principally on a combined basis, (d) the breadth of their product lines, (e) their customer bases, (f) the experience of their management and personnel, (g) the locations of their distribution facilities, and (h) their net worth. The number of shares of the Company's Common Stock to be issued to Mr. Helzer were determined by negotiations between JEH Eagle and JEH Co. at the time of JEH Eagle's acquisition of substantially all of the business and assets of JEH Co. Additionally, as part of the Acquisitions, TDA guarantees that Eagle and JEH Eagle will have a combined book value of no less than $1,000,000 after Eagle cancels, in the form of a non-cash dividend, all indebtedness of TDA to Eagle, with TDA contributing cash or assets sufficient to achieve that book value in the event of a deficiency. Any payment to Eagle or JEH Eagle by TDA to satisfy the $1,000,000 combined book value requirement set forth above will be paid to Eagle or JEH Eagle by TDA within 45 days of the closing of the Public Offering and consummation of the Acquisitions.

    In the past, a subsidiary of TDA has leased to Eagle several of Eagle's distribution centers on a month to month basis pursuant to oral agreements. Rent expense for these distribution centers was approximately $782,000 for Eagle's fiscal year ended June 30, 1997 and eight month period ended February 28, 1998, respectively. Upon completion of the Public Offering and consummation of the Acquisitions, Eagle will enter into ten-year leases for said distribution centers. Although the written leases are to be on substantially similar economic terms as the past oral agreements, Eagle will then be committed to pay rent for these distribution centers for a minimum of ten--years. At that same time, the Company will enter into (a) five-year employment agreements with its Chairman of the Board and Chief Executive Officer and its Executive Vice President, Treasurer and Secretary, pursuant to which each of such persons, who are also executive officers and directors of TDA, will receive a salary of $200,000 per year plus substantial additional benefits, although neither of them have committed any specified amount of time to the Company's affairs; and (b) a month to month administrative services agreement with TDA requiring a $3,000 monthly payment to TDA. Similar agreements have already been entered into between JEH Eagle and each of Messrs. Fields and Friedman providing annual base salaries of $60,000 to each of Messrs. Fields and Friedman, and JEH Eagle and TDA have already entered into an agreement pursuant to which TDA provides certain services to JEH Eagle for a five-year term expiring in June 2002 requiring a $3,000 monthly payment to TDA through December 1999 and a $15,000 monthly payment to TDA thereafter. The payments by JEH Eagle to Messrs. Fields and Friedman and TDA shall commence upon completion of the Public Offering and consummation of the Acquisitions. Furthermore, as part of the Acquisitions, TDA or its relevant subsidiaries will agree to indemnify Eagle for any payment that Eagle will be required to make pursuant to mortgage underlying Eagle's Birmingham, Alabama, distribution center and the mortgage and lease underlying Eagle's former Fort Lauderdale, Florida, distribution center. See "Certain Transactions." Upon consummation of the Acquisitions, Eagle and JEH Eagle will become wholly-owned subsidiaries of the Company and will constitute the only business operations of the Company until and unless the Company consummates additional acquisitions.

    The Company has funded itself since inception by (i) selling 300,000 shares of its Common Stock and 300,000 Warrants in the Private Placement pursuant to which the Company derived aggregate gross proceeds of $300,000; (ii) issuing $300,000 in principal amount of its promissory notes to TDA ($150,000) and two other stockholders and (iii) incidental other borrowings from TDA.

RESULTS OF OPERATIONS

EIGHT-MONTH PERIOD ENDED FEBRUARY 28, 1998 COMPARED TO
  EIGHT-MONTH PERIOD ENDED FEBRUARY 28, 1997

    Revenues of the Company during the eight-month period ended February 28, 1998 increased by approximately $43,949,000 (118.9%) compared to the 1997 eight-month period. This increase is due entirely to the acquisition of JEH Eagle in July 1997 by TDA. Sales of JEH Eagle during the 1998 eight-month period were approximately $44,787,000. Excluding the sales of JEH Eagle, revenues of the Company would have been approximately $36,126,000 in the 1998 eight-month period, a decrease of approximately $838,000 (2.3%) from the comparable 1997 eight-month period. Sales of both Eagle and JEH Eagle during the 1998 eight-month period were adversely effected by the "El Nino" weather patterns. Unusually heavy and record rainfall in the southeast and the paucity of hail storms in the southwest negatively impacted sales of Eagle and JEH Eagle, respectively.

    Cost of goods sold increased between the 1998 and 1997 eight-month periods at a lesser rate than the increase in revenues between these eight-month periods. Accordingly, cost of goods sold as a percentage of revenues decreased to 78.1% in the eight-month period ended February 28, 1998 from 79.3% in the eight-month period ended February 28, 1997, and gross profit as a percentage of revenues increased to 21.9% in the eight-month period ended February 28, 1998 from 20.7% in the eight-month period ended February 28, 1997. This increase in gross profit margin may be attributed primarily to the increase in the 1998 eight-month period in sales to customers out of warehouse inventory which carry a higher gross profit margin than direct sales shipments to customers from vendors. Whereas a significant amount of the sales to Eagle's customers are direct shipments from vendors, almost all of the sales to customers of JEH Eagle are out of warehouse inventory.

    Operating expenses (including selling, general and administrative expenses, depreciation, and amortization of cost of investment over net assets acquired and deferred financing costs) increased by approximately $8,988,000 (125%) between the 1998 and 1997 eight-month periods. This increase is due almost entirely to the acquisition of JEH Eagle. Operating expenses of JEH Eagle during the 1998 eight-month period were approximately $8,928,000, including approximately $128,000 of amortization of cost of investment over net assets acquired (goodwill) and approximately $39,000 of amortization of deferred financing costs attributable to the acquisition. Excluding the operating expenses of JEH Eagle, operating expenses of the Company would have been approximately $7,254,000 in the 1998 eight-month period, a slight increase of approximately $61,000 (less than 1%) from the 1997 eight-month period, and such operating expenses as a percentage of revenues would have been 20% in the 1998 period compared to 19.5% in the 1997 eight-month period.

    Interest expense increased by approximately $742,000 between the 1998 and 1997 eight-month periods. This increase is due principally to the interest expense incurred by JEH Eagle on its long-term debt used primarily to fund its acquisition in July 1997 of JEH Co.

FISCAL YEAR ENDED JUNE 30,1997 COMPARED TO
  FISCAL YEAR ENDED JUNE 30, 1996

    Revenues of the Company during the fiscal year ended June 30, 1997 decreased by approximately $1,687,000 (2.8%) compared to the 1996 fiscal year. This decrease was primarily due to the decrease in revenues derived from storm related business in fiscal 1996 from Hurricane Opal. This decrease in revenues was partially offset by additional revenues generated in fiscal 1997 from distribution centers opened in fiscal 1996.

    At June 30, 1997, all of the Company's fifteen distribution centers had been in operation for at least one year ("Operating Centers").

    Cost of goods sold decreased between the fiscal years 1997 and 1996 at a lesser rate than the decrease in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues increased to 80.1% in the fiscal year 1997 from 78.8% in the fiscal year 1996, and gross profit as a percentage of revenues decreased to 19.9% in the fiscal year 1997 from 21.2% in the fiscal year 1996. This decrease in gross profit margin may be attributed primarily to the decrease in fiscal 1997 in sales generated at distribution centers which benefitted from storm related business and sales to customers out of warehouse inventory which carry a higher gross profit margin than direct sales shipments to customers from vendors.

    Operating expenses increased by approximately $675,000 (6.8%) between the fiscal years 1997 and 1996. Operating expenses in fiscal 1997 includes approximately $546,000 of operating expenses attributable to distribution centers opened in fiscal 1996. Operating expenses as a percentage of revenues were 18.3% in the fiscal year 1997 compared to 16.7% in the fiscal year 1996.

    Other expenses of approximately $318,000 in fiscal 1997 represents registration costs and expenses incurred by the Company in connection with the filing in 1996 of its registration statement for an initial public offering of its securities.

FISCAL YEAR ENDED JUNE 30, 1996 COMPARED TO
  FISCAL YEAR ENDED JUNE 30, 1995

    Revenues of the Company during the fiscal year ended June 30, 1996 increased by approximately $8,779,000 (17.4%) compared to the 1995 fiscal year. This increase was primarily due to revenues in the aggregate amount of approximately $4,057,000 generated from new branches opened during fiscal 1996, improvement in business in market areas served by seasoned branches, and additional business resulting from Hurricane Opal. The 1995 fiscal year includes revenues of approximately $4,625,000 from a branch that was sold as of June 30, 1995.

    At June 30, 1996, the Company had ten Operating Centers. The Company's Operating Center revenue during the fiscal year ended June 30, 1996 increased by approximately $9,327,000 (20.3%) from the fiscal year ended June 30, 1995. This increase in Operating Center revenue may be attributed to an improvement in business in general and the additional business resulting from the hurricane damage occurring in Florida in the late summer and fall of 1995.

    Cost of goods sold increased between the fiscal years 1996 and 1995 at a lesser rate than the increase in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues decreased to 78.8% in the fiscal year 1996 from 80.7% in the fiscal year 1995, and, accordingly, gross profit as a percentage of revenues increased to 21.2% in the fiscal year 1996 from 19.3% in the fiscal year 1995. This increase in gross profit margin may be attributed primarily to the increase in fiscal 1996 in sales to customers out of warehouse inventory which carry a higher gross profit margin than direct sales shipments to customers from vendors. The Company's management is unable to determine if the increase in revenues during the fiscal year ended June 30, 1996, as compared to its fiscal year ended June 30, 1995, was the result of unit price increases to any significant extent as opposed to increased sales volume.

    The Company's management is unable to predict if sales to customers out of warehouse inventory is a trend that will continue in the future.

    Operating expenses increased by approximately $981,000 (11%) between the fiscal years 1996 and 1995 at a lesser rate than the increase in revenues between these fiscal years. Operating expenses in fiscal 1995 includes approximately $1,064,000 of operating expenses attributable to the branch that was sold as of June 30, 1995; and fiscal 1996 includes approximately $1,007,000 of start-up costs and expenses attributable to new branch operations, and increased operating expenses in the aggregate amount of approximately $1,039,000 comprised primarily of payroll and related costs and transportation expenses directly related to the increase in business in fiscal 1996. Operating expenses as a percentage of revenues were 16.7% in the fiscal year 1996 compared to 17.6% in the fiscal year 1995.

    Interest expense increased by approximately $316,000 between fiscal 1996 and 1995. Interest expense in fiscal 1995 is for less than a full year since borrowings under Eagle's revolving credit facility commenced in December 1994. See "--Liquidity and Capital Resources."

FISCAL YEAR ENDED JUNE 30, 1995 COMPARED TO
  FISCAL YEAR ENDED JUNE 30, 1994

    Revenues of the Company during the fiscal year ended June 30, 1995 decreased by approximately $3,442,000 (6.4%) compared to the 1994 fiscal year. This decrease was primarily due to the disposition in fiscal 1994 of two distribution centers located in south Florida which were not profitable but generated revenues in the aggregate amount of approximately $6,704,000 in that fiscal year. This decrease in revenues was partially offset from revenues in the aggregate amount of approximately $2,810,000 generated in fiscal 1995 from two distribution centers opened in July 1994.

    At June 30, 1995, the Company had eight Operating Centers. The Company's Operating Center revenue during the fiscal year ended June 30, 1995 increased only nominally from the fiscal year ended June 30, 1994.

    Cost of goods sold decreased between the fiscal years 1995 and 1994 at a lesser rate than the decrease in revenues between these fiscal years. Accordingly, cost of goods sold as a percentage of revenues increased to 80.7% in the fiscal year 1995 from 80.2% in the fiscal year 1994, and, accordingly, gross profit as a percentage of revenues decreased to 19.3% in the fiscal year 1995 from 19.8% in the fiscal year 1994. This decrease in gross profit margin may be attributed primarily to the decrease in fiscal 1995 in sales to customers out of warehouse inventory which carry a higher gross profit margin than direct sales shipments to customers from vendors.

    Operating expenses decreased by approximately $1,008,000 (10.2%) between the fiscal years 1995 and 1994 at a greater rate than the decrease in revenues between these fiscal years. Operating expenses in fiscal 1994 includes approximately $2,416,000 of operating expenses attributable to the two disposed south Florida distribution centers; and operating expenses in fiscal 1995 includes approximately $985,000 of start-up costs and expenses attributable to new distribution center operations and costs and expenses incurred in connection with winding down the operations in south Florida. Operating expenses as a percentage of revenues were 17.6% in the fiscal year 1995 compared to 18.4% in the fiscal year 1994.

    Interest expense increased by approximately $254,000 between the fiscal years 1995 and 1994. During the fiscal year ended June 30, 1995, the Company paid interest on the amount of Eagle's borrowings under its revolving credit facility which commenced in December 1994. See "--Liquidity and Capital Resources."

LIQUIDITY AND CAPITAL RESOURCES

    The Company has historically financed its operations through operating cash flow, support from TDA or affiliates of TDA and the proceeds from the Company's June 1996 private placement and February 1998 issuance of promissory notes.

    Eagle is a party to a Loan Agreement (the "Eagle Facility") which expires in 2002 and provides for secured borrowing consisting of a revolving credit facility in the amount of $7.5 million. The initial borrowing, in the amount of approximately $4.6 million, was advanced to TDA partially in payment of intercompany debt. TDA has guaranteed the obligations of Eagle under the Loan Agreement. At June 30, 1997 and February 28, 1998, Eagle's borrowings under its revolving credit facility were $6,693,236 and $5,830,760, respectively.

    The Company's working capital was approximately $14,648,000 at February 28, 1998 (including approximately $10,778,000 of working capital of JEH Eagle) compared to $6,296,000 at June 30, 1997. At February 28, 1998, the Company's current ratio was 1.8 to 1 compared to 1.74 to 1 at June 30, 1997.

    During the eight-month period ended February 28, 1998, cash flows used in operations approximated $614,000. Such amount consisted primarily of net income of $276,000, depreciation and amortization of $696,000, increased levels of accounts and notes receivables of ($1,543,000), decreased levels of trade accounts payable of ($881,000), a net increase in amounts due from parent and affiliated companies of ($682,000) and decreased inventories of $428,000 and other assets of $782,000. During the fiscal year ended June 30, 1997, cash flows provided by operating activities approximated $531,000. Such amount consisted primarily of decreased inventories of $320,000, a net decrease in amounts due from parent and affiliated companies of $1,246,000, depreciation and amortization of $594,000, offset by a net loss of ($127,000), decreased levels of trade accounts payable of ($430,000) increased levels of accounts and notes receivable of ($223,000), other current assets of ($56,000) and other current liabilities of ($162,000) and a decreased level in federal and state taxes due to Parent of ($653,000).

    Capital expenditures approximated $296,000, $900,000 and $615,000 during the fiscal years ended June 30, 1997 and 1996 and eight-month period ended February 28, 1998, respectively. Management of the Company presently anticipates a significant increase in such expenditures in the next twelve months of not less than approximately $2,000,000, of which approximately $1,600,000 will be financed.

    During Eagle's fiscal years ended June 30, 1996 and June 30, 1997, Eagle made dividend payments of $1,097,000 and $1,250,000, respectively, to TDA. After June 30, 1997 through February 28, 1998, Eagle made dividend payments of $750,000 to TDA and will continue to make dividend payments to TDA until the Public Offering is completed and the Acquisitions are consummated. Additionally, during each of said fiscal years, TDA allocated to Eagle the sum of $50,000 for accounting and auditing fees. Upon the closing of the Public Offering and consummation of the Acquisitions all such accounting and auditing fees will be incurred directly by Eagle. See "Certain Transactions."

    Upon closing of the Public Offering and consummation of the Acquisitions, Eagle and JEH Eagle combined will have no less than $1,000,000 in book value after Eagle cancels, in the form of a non-cash dividend, all indebtedness of TDA to Eagle with TDA contributing sufficient cash or non-cash assets to Eagle and JEH Eagle to achieve that book value in the event of a deficiency. If effected as of February 28, 1998, the amount of such non-cash dividend from Eagle to TDA would have been approximately $2,839,000. Any payment to Eagle or JEH Eagle by TDA to satisfy the $1,000,000 combined book value requirement set forth above will be paid to Eagle or JEH Eagle by TDA within 45 days of the closing of the Public Offering and consummation of the Acquisitions. See "Certain Transactions."

    As Eagle has historically made dividend payments to TDA, the current monthly dividend payments to TDA are not anticipated to vary Eagle's cash sufficiency from it's historical levels and, as the dividend payments to TDA will cease upon the closing of the Public Offering and consummation of the Acquisitions, it is anticipated that Eagle's available funds from operations will be increased. It can be anticipated that this increase in available funds will be partially offset by the salaries to be paid to Messrs. Fields and Friedman in the future and the amounts payable to TDA pursuant to the services agreements with the Company and JEH Eagle. See "Management" and "Certain Transactions."

    Although a portion of the net proceeds of the Public Offering are to be used for inventory purchases for new distribution centers, the Company does not presently intend to increase the inventory levels at Eagle's present distribution centers with such proceeds. See "Use of Proceeds."

    The Company believes that its existing sources of liquidity, including its present availability under its revolving credit facilities and its current cash flows, will be adequate to sustain its normal operations and to satisfy its current working capital and capital expenditure requirements.

    In July 1997 JEH Eagle acquired substantially all of the assets and the business of JEH Co., a Texas corporation, wholly owned by James E. Helzer, now the President of the Company, Eagle and JEH Eagle. At that time, a tentative purchase price of $14,850,000 was established and is subject to final adjustments. Of the tentative purchase price, $13,850,000 has been paid to JEH Co., and JEH Co. was issued a note in the principal sum of $1,000,000 bearing interest at the rate of 6% per year and due July 1, 2002, with the final adjusted purchase price to be established. Subsequent to the closing of the acquisition by JEH Eagle, the purchase price was adjusted to the amount of $14,473,032 by decreasing the principal amount of the note to $873,032 and establishing a receivable due on demand from JEH Co. in the amount of $250,000. Certain, potentially substantial, contingent payments, as additional future consideration to JEH Co., or its designee, are to be paid by JEH Eagle. JEH Co. is to receive a percentage of the EBITDA or the modified EBITDA (as defined) of the business acquired (the "JEH EBITDA") on a per year non-cumulative basis for each of JEH Eagle's fiscal years ending on June 30 of 1998 through 2002 (the "Applicable Period"). If the JEH EBITDA reaches $3,000,000, $4,000,000 and $5,000,000 in the foregoing fiscal years, JEH Co. or its designee is to receive 35%, 40% and 50%, respectively, of that fiscal year's JEH EBITDA. If the JEH EBITDA (plus $50,000 of Mr. Helzer's compensation under his employment agreement) (x) for any fiscal year in the Applicable Period is not less than $4,400,000, JEH Eagle is to pay JEH Co. or its designee $1,000,000, provided that the aggregate amount of such payments is not to exceed $2,000,000; and (y) in the aggregate during the Applicable Period is not less than $20,000,000, JEH Eagle is to pay JEH Co. or its designee the sum of $1,350,000 plus the amount of the difference, if any, between $2,000,000 and the amount to be paid under (x). Additionally, with respect to certain Total Accounts Receivable Reserves, as defined (the "JEH Reserves") which were established at the date of the acquisition, if JEH Eagle reduces the amount of the JEH Reserves, in any fiscal year during the Applicable Period, JEH Co. or its designee is to be paid 100% of the reduction until the JEH Reserves are not less than $2,500,000 and 50% of the reduction in the JEH Reserves below $2,300,000 down to $600,000. Both of the immediately foregoing percentage payments to JEH Co. or its designee are subject to adjustment in certain events. Additionally, if this Public Offering is completed prior to June 30, 2002 and in the event certain JEH EBITDA levels are reached for JEH Eagle during the period from July 1, 1997 through the date of consummation of this Public Offering, JEH Co. or its designee will be entitled to receive $1,000,000 or $1,350,000 (either in cash or in shares of the Company's Common Stock valued at its public offering price) depending upon the JEH EBITDA level. The Company will issue 300,000 shares of its Common Stock in fulfillment of the obligation set forth in the immediately preceding sentence, even if the JEH EBITDA does not reach the required levels. James E. Helzer and E.G. Helzer serve as Eagle's President and Senior Vice President-Operations of Eagle on an "at will" basis at salaries of $50,000 and $25,000 per year, respectively. Pursuant to their "at will" arrangements with Eagle, James E. Helzer and E.G. Helzer are also entitled to receive 20% and 6%, respectively, of Eagle's income before taxes in excess of $600,000 per year.

    In order to pay a substantial portion of the purchase price for the acquisition of JEH Co.'s business and to provide working capital for JEH Eagle, JEH Eagle in July 1997 entered into a five year loan agreement for a credit facility of up to $20,000,000 (the "JEH Facility") guaranteed by TDA and collateralized by substantially all of the assets of JEH Eagle. The JEH Facility consists of a $3,000,000 term loan, a $1,725,000 equipment loan and, the balance, a revolving credit loan. The principal amount of the term loan is payable in 48 equal monthly installments of $62,500. The term loan is due on the earlier of August 1, 2001 or the loan agreement's termination. The outstanding balance of the term loan at February 28, 1998 was $2,562,500. The term loan bears interest at the Libor rate plus 325 basis points or the lender's prime rate plus 150 basis points, as JEH Eagle may elect. The principal amount of the equipment loan is payable in equal consecutive monthly installments of $20,536 based upon an 84 month amortization schedule with any remaining principal amount due upon the earlier of August 1, 2004 or the end of the loan agreement's initial or renewal term. The outstanding balance of the equipment loan at February 28, 1998 was approximately $1,581,500. The equipment loan bears interest at the Libor rate plus 250 basis points or the lender's prime rate plus 50 basis points, as JEH Eagle may elect. The principal amount of the revolving credit loan is payable upon the earlier of the loan agreement's termination or other stated events. The outstanding balance on the revolving credit loan at February 28, 1998 was approximately $10,065,000. The revolving credit loan bears interest at the Libor rate plus 250 basis points or the lender's prime rate plus 50 basis points, as JEH Eagle may elect. All interest payments under the foregoing loans are payable monthly in arrears. The maximum amount borrowable under the JEH Facility is determined by a Borrowing Base as defined in the JEH Facility.

    Of the $13,850,000 initial cash payment portion of the $14,850,000 JEH Co. tentative purchase price, approximately $12,500,000 was supplied pursuant to the JEH Facility and approximately $1,350,000 was contributed to JEH Eagle by TDA as equity capital. In connection with the acquisition of JEH Co.'s business and assets, JEH Eagle paid TDA a financing fee of $150,000.

    For the Company to acquire JEH Eagle, the JEH Facility lending institution's consent will be required. Similarly, for the Company to acquire Eagle, the Eagle Facility lending institution's consent will be required. See "The Acquisitions" and "Certain Transactions."

IMPACT OF INFLATION

    General inflation in the economy has driven the operating expenses of many businesses higher, and, accordingly, each of the Combined Entities have increased salaries and bore higher prices for supplies, goods and services. The Combined Entities continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls. While each of the Combined Entities is subject to inflation as described above, the Company, Eagle and JEH Eagle believe that inflation currently does not have a material effect on Eagle's or JEH Eagle's operating results, but there can be no assurance that this will continue to be so in the future.

YEAR 2000 COMPLIANCE

    The Year 2000 Compliance issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    In 1997, Eagle commenced the upgrade of its data processing equipment and a conversion to new software programs that are Year 2000 compliant. Additionally, management has started to integrate and centralize certain of Eagle's and JEH Eagle's administrative functions, including data processing, and JEH Eagle will be utilizing and adopting Eagle's upgraded data processing equipment and new software programs. Accordingly, management has determined that the Year 2000 Compliance issue will not pose significant operational problems for its computer systems.

    The Company is in the process of initiating formal communications with all of its significant suppliers and large customers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own Year 2000 Compliance issue. There can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company's systems.

    The Company will utilize both internal and external resources to reprogram, or replace and test the software for the Year 2000 modifications. The Company anticipates completing the Year 2000 project not later than January 1, 1999, which is prior to any anticipated impact on its operating systems. The total cost of the project is estimated at $300,000 and is being expensed over the three-year term of the operating lease for the equipment and software.

    The estimated cost of the project and the date on which the Company believes it will complete the Year 2000 modifications and testing processes are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved, and actual results could differ materially from those anticipated.

                                THE ACQUISITIONS

    Simultaneously with the closing of the Public Offering, the Company will consummate the Acquisitions. The Underwriter and the Company have agreed that at the consummation of the Acquisitions, the Combined Entities have a book value of $1,000,000, after Eagle cancels, in the form of a non-cash dividend, all indebtedness of TDA to Eagle, with TDA contributing sufficient cash or assets to achieve the $1,000,000 book value in the event of a deficiency. Upon consummation of the Acquisitions, Eagle and JEH Eagle will become wholly-owned subsidiaries of the Company and will constitute the only business operations and sources of revenue of the Company until such time, if any, as the Company consummates additional acquisitions. As part of the acquisition of Eagle, all of TDA's indebtedness to Eagle will be dividended by Eagle to TDA in the form of cancellation of such indebtedness to Eagle. Any payment to Eagle or JEH Eagle by TDA to satisfy the $1,000,000 combined book value requirement set forth above will be paid to Eagle or JEH Eagle by TDA within 45 days of the completion of the Public Offering and consummation of the Acquisitions.

    TDA, through a wholly-owned subsidiary, has rented to Eagle on a month-to-month basis without formal written leases the premises for several of Eagle's distribution facilities and Eagle's executive offices at aggregate annual rentals of approximately $709,000 and $782,000 during its fiscal years ended June 30, 1996 and 1997, respectively. Upon successful completion of the Public Offering and the consummation of the Acquisitions, Eagle and TDA intend to enter into ten-year leases for said premises on economic terms substantially similar to current arrangements. However, the leases will now be written on a long-term, ten-year basis, and it is anticipated that TDA will derive a profit therefrom.

    Eagle had purchased the premises for its Birmingham, Alabama, distribution center from an unrelated third party in April 1994, with a purchase money mortgage and promissory note in the principal amount of $550,000 to be paid in fifty-nine equal monthly installments of approximately $4,700 and a "balloon" payment of approximately $440,000 in April 1999. The mortgage and promissory note for the Birmingham, Alabama, premises bears interest at the lending bank's fluctuating prevailing prime rate. Prior to June 30, 1994, Eagle transferred this property to TDA in partial repayment of intercompany debt, and TDA then transferred the property to a wholly-owned subsidiary. Eagle remains liable for the payments under this mortgage and, in the event of a default under the mortgage by the relevant TDA subsidiary, Eagle could be held liable for the monthly and "balloon" mortgage payments in addition to its rental payments. Eagle's rental payments to the TDA subsidiary for the Birmingham, Alabama, property have exceeded the mortgage payments for this property and have not required Eagle to pay any sums in excess of its rental payments. See "Business," "Certain Transactions" and Financial Statements and the notes thereto.

    Eagle also remains responsible to a wholly-owned subsidiary of TDA pursuant to a lease for Eagle's former Fort Lauderdale, Florida, distribution center expiring on May 1, 1999, which requires annual rental payments and a "balloon" payment of approximately $580,000 due on May 1, 1999 for an industrial revenue bond underlying these premises. These premises have been subleased by Eagle to an unrelated third party at an annual rental in excess of Eagle's lease obligation. The payments by Eagle to the TDA subsidiary have included through February 28, 1998 a ratable share of the "balloon" payment. These payments, together with anticipated sublessee rental payments, are currently projected by the Company to fully fund the "balloon" payment.

    Upon completion of the Public Offering and consummation of the Acquisitions, TDA or its relevant subsidiaries will agree to indemnify Eagle for any payments that Eagle is required to make which are in excess of Eagle's obligations under the foregoing properties.

    In July 1997 JEH Eagle acquired substantially all of the assets and the business of JEH Co., a Texas corporation, wholly-owned by James E. Helzer, now the President of the Company, Eagle and JEH Eagle. At that time, a tentative purchase price of $14,850,000 was established and was subject to final adjustments. Of the tentative purchase price, $13,850,000 has been paid to JEH Co., and JEH Co. was issued a note in the principal sum of $1,000,000 bearing interest at the rate of 6% per year and due July 1, 2002, with the final adjusted purchase price to be established. Subsequent to the closing of the acquisition by JEH Eagle, the purchase price was adjusted to the amount of $14,473,032 by decreasing the principal amount of the note to $873,032 and establishing a receivable due on demand from JEH Co. in the amount of $250,000. Certain, potentially substantial, contingent payments, as additional future consideration to JEH Co., or its designee, are to be paid by JEH Eagle. JEH Co. is to receive a percentage of the EBITDA or the modified EBITDA (as defined) of the business acquired (the "JEH EBITDA") on a per year non-cumulative basis for each of JEH Eagle's fiscal years ending on June 30 of 1998 through 2002 (the "Applicable Period"). If the JEH EBITDA reaches $3,000,000, $4,000,000 and $5,000,000 in the foregoing fiscal years, JEH Co. or its designee is to receive 35%, 40% and 50%, respectively, of that fiscal year's JEH EBITDA. If the JEH EBITDA (plus $50,000 of Mr. Helzer's compensation under his employment agreement) (x) for any fiscal year in the Applicable Period is not less than $4,400,000, JEH Eagle is to pay JEH Co. or its designee $1,000,000, provided that the aggregate amounts of such payments is not to exceed $2,000,000; and (y) in the aggregate during the Applicable Period is not less than $20,000,000, JEH Eagle is to pay JEH Co. or its designee the sum of $1,350,000 plus the amount of the difference, if any, between $2,000,000 and the amount to be paid under (x). Additionally, with respect to certain Total Accounts Receivable Reserves, as defined (the "JEH Reserves") which were established at the date of the Acquisition, if JEH Eagle reduces the amount of the JEH Reserves, in any fiscal year during the Applicable Period, JEH Co. or its designee is to be paid 100% of the reduction until the JEH Reserves are not less than $2,500,000 and 50% of the reduction in the JEH Reserves below $2,300,000 down to $600,000. Both of the immediately foregoing percentage payments to JEH Co. or its designee are subject to adjustment in certain events. Additionally, if this Public Offering is completed prior to June 30,2002 and in the event certain JEH EBITDA levels are reached for JEH Eagle during the period from July 1, 1997 through the date of consummation of this Public Offering, JEH Co. or its designee will be entitled to receive $1,000,000 or $1,350,000 (either in cash or in the Company's Common Stock valued at its public offering price) depending upon the JEH's EBITDA level. The Company will issue 300,000 shares of its Common Stock to James E. Helzer in fulfillment of the obligation set forth in the immediately preceding sentence, even if the JEH EBITDA does not reach the required levels. James E. Helzer and E.G. Helzer serve as Eagle's President and Senior Vice President-Operations of Eagle on an "at will" basis at salaries of $50,000 and $25,000 per year, respectively. Pursuant to their "at will" arrangements with Eagle, James E. Helzer and E.G. Helzer are also entitled to receive 20% and 6%, respectively, of Eagle's income before taxes in excess of $600,000 per year.

    In order to pay a substantial portion of the purchase price for the acquisition of JEH Co.'s business and to provide working capital for JEH Eagle, JEH Eagle in July 1997 entered into a five year loan agreement for a credit facility of up to $20,000,000 (the "JEH Facility") guaranteed by TDA and collateralized by substantially all of the assets of JEH Eagle. Of the $13,850,000 initial cash payment portion of the $14,850,000 JEH Co. tentative purchase price, approximately $12,500,000 was supplied pursuant to the JEH Facility and approximately $1,350,000 was contributed to JEH Eagle by TDA as equity capital. In connection with the acquisition of JEH Co., JEH Eagle paid TDA a financing fee of $150,000.

    For the Company to acquire JEH Eagle, the JEH Facility lending institution's consent will be required. Similarly for the Company to acquire Eagle, the Eagle Facility lending institution's consent will be required.

    Assuming the required consents from the lending institutions are obtained and the Public Offering and the Acquisitions are completed and consummated, TDA has advised the Company that after January 1, 2002 it may seek releases from its current guarantees to the lending institutions which granted the Eagle Facility and JEH Eagle Facility. If either of the lending institutions agree to such a release, restrictive terms and conditions may be imposed upon the credit facilities including, but not limited to, a reduction in the maximum amount of funds available under a credit facility, additional and/or higher interest rates and charges and more restrictive financial terms and conditions. Any of the foregoing could have a material adverse effect upon the Company, Eagle and/or JEH Eagle. Alternatively, if after January 1, 2002 the lending institutions refuse to release TDA from its guarantees, TDA has advised the Company that it may seek compensation from the Company for continuing its guarantees to the lending institutions. No such compensation has been agreed upon, could be material to the Company, Eagle and/or JEH Eagle and result in a material benefit to TDA and certain officers and directors of TDA.

    James E. Helzer had rented to JEH Co. and continues to rent to JEH Eagle, pursuant to five-year written leases, the premises for several of JEH Eagle's executive offices at aggregate annual rentals of approximately $486,000. Rental payments to Mr. Helzer for the several distribution facilities he leases to JEH Eagle aggregated $428,000 and $321,000 for JEH Co.'s fiscal year ended December 31, 1996 and JEH Eagle's eight-month period ended February 28, 1998, respectively.

    TDA and JEH Eagle have entered into an agreement pursuant to which TDA provides JEH Eagle with certain services including (i) managerial, (ii) strategic planning, (iii) banking negotiation, (iv) investor relations, and (v) advisory services relating to acquisitions for a five-year term which commenced in July 1997. The monthly fee, the payment of which is to commence upon the closing of the Public Offering and the consummation of the Acquisitions, for the foregoing services is $3,000 increasing to $15,000 per month in January 2000.

    Upon completion of the Public Offering and consummation of the Acquisitions, TDA will provide office space and administrative services to the Company at TDA's offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA. The term of the administrative services agreement will be on a month-to-month basis. The fee payable by the Company to TDA for such administrative services will be $3,000 per month. Prior to the date of this Prospectus, the Company utilized office space and administrative services provided by TDA without charge.

                                    BUSINESS

INTRODUCTION

    The Company was organized to raise capital and acquire, own, integrate and operate seasoned, privately-held companies engaged in the wholesale distribution of roofing supplies and related products industry and companies which manufacture products for or supply products to such industry. Simultaneously with the closing of the Public Offering, the Company will consummate the Acquisitions of Eagle and JEH Eagle. The Company and the Underwriter have agreed that the Combined Entities have a book value of not less than $1,000,000. See "Certain Transactions." Eagle was founded in Florida in 1905. Eagle is a general wholesale distributor of a complete line of roofing supplies and related products through its own sales force and distribution facilities to roofing supply and related products contractors and sub-contractors in the geographic areas where Eagle has distribution centers. Such contractors and sub-contractors are engaged in commercial and residential roofing repair and the construction of new residential and commercial properties. JEH Co. was founded in 1982 and substantially all of its business and assets was sold to JEH Eagle in July of 1997. Similar to Eagle, JEH Eagle is a general wholesale distributor of roofing supplies within the geographic areas of its distribution facilities using similar sales methods. JEH Eagle also distributes drywall and plywood to contractors, builders, and developers primarily engaged in the construction industry while Eagle only recently added drywall products at several of its distribution centers. Upon consummation of the Acquisitions, Eagle and JEH Eagle will become wholly-owned subsidiaries of the Company and will constitute the only business operations of the Company until and unless the Company consummates additional acquisitions. Although the primary focus of the Company's expansion and acquisition program will be on seeking suitable acquisition candidates which are engaged in the wholesale distribution of roofing supplies and related products, the Company will consider the purchase of manufacturers or vendors of products which may be distributed through its wholesale distribution business.

    During Eagle's fiscal year ended June 30, 1997 and eight-month period ended February 28, 1998, Eagle had revenues of approximately $57,576,000 and $36,126,000, respectively, and net income and a net loss of approximately $192,000 and $18,700, respectively. During JEH Co.'s fiscal year ended December 31, 1996 and JEH Eagle's eight month period ended February 28, 1998, JEH Eagle had revenues of approximately $74,893,000 and $44,787,000, respectively, and net income of approximately $171,000 and $295,000, respectively. The results for JEH Co. for its fiscal year ended December 31, 1996 were after payment of compensation to its owner of approximately $2,330,000. There can be no assurance that the recent levels of revenues or net income will continue to be achieved in the future. See "Certain Transactions."

    The Company's activities to date have been limited primarily to its initial organization, negotiating the terms and conditions of the Public Offering and the Acquisitions and obtaining initial financing.

STRATEGY

    Based upon its management's experience in the industry, the Company believes that the roofing supplies and related products distribution industry is fragmented and has the potential for consolidation in response to the competitive disadvantages faced by smaller distributors. The Company believes that the industry is characterized by a large number of relatively small local distribution companies and a few very large, multi-branch and multi-regional distributors and a large, national multi-branch distributor. Roofing supplies products distributors are overwhelmingly privately owned, relationship-based companies that emphasize service, delivery and reliability as well as competitive pricing and breadth of product line to their customers. The Company believes that the competitive environment faced by small distributors, coupled with the desire of many owners of such distributors for liquidity, has prompted a trend toward industry consolidation that offers significant opportunities for expansion oriented distributors, such as the Company. The Company believes that there are opportunities for a company which has the capability to source and distribute products effectively to serve the roofing supplies and related products markets and to effect cost savings and increased profit opportunities through efficiencies of scale which can be applied to companies acquired in the roofing supplies and related products industry.

    The Company plans to seek acquisition candidates primarily in the roofing supplies and related products industry throughout the United States, with greater emphasis on the Southeastern, Midwestern and Western regions and less emphasis on the Northeastern region of the United States. However, the Company may consider acquisition candidates in any of the foregoing regions of the United States if an exceptional opportunity arises. Initial acquisition candidates will be sought in the roofing supply industry, and the factors that the Company may consider in reviewing a potential acquisition candidate include, but are not limited to, the following: (i) geographical locations; (ii) operations contiguous to current areas of operations; (iii) members of its management; (iv) economic viability; (v) the experience of management; (vi) revenues; (vii) historical profitability; (viii) balance sheet quality; (ix) product lines carried; (x) type of customers; (xi) qualities of fleet; (xii) size and number of locations; and (xiii) vendors. As the characteristics of potential acquisition candidates can vary widely, the Company is unable to indicate the weight to be given to the foregoing and other factors, and the foregoing factors should not be considered to be set forth in the Company's order of priority. Acquisition candidates will be sought by members of the management team and the officers of the Company, Eagle and JEH Eagle. Additionally, potential acquisition candidates may be made known to the Company from various sources such as business brokers, venture capitalists, members of the financial community, vendors, others who may present unsolicited proposals and through industry associations. In certain circumstances, the Company may agree to pay a finder's fee for services provided by persons who are not currently executive officers of the Company, Eagle or JEH Eagle, or executive officers or directors of TDA, which submit acquisition candidates to the Company that are subsequently acquired by the Company. However, in the event an acquisition candidate is submitted to and acquired by the Company by a director of the Company, Eagle or JEH Eagle who is not an executive officer of the Company, Eagle or JEH Eagle, the Company anticipates that it may pay any such person a finder's fee the same as if such person were an independent third party. Any such finder's fee will be paid at the then prevailing market rates as determined by the Company's executive officers and be subject to approval by the Company's Board of Directors if such a fee is to be paid to an affiliate of the Company. No such finder's fee will be paid to TDA or persons who are officers or directors of TDA. Purchase prices for the Company's potential acquisition candidates will be determined by negotiations conducted by the Company's management with the prospective sellers. The Company's management will conduct a review of a potential acquisition candidate's business operations and historical financial information in connection with the negotiating process. The Company intends to attempt to make such acquisitions at an amount related to the candidate's book value. However, the Company may pay a sum in excess of a candidate's book value if the Company's assessment of the candidate's product lines, geographic market area, competitive position in that market, customer mix (commercial or residential), the fair market value of its assets or perceived potential future profit warrants such a premium.

    The Company anticipates that it will be able to enhance the profit potential of acquired companies by combining their operations with the operations of Eagle and/or JEH Eagle. It is anticipated that acquired companies should be able to take advantage of (as well as, by becoming affiliated with Eagle and/or JEH Eagle, enhance) Eagle's and/or JEH Eagle's ability to obtain volume discounts and other favorable terms (many of which are dependent on the volume of purchases) from vendors, enabling the acquired companies to obtain better purchasing terms and thereby offer more competitive pricing to customers as a result of Eagle's and JEH Eagle's practice of negotiating prices and terms from vendors on a company-wide or multi-center basis. Additionally, it is anticipated that acquired companies should also be able to take advantage of Eagle's centralized administrative and data processing systems which provide real-time management information systems and centralized administrative functions, thereby relieving acquired companies of some record keeping and administrative functions and enabling them to reduce personnel and overhead expenses. Also, acquired companies should be able to use Eagle's centralized administrative and data processing systems, among other things, to monitor inventory levels and sales by distribution center, allowing each distribution center manager to better assure that his center has sufficient and balanced product inventory to meet the customer needs in that market area. JEH Eagle and Eagle have begun to integrate their computer systems with the objective to fully integrate their systems by the end of 1998 to allow for certain administrative, purchasing, billing, collection, credit control and other similar functions to be combined at one location. The Company anticipates that any future acquisitions will have their similar administrative and other functions integrated with this combined facility. The operations of acquired companies may be enhanced by expanding the product lines that they carry, if they carry fewer product lines than Eagle or JEH Eagle currently carry. Acquired companies may also be able to draw upon the industry experience of Eagle's or JEH Eagle's management to improve their product knowledge, training of branch managers and sales personnel, and ability to service customers. The Company intends to provide expansion capital, if necessary, and administrative and management services to acquired companies.

    The Company considers suitable acquisition candidates to be privately-owned companies having a history of profitable operations or for which profitable potential is perceived by the Company's management. Additionally, as roofing and related products distributors are overwhelmingly relationship based, suitable acquisition candidates should have key managerial personnel willing to continue their employment after the acquisition and a stable sales force that the Company's management anticipates to remain substantially in place after the acquisition. Suitable acquisition candidates may also include the assets and sites of entities which may not be currently profitable or which may be underperforming but located in a geographical market area that the Company's management believes to have profitable potential when restructured and placed under new management. The Company has no present intention to make any acquisitions from any of its affiliates other than the Acquisitions.

    In formulating its acquisition strategy, the Company's has relied upon the experience of management in the wholesale distribution of roofing supplies and related products industry. The majority of distribution center managers have been associated with Eagle or JEH Eagle for more than ten years. James E. Helzer, the President of the Company, Eagle and JEH Eagle, founded JEH Co. in 1982 and was its owner and chief executive officer until substantially all of its business and assets were acquired by JEH Eagle. E.G. Helzer, Senior Vice President-Operations of the Company, Eagle and JEH Eagle was associated with JEH Co. since its inception in 1982. In 1982, JEH Co. commenced operations and by the time of its acquisition in July 1997, it had eleven distribution centers. Douglas P. Fields and Frederick M. Friedman, executive officers and directors of the Company, Eagle and JEH Eagle, have been executive officers and directors of Eagle for approximately twenty-five years. In 1973, at the time Eagle was acquired by TDA, it had one distribution center. Eagle now has fifteen distribution centers.

    The Combined Entities have an aggregate of approximately 61 managerial employees. It is planned that the managerial staffs of the Combined Entities, other members of their staffs and the Company's executive officers, other than Messrs. Fields and Friedman, will principally provide administrative and management services to any acquired companies with Messrs. Fields and Friedman providing oversight of such management and administrative assistance expertise in evaluating and negotiating and financing acquisitions. Messrs. Fields and Friedman each have more than twenty-five years experience in the management of acquisition oriented companies. Under their management, TDA acquired Eagle, JEH Eagle, a distributor of flooring products, a tennis facility, a number of distributors of plumbing, heating, electrical and hardware supplies, a manufacturer of electrical products, a number of other companies and various real estate. James E. Helzer, an executive officer of the Company, Eagle and JEH Eagle founded JEH Co. and developed it into a roofing supply distributor with eleven distribution centers in six states. Although Messrs. Fields and Friedman have not agreed to devote any specified amount of time to the Company and the Combined Entities, they intend to devote such time as is necessary to perform the foregoing services. James E. Helzer has agreed to devote a substantial amount of his time to the Company, Eagle and JEH Eagle. See "Management".

    Although the Company has not specifically identified any probable acquisition candidates nor has it negotiated with any such acquisition candidates and does not currently have any agreements, arrangements or commitments with respect to any proposed acquisition in place, other than the Acquisitions, based upon its management's experience in the industry, it believes that there are a number of suitable acquisition candidates that may meet its criteria. However, there can be no assurance that any additional acquisitions will be consummated. The Company intends to seek out prospective acquisition candidates in businesses that complement or are otherwise related to the business of Eagle and/or JEH Eagle. The Company anticipates that it will finance future acquisitions, if any, through a combination of cash (including a substantial portion of the net proceeds of the Public Offering), issuances of shares of capital stock of the Company and additional equity or debt financing. There can be no assurance that the Company will be able to obtain additional equity or debt financing on terms acceptable to the Company or at all.

EXPANSION

    Management intends to pursue expansion of the operations of the Combined Entities by adding new distribution centers with the proceeds of the Public Offering and by internal growth. During the 1997 calendar year, the Combined Entities opened one (1) new distribution center and is exploring the possibility of opening several more distribution centers during calendar year 1998.

    The Company has allocated approximately $2,176,000 from the net proceeds of the Public Offering to establish six new distribution centers and approximately $700,000 to make leasehold improvements to existing distribution centers and to purchase equipment (trucks, forklifts and similar items) to support the planned six additional distribution centers which are intended to be opened within twenty-four months following the completion of the Public Offering and consummation of the Acquisitions. The Company presently anticipates that the six additional distribution centers will be leased from third parties not affiliated with the Company, Eagle or JEH Eagle. There can be no assurance that any or all of such new distribution centers will be opened within such twenty-four month period or at all.

BUSINESS

    Eagle and JEH Eagle are general wholesale distributors of a complete line of roofing supplies and related products through their own sales forces to roofing supply and related products contractors and sub-contractors in the geographic areas where they have distribution centers. Such contractors and sub-contractors are engaged in commercial and residential roofing repair and the construction of new residential and commercial properties.

    Eagle also distributes sheet metal products used in the roofing repair and construction industries and has begun the distribution of drywall products. JEH Eagle also distributes drywall, plywood and related products to the construction industry. In general, products distributed include equipment, tools and accessory products for the removal of old roofing, re-roofing and roof construction, and related materials such as shingles, tiles, insulation, liquid roofing materials, fasteners, ventilation materials, sheet metal of the type used in the roofing industry, drywall and plywood.

    The following chart indicates the approximate percentage of the indicated product categories sold by Eagle and JEH Eagle for the periods indicated:

                                                        RESIDENTIAL    COMMERCIAL
                                                          ROOFING        ROOFING       SHEET METAL     DRYWALL AND PLYWOOD
                                                       -------------  -------------  ---------------  ---------------------
                                                           EAGLE
FISCAL YEAR ENDED JUNE 30,
1995.................................................          48%            34%             16%                 N/A
1996.................................................          57%            31%             12%                 N/A
1997.................................................          55%            32%             13%                 N/A
Eight Months Ended February 28, 1998.................          59%            27%             13%                  1%

                                                         JEH EAGLE
FISCAL YEAR ENDED DECEMBER 31,
1995.................................................          83%             4%             N/A                 13%
1996.................................................          81%             5%             N/A                 14%
1997.................................................          79%             6%             N/A                 15%
Six Months Ended June 39, 1997.......................          79%             6%             N/A                 15%
Eight Months Ended February 28, 1998.................          78%             6%             N/A                 16%

    Eagle has grown from nine distribution centers at June 30, 1991, including locations in Florida (seven) and Alabama (two), to its current level of fifteen distribution centers including locations in Florida (eleven), Alabama (three) and Mississippi (one). Eagle has pursued its expansion activities by opening new distribution centers. Similarly, JEH Co. grew from six distribution centers in 1990, including locations in Texas (five) and Colorado (one) to eleven distribution centers, including locations in Texas (five), Colorado (four), Indiana (one) and Virginia (one). After opening a new distribution center, the initial focus is to develop a customer base, to develop and improve the distribution center's market position and operational efficiency and then to expand its customer base.

    After a distribution center is opened, the policy of the Combined Entities is to continue to assess each distribution center's performance and profitability. As a result of this ongoing assessment, the Combined Entities have on occasion sold or closed certain distribution centers.

OPERATING STRATEGY

    Key elements of the current operating strategy of the Combined Entities are as follows:

    PURCHASING ECONOMIES. Eagle, JEH Eagle and, where possible, the Combined Entities negotiate with suppliers to obtain volume discounts and other favorable terms. Individual distribution center managers are responsible within their inventory budgets for selecting and ordering inventory tailored to the varied needs of customers in their local markets. Management believes the Combined Entities are able to obtain competitive pricing and purchasing terms, maintain a broad and balanced product line, ensure timely delivery of products, maintain appropriate inventory levels and maintain satisfactory relationships with vendors.

    CENTRALIZING MANAGEMENT INFORMATION SYSTEMS AND ADMINISTRATION. Eagle maintains centralized computer and data processing systems to support decision making throughout its organization including what management believes to be an in-depth credit analysis of its customers. Distribution centers are equipped with on-line, real time management information systems. Eagle's management information systems enable management to perform, control and monitor accounts receivable, inventory levels, order entry, invoicing, sales and profitability by distribution center. Each Eagle distribution center is, therefore, able to respond to specific customer needs and overall market demand and to monitor the effects of actions or decisions on performance and profitability. Eagle has also centralized many administrative functions, such as payroll and employee benefits, credit and collection, insurance, accounting and internal auditing, cash management, human resources, fleet management safety and legal, both to achieve economies of scale and to help managers remain focused on maximizing profitability of their distribution centers. Following JEH Eagle's acquisition of JEH Co.'s distribution centers in July of 1997, Eagle and JEH Eagle began to integrate their computer, data processing and management information systems, and it is anticipated that by the end of calendar year 1998, Eagle and JEH Eagle will be functioning on the same computer hardware and software systems. See "--Strategy."

    DECENTRALIZING OPERATIONS. The Combined Entities have adopted a decentralized operating philosophy to maximize responsiveness to customers' varied needs and to give distribution center managers a sense of responsibility for the performance of their own operations and the Combined Entities as a whole. While the Combined Entities negotiate purchase prices and terms for many products from many vendors on a joint or multi-center basis and each uses central management information systems to achieve economies of scale, each distribution center manager is responsible for selecting and ordering inventory to meet the needs of his customers, for staffing, for controlling all line item expenses (other than central administration allocated items), for product pricing and profit margins, and for creating his annual budget. Further, each distribution center manager has individual profit and loss responsibility for his distribution center and receives incentive compensation based upon the profitability of his distribution center.

PRODUCTS

    Eagle and JEH Eagle distribute a variety of roofing supplies and related products and accessories for use in the commercial and residential roofing repair and construction industries.

    RESIDENTIAL ROOFING PRODUCTS. Shingles (asphalt, ceramic, slate, concrete, fiberglass and fiberglass combined with asphalt), tiles, felt, insulation, waterproof underlaying, ventilation systems and skylights.

    COMMERCIAL ROOFING PRODUCTS. Asphalt, cements, tar, other coatings, modified bitumen and roll roofings.

    SHEET METAL PRODUCTS. These products are sold principally by Eagle and include aluminum, copper, galvanized and stainless sheet metal.

    DRYWALL/PLYWOOD PRODUCTS. These products are sold principally by JEH Eagle and include sheet rock and plywood. They have been introduced into two of Eagle's distribution centers since the fall of 1997.

    Eagle and JEH Eagle also sell accessory products related to each of the foregoing, including, but not limited to, roofing equipment, power and hand tools and fasteners.

VENDORS

    The Combined Entities distribute products manufactured by a number of major vendors. GAF Corporation, a supplier of residential and commercial roofing materials, is Eagle's largest supplier, accounting for approximately 21%, 23%, and 23% of Eagle's sales during its fiscal year ended June 30, 1997 and eight-month period ended February 28, 1998, respectively. During the foregoing periods, three other vendors' products accounted for an aggregate of approximately 23%, 32%, and 18%, respectively, of Eagle's sales. Atlas Roofing Corp., a supplier of residential and commercial roofing materials, is JEH Eagle's largest supplier, accounting for approximately 22%, 15%, and 14% of JEH Co.'s sales during its fiscal years ended December 31, 1995 and 1996 and JEH Eagle's sales during the eight-month period ended February 28, 1998, respectively. During the foregoing periods, three other vendors products accounted for an aggregate of approximately 31%, 34%, and 29%, respectively, of JEH Co.'s and JEH Eagle's sales. Neither of the Combined Entities have written long term supply agreements with any vendors. Management believes that in the event of any interruption of product deliveries from any suppliers, they will be able to secure suitable replacement suppliers on acceptable terms. There can be no assurance that they will be able to secure suitable replacement suppliers on acceptable terms or at all.

CUSTOMERS, SALES AND MARKETING

    The Combined Entities sell and distribute roofing supplies and related products to approximately 5,000 customers engaged in commercial and residential roofing repair and the construction of new residences and commercial properties from distribution centers in seven states. During Eagle's, JEH Co.'s, and JEH Eagle's eight-month periods ended February 28, 1997 and 1998, practically all of their customers purchased products pursuant to short-term credit arrangements. Sales efforts are primarily directed through their salespersons assigned to their distribution centers including "inside" counter persons who serve walk-in and call-in customers and "outside" salespersons calling upon past, current and potential customers. Salespersons rely upon a range of selling techniques all based upon personal and telephone contact, which techniques include but are not limited to "cold calling" for new customers, maintaining relationships with current and former customers, and arranging or locating projects for customers. Neither of the Combined Entities have long term written supply agreements with any of their customers. No Eagle customer accounted for more than 3% of Eagle's sales during either of its fiscal year ended June 30, 1997 or eight-month period ended February 28, 1998. Similarly, no JEH Co. or JEH Eagle customer accounted for more than 4% of JEH's, JEH Co.'s or Eagle's sales during either of its fiscal year ended December 31, 1996 or eight-month period ended February 28, 1998, respectively.

COMPETITION

    Each of the Combined Entities faces substantial competition in the wholesale distribution of roofing supplies from relatively smaller distributors but also faces competition from retail distribution centers and from a number of multi-regional and national wholesale distributors of building products including suppliers of roofing products which are larger than the Combined Entities, including American Builders & Contractors Supply Co., Inc., Cameron Ashley Building Products, Inc., Allied Building Products and Bradco Supply Corporation, which have greater financial resources than the Combined Entities. Each of the Combined Entities currently competes in the wholesale distribution of roofing supplies on the basis of competitive pricing, breadth of product line, prompt delivery, service, providing discounts for prompt payment and on the abilities of its personnel. To a substantially lesser degree, they also compete with larger high volume discount general building supply stores selling standardized lower priced products, sometimes at lower prices, but not carrying the breadth of product lines or offering the same service as provided by full service wholesale distributors such as the Combined Entities. Each of the Combined Entities competes with its competitors on the basis of product delivery, credit extension, customer service and breadth of product line.

    The Company anticipates that it may experience competition from entities and individuals (including venture capital partnerships and corporations, equity funds, blind pool companies, competing wholesale roofing supply distribution centers, large industrial and financial institutions, small business investment companies and wealthy individuals) which are well-established and have greater financial resources and more extensive experience than the Company, Eagle and JEH Eagle combined in connection with identifying and effecting acquisitions of the type sought by the Company. The Company's, Eagle's and JEH Eagle's combined financial resources will be limited in comparison to those of many of such competitors. Such competition could result in the loss of an acquisition candidate or an increase in the price the Company would be required to pay for such acquisitions.

BACKLOG

    The businesses of the Combined Entities are conducted on the basis of short-term orders and prompt delivery schedules precluding any substantial backlog.

EMPLOYEES

    At February 28, 1998, the Combined Entities employed approximately 367 full-time employees, including 6 executives, 61 managerial employees, 80 salespersons (including 37 "inside" salespersons), 185 warehouse persons, drivers and helpers, and 35 clerical and administrative persons. Both Eagle and JEH Eagle have experienced difficulties in retaining drivers and helpers but suitable replacements have been readily available without economic impact. Neither of the Combined Entities is subject to any collective bargaining agreement, and each believes that its relationship with its employees is good.

    The Company has no employees. The Company's management currently consists of five officers, including two officers, Douglas P. Fields and Frederick M. Friedman, neither of whom are required to commit a specific amount of their time to the affairs of the Company. Each of Messrs. Fields and Friedman have significant business interests outside of the Company, including but not limited to TDA and its subsidiaries. Messrs. Fields and Friedman currently devote substantially all of their business time to TDA and its subsidiaries, with approximately 5% to 10% of that time being devoted to the Combined Entities. Accordingly, Messrs. Fields and Friedman may have conflicts of interest in allocating their time among various business activities. However, Messrs. Fields and Friedman will devote no less time than they deem reasonably necessary to carry out their duties to the Company, including the evaluation and negotiation of potential acquisitions. See "Management, "The Acquisition" and "Certain Transactions."

FACILITIES

    EAGLE

    Eagle leases approximately 15,000 square feet of executive office space located at 1451 Channelside Drive, Tampa, Florida 33629, from a wholly-owned subsidiary of TDA, at an approximate annual rental of $120,000. Approximately 7,500 square feet of such space is subleased by Eagle to an unrelated third party tenant. See "Certain Transactions."

    The following tables list the locations of Eagle's showroom and distribution centers.

LOCATIONS OWNED BY AND LEASED FROM A WHOLLY-OWNED TDA SUBSIDIARY

                                                                                   APPROXIMATE    APPROXIMATE BASE
CITY AND STATE                                                                   SQUARE FOOTAGE    ANNUAL RENTAL
-------------------------------------------------------------------------------  ---------------  ----------------
Tampa, Florida.................................................................        69,000       $    173,000
St. Petersburg, Florida........................................................        25,000       $     88,000
Holiday, Florida...............................................................        16,000       $     56,000
Fort Myers, Florida............................................................        16,000       $     56,000
Lakeland, Florida..............................................................        13,000       $   57,000(1)
Pensacola, Florida.............................................................        26,000       $   90,000(2)
Birmingham, Alabama............................................................        39,000       $  127,000(2)
Mobile, Alabama................................................................        24,000       $     65,000

------------------------

(1) Currently leased from a third party, but to be relocated to a 22,000 square foot facility in May 1998 which will be leased from a subsidiary of TDA at an approximate base annual rental of $66,000.

(2) See "Certain Transactions."

    As part of the foregoing arrangements, additional undeveloped land is leased to Eagle from the TDA subsidiary. That undeveloped land is used for storage or reserved for future use. The locations and approximately acreage of the undeveloped land are as follows: Tampa (one); St. Petersburg (two); Holiday (three); Ft. Myers (one and a third); Pensacola (two and a half); and Birmingham
(one).

    As Eagle has been a wholly-owned subsidiary of TDA since 1973, generally there has been no need for Eagle to enter into written leases with the subsidiary of TDA which owns Eagle's foregoing distribution centers. All of the foregoing current distribution centers of Eagle leased from TDA's subsidiary have been leased pursuant to oral agreements. Eagle has not entered into any written leases for the foregoing premises. Upon the closing of the Public Offering and consummation of the Acquisitions, Eagle will enter into written ten-year leases with a subsidiary of TDA which will provide for base annual rentals substantially similar to those set forth above for the first five years of such leases with provisions for increases in rent based upon the consumer price index at the beginning of the sixth year of such ten-year leases and with provisions for five-year renewal options, increases in rent based upon the consumer price index, and lease terms, additional rental and other charges customarily included in such leases, including provisions requiring Eagle to insure and maintain and pay real estate taxes on the premises as is currently required. Such leases will be on terms no less favorable than Eagle could obtain from independent third parties. See "The Acquisitions" and "Certain Transactions."

                                       LOCATIONS LEASED FROM THIRD PARTIES
------------------------------------------------------------------------------------------------------------------
                                                                                   APPROXIMATE    APPROXIMATE BASE
CITY AND STATE                                                                   SQUARE FOOTAGE    ANNUAL RENTAL
-------------------------------------------------------------------------------  ---------------  ----------------
Clearwater, Florida............................................................         5,000       $   23,000(1)
Montgomery, Alabama............................................................        24,000       $   44,000(2)
Panama City, Florida...........................................................         5,000       $   63,000(3)
Fort Walton Beach, Florida.....................................................         8,000       $   36,000(4)
Crystal River, Florida.........................................................        12,600       $   42,000(5)
Lakeland, Florida..............................................................        13,000       $   57,000(6)
Tallahassee, Florida...........................................................        15,000       $   45,000(7)
Gulfport, Mississippi..........................................................        13,000       $   32,000(8)

------------------------

(1) The lease for the Clearwater, Florida, premises expires on or about August 31, 1998 and provides for a five-year renewal option with increased renewal term rental payments based upon the Consumer Price Index ("CPI"), but not to exceed 5%. Pursuant to this lease, Eagle is required to pay all municipal, county and state taxes , maintain and carry comprehensive public liability insurance on the premises.

(2) The lease for the Montgomery, Alabama, premises is on a month-to-month basis. Pursuant to this lease, Eagle is required to pay its pro rata share (as defined) of increases in certain taxes, such as property and taxes on rentals, and premium increases for fire, casualty and other types of coverage that the landlord maintains for these premises.

(3) The lease for the Panama City, Florida, premises expires on or about February 15, 2001 and provides for a five-year renewal option at an increased rental based on the CPI. Pursuant to this lease, Eagle is required to maintain the premises and provide fire, windstorm and other insurance. Additionally, Eagle is required to pay all sales and use taxes imposed upon the rental payments for the premises. Eagle has the right of first refusal to purchase these premises in certain events.

(4) The lease for the Fort Walton Beach, Florida, premises expires on or about December 31, 1998 and provides for a five-year renewal option at increased rent based upon the CPI along with applicable sales and use taxes. Eagle is also required to maintain liability insurance on the premises.

(5) The lease for the Crystal River, Florida, premises expires on June 30, 1998 and requires annual rental increases based upon the CPI. This lease provides for a two-year renewal option. Eagle is also required to maintain the premises, pay certain taxes (sales, use, rent, receipts) and pay public liability insurance premiums.

(6) The lease for the Lakeland, Florida, premises is on a month-to-month basis. This facility is to be relocated in May 1988 to a 22,000 square foot facility owned by a subsidiary of TDA.

(7) The lease for the Tallahassee, Florida, premises expires on July 31, 1999 and provides for two five-year renewal options with the base rental escalating at the rate of three percent per year during option years and a right of first refusal to purchase the premises. This lease requires Eagle to pay any real estate and sales taxes, maintain the premises and provide liability insurance.

(8) The lease for the Gulfport, Mississippi, premises expires on May 31, 1998 and provides for a five-year renewal option on terms and conditions to be negotiat-ed. This lease requires Eagle to maintain liability insurance on the premises, maintain the premises and pay any real estate and personal property taxes.

JEH EAGLE

    JEH Eagle leases approximately 8,000 and 10,000 square feet of executive office and showroom space located at 2500 U.S. Highway 287, Mansfield, Texas 76063 and 8221 E. 96th Avenue, Henderson, Colorado 80640, respectively, from James E. Helzer, the President of the Company, Eagle and JEH Eagle. The annual aggregate rental for the foregoing premises is combined with the rentals of relevant distribution centers discussed below.

    The following tables list the locations of JEH Eagle's distribution centers.

                               LOCATIONS OWNED BY AND LEASED FROM JAMES E. HELZER
-----------------------------------------------------------------------------------------------------------------
                                                                                  APPROXIMATE    APPROXIMATE BASE
CITY AND STATE                                                                   SQUARE FOOTAGE   ANNUAL RENTAL
-------------------------------------------------------------------------------  --------------  ----------------
Henderson, Colorado............................................................       100,000       $  108,000
Colorado Springs, Colorado.....................................................         3,000       $   19,000
Mansfield, Texas...............................................................        48,000       $  213,000
Colleyville, Texas.............................................................         7,000       $   42,000
Frisco, Texas..................................................................        17,000       $   60,000
Mesquite, Texas................................................................        10,000       $   43,000

    The foregoing premises are leased to JEH Eagle from James E. Helzer pursuant to five-year leases expiring in June 2002 providing the indicated base annual rentals with provisions for five percent (5%) increases effective July 2000. Except for the Frisco, Texas, premises, said leases grant JEH Eagle two five-year renewal options providing for five percent (5%) increases in the base annual rent during certain renewal years. Additional rental and other charges for the foregoing leases include provision for JEH Eagle to insure and maintain and pay all taxes on the premises. JEH Eagle also has a right of first refusal to purchase the foregoing premises. The Company believes that such leases are on terms no less favorable than JEH Eagle could have obtained from independent third parties.

    As part of the foregoing leases, additional undeveloped land is leased to JEH Eagle from James E. Helzer. That undeveloped land is used for storage or reserved for future use. The locations and approximate acreage of the undeveloped land is as follows: Henderson (six), Colorado Springs (three), Mansfield (twelve and a half), Colleyville (one and a half), Frisco (two and a half) and Mesquite (two).

                                       LOCATIONS LEASED FROM THIRD PARTIES
------------------------------------------------------------------------------------------------------------------
                                                                                   APPROXIMATE    APPROXIMATE BASE
CITY AND STATE                                                                   SQUARE FOOTAGE    ANNUAL RENTAL
-------------------------------------------------------------------------------  ---------------  ----------------
Eagle, Colorado................................................................        10,000       $   72,000(1)
Fort Collins, Colorado.........................................................         9,000       $   32,000(2)
Indianapolis, Indiana..........................................................        15,000       $   66,000(3)
Austin, Texas..................................................................        56,000       $   96,000(4)
Norfolk, Virginia..............................................................        19,000       $   55,000(5)

------------------------

(1) The lease for the Eagle, Colorado, premises expires in April 1999 but may be terminated by JEH Eagle on thirty days notice and provides for two two-year renewal options. Pursuant to this lease, JEH Eagle is required to pay all utility bills and assessments and maintain and carry comprehensive public liability insurance on the premises.

(2) The lease for the Fort Collins, Colorado, premises is on a month-to-month basis. JEH Eagle is required to pay its proportionate share of taxes, insurance and maintenance charges for these premises and maintain the portion of the premises it occupies.

(3) The lease for the Indianapolis, Indiana, premises expires in March 2002 and requires JEH Eagle to pay real estate taxes and carry comprehensive public liability insurance on the premises.

(4) The lease for the Austin, Texas, premises expired and continues on a month-to-month basis and requires JEH Eagle to pay all real estate taxes and carry comprehensive public liability insurance on the premises.

(5) The lease for the Norfolk, Virginia, premises expires in June 1998 and requires JEH Eagle to pay all real estate taxes and assessments and maintain and carry comprehensive public liability insurance on the premises.

    At the time Eagle opened its former Fort Lauderdale, Florida, distribution center, in the early part of the 1980s, TDA established a subsidiary to acquire that facility which was financed by the issuance of an industrial revenue bond. The financial institution providing the industrial revenue bond required a written lease between the TDA subsidiary and Eagle as a precondition to the issuance of that bond. The term of Eagle's lease for the Fort Lauderdale, Florida, premises continues through May 1, 1999 even though Eagle has vacated those premises. Upon completion of the Public Offering and consummation of the Acquisitions, TDA or its relevant subsidiary will agree to indemnify Eagle for any payments that Eagle is required to make which are in excess of Eagle's obligations under the foregoing lease. The Fort Lauderdale, Florida, premises has been sublet to an entity not otherwise affiliated with Eagle or TDA for a term expiring on May 1, 1999. See "The Acquisitions" and "Certain Transactions."

    TDA will provide office space and administrative services to the Company at its offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA upon the closing of the Public Offering and consummation of the Acquisitions. The term of the administrative services agreement will be on a month-to-month basis. The fee payable by the Company to TDA for such administrative services will be $3,000 per month. Prior to the closing of the Public Offering, the Company utilized office space and administrative services provided by TDA without charge. See "Certain Transactions."

LEGAL PROCEEDINGS

    Neither the Company, Eagle, nor JEH Eagle are subject to any material legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of the Company are as follows:

NAME                                            AGE                                 POSITION
------------------------------------------      ---      ---------------------------------------------------------------
Douglas P. Fields(1)......................          55   Chairman of the Board and Chief Executive Officer
James E. Helzer(1)........................          57   President and Director Nominee, Vice Chairman Nominee of the
                                                         Board of Directors(4)
Frederick M. Friedman(1)..................          57   Executive Vice President, Treasurer, Secretary and a Director
E.G. Helzer...............................          46   Senior Vice President-Operations
Steven R. Andrews(2)(4)...................          43   Vice President--Legal and a Director
Paul D. Finkelstein(3)(4).................          55   Director Nominee
John E. Smircina(1)(2)(3)(4)..............          66   Director Nominee
George Skakel III(2)(4)...................          47   Director Nominee

------------------------

(1) Upon successful completion of the Public Offering and consummation of the Acquisitions, said persons are anticipated to become members of the Executive Committee of the Company's Board of Directors.

(2) Upon successful completion of the Public Offering and consummation of the Acquisitions, said persons are anticipated to become members of the Audit Committee of the Company's Board of Directors.

(3) Upon successful completion of the Public Offering and consummation of the Acquisitions, said persons are anticipated to become members of the Compensation Committee of the Company's Board of Directors.

(4) Upon successful completion of the Public Offering and consummation of the Acquisitions, said person is anticipated to become the Company's Vice President-Legal or a member of the Company's Board of Directors, as the case may be.

    Set forth below is a brief background of the executive officers, directors and director nominees of the Company, based on information supplied by them.

    Douglas P. Fields has been the Chairman of the Board of Directors, Chief Executive Officer and a Director of the Company since inception. From the Company's inception until July 1996, Mr. Fields also served as its President. For more than the past five years, Mr. Fields has been the Chairman of the Board of Directors, President and Chief Executive Officer of TDA and Chief Executive Officer and a Director of each of its subsidiaries, including Eagle, Cooper Flooring International, Inc ("CFI") and Northeastern Plastics, Inc ("NPI") (which was a subsidiary of TDA until August 1996 when it was acquired by Acqueren, Inc. ("AI") of which TDA currently owns 45% and of which Mr. Fields remains Chief Executive Officer). Since February 1996, Mr. Fields has served as AI's Chief Executive Officer and is required to devote 25% of his time to that corporation. Since July 1997, Mr. Fields has held the positions of Chairman of the Board and Chief Executive Officer of JEH Eagle. TDA is a holding company whose operating subsidiaries are engaged primarily in the wholesale distribution of building supplies and home furnishing products (Eagle, JEH Eagle and CFI), the distribution of a variety of electrical devices (NPI), the operation of an indoor tennis facility and the management of real estate. Upon successful completion of the Public Offering and consummation of the Acquisitions, it is anticipated that Mr. Fields will devote no less time to the Company's affairs than he deems reasonably necessary to discharge his duties to the Company. Mr. Fields received a Master's degree in Business Administration from the Harvard University Graduate School of Business Administration in 1966 and a B.S. degree from Fordham University in 1964.

    Frederick M. Friedman has been Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company since inception. For more than the past five years, Mr. Friedman has been Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of TDA and Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of each of its subsidiaries, including Eagle, CFI and NPI (which was a subsidiary of TDA until August 1996 when it was acquired by AI). Since February 1996, Mr. Friedman has held similar positions with AI and is required to devote 25% of his time to that corporation. Since July 1997, Mr. Friedman has held the same position with JEH Eagle. Upon successful completion of the Public Offering and consummation of the Acquisitions, it is anticipated that Mr. Friedman will devote no less time to the Company's affairs than he deems reasonably necessary to discharge his duties to the Company. Mr. Friedman received a B.S. degree in Economics from The Wharton School of the University of Pennsylvania in 1962.

    James E. Helzer has been the President of JEH Eagle since July 1997 and President of the Company and Eagle since December 1997. From 1982 until July 1997, Mr. James E. Helzer was the owner and Chief Executive Officer of JEH Co.

    E.G. Helzer has been the Senior Vice President-Operations of JEH Eagle, Eagle and the Company since July 1997, December 1997 and December 1997, respectively. From 1994 until July 1997, Mr. E.G. Helzer was the Vice President of Operations and Colorado Manager of JEH Co. From 1982 until 1994, he was JEH Co.'s Manager Production and Service.

    Steven R. Andrews has been a Director of the Company since May 1996. For more than the past five years, Mr. Andrews has been engaged in the private practice of law. Mr. Andrews received a Juris Doctor degree and an L.L.M. degree in 1977 and 1978 from Stetson University and New York University, respectively. Mr. Andrews has agreed to serve as the Company's Vice President-Legal upon the consummation of this Public Offering and the Acquisitions. In his capacity as the Company's Vice President-Legal, Mr. Andrews has entered into an agreement with the Company requiring him to review the Company's and its officers' and directors' compliance with their obligations under federal and state securities laws. Mr. Andrews will be required to report his findings to the Audit Committee of the Company's Board of Directors on a periodic basis. The Company's agreement with Mr. Andrews does not require him to devote any minimum amount of time to the foregoing obligations and provides him with compensation of $1,000 per month.

    Paul D. Finkelstein has been the president and director of the Regis Corporation, an operator of beauty salons and a cosmetic sales company, for more than the past five years and that corporation's Chief Executive Officer since July 1996. Mr. Finkelstein received a Master's degree in Business Administration from the Harvard University Graduate School of Business Administration in 1966 and a B.S. degree in Economics from The Wharton School of the University of Pennsylvania in 1964.

    John E. Smircina has been a partner in the law firm of Wade, Hughes and Smircina, P.C since April 1993. From prior to 1991 to March 1993, Mr. Smircina was self-employed as a consultant. For more than the past five years, Mr. Smircina has been a Director of TDA, and he became a director of AI in February 1996. Mr. Smircina received a Master's degree in Industrial Management from Ohio University in 1954 and a B.A. degree in Political Science from Ohio University in 1953.

    George Skakel III has been a private investor for more than the past five years. Mr. Skakel received a B.S. degree in Economics from the University of Delaware in 1973 and a master's degree in Business Administration from the Harvard University Graduate School of Business Administration in 1978.

    Directors of the Company serve until the next annual meeting of stockholders of the Company and until their successors are elected and duly qualified. Officers of the Company will be elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

    The Board of Directors has established an Executive Committee which is composed of Douglas P. Fields and Frederick M. Friedman. The Board of Directors of the Company can delegate to the Executive

Committee all of the powers and authority (other than those reserved by statute to the full Board of Directors) of the full Board of Directors in the management of the business and affairs of the Company.

    In connection with certain transactions which occurred in 1971 and 1973, Messrs. Fields and Friedman and TDA, then a public company, without admitting or denying the allegations set forth in a civil action commenced by the Commission, in 1976 consented to a final judgement of permanent injunction which, in summary, provided that Messrs. Fields and Friedman and TDA were permanently enjoined from violating the registration, reporting, proxy and the anti-fraud provisions of the federal securities laws and rules. Additionally, Messrs. Fields and Friedman agreed to certain ancillary relief which included their agreements, for a period of two years, to resign as directors of TDA and a publicly held subsidiary of TDA and not to vote any securities of TDA and the subsidiary owned or controlled by them. The Commission's complaint alleged, among other things, that in 1973 TDA and Messrs. Fields and Friedman, in connection with TDA's acquisition of Eagle, caused an improper finder's fee to be paid to Messrs. Fields' and Friedman's designee with a portion of such finder's fee being paid back to Mr. Friedman. Based upon facts related to the injunctive action, in 1979, Messrs. Fields and Friedman were found guilty of conspiring to violate the federal securities laws and making false statements in filings made with the Commission. Messrs. Fields and Friedman were sentenced to six and three months incarceration, respectively, and both were fined. Also, on facts related to the injunctive action, Mr. Friedman was found guilty of mail and wire frauds. Mr. Friedman was sentenced to one month incarceration on each of three counts.

KEY PERSON LIFE INSURANCE

    JEH Eagle maintains a "key person" life insurance policy in the amount of $2,000,000 on the life of James E. Helzer, the President of the Company, Eagle and JEH Eagle, naming JEH Eagle beneficiary of such policy. The Company maintains "key person" life insurance policies in the amount of $1,000,000 on each of the lives of Douglas P. Fields, its Chairman of the Board and Chief Executive Officer, and Frederick M. Friedman, its Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company.

EXECUTIVE COMPENSATION

    The following table sets forth certain summary information with respect to the compensation paid by the Company, Eagle or JEH Eagle for services rendered in all capacities to each of these entities during each of their last two fiscal years by those persons indicated. Neither the Company, Eagle nor JEH Eagle have had any other executive officer whose total annual salary and bonus exceeded $100,000 for either of said fiscal years:

SUMMARY COMPENSATION TABLE

                                                                                  FISCAL YEAR
NAME AND                                                                             ENDED
  PRINCIPAL POSITION                                                               JUNE 30,     SALARY($)     BONUS($)
-------------------------------------------------------------------------------  -------------  ----------  -------------
Thomas W. Havnes,..............................................................         1997    $  120,000          -0-
former executive officer                                                                1996    $  104,200          -0-

    Mr. Havnes was the President of Eagle from February 1994 until December 1997, Senior Vice President of Eagle from December 1997 until February 1998. Mr. Havnes had also been the Company's President from July 1996 until December 1997 and its Senior Vice President until February 1998.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

    The Company, Eagle and JEH Eagle have entered into agreements with four persons who are anticipated to receive cash compensation in excess of $100,000 per year.

    The Company and Eagle have entered into employment agreements with Messrs. Fields and Friedman, to become effective upon closing of the Public Offering and consummation of the Acquisitions, pursuant to which they will act as Chairman of the Board and Chief Executive Officer, and Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company and Eagle, respectively, for a five-year period, at annual salaries of $200,000 each, subject to annual increases or bonuses as may be determined by the Board of Directors. Pursuant to their employment agreements, Messrs. Fields' and Friedman's written consent is required if they are to be employed other than in proximity to their residences. Messrs. Fields and Friedman reside in Connecticut and New York, respectively. The employment agreements require the Company and Eagle to provide their beneficiaries and each of them, respectively, with twelve-months salary in the event of death or disability and indemnify them the full extent permitted under the Delaware General Corporation Law. Their employment agreements do not require either Messrs. Fields or Friedman to commit a specific amount of their time to the affairs of the Company. However, Messrs. Fields and Friedman will devote no less time than they deem reasonably necessary to carry out their duties to the Company, including the evaluation and negotiation of potential acquisitions.

    JEH Eagle has entered into agreements with Messrs. Fields and Friedman, pursuant to which they act as Chairman of the Board of Directors and Chief Executive Officer, and Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of JEH Eagle, respectively, for a five-year period which commenced in July 1997, at annual salaries of $60,000 each, subject to annual increases and bonuses as may be determined by JEH Eagle's Board of Directors. The compensation payable to Messrs. Fields and Friedman under their employment agreements shall commence upon the closing of the Public Offering and consummation of the Acquisitions. Pursuant to their agreements, Messrs. Fields' and Friedman's written consent is required if they are to be employed other than in proximity to their residences. The agreements require JEH Eagle to provide their beneficiaries and each of them, respectively, with twelve months salary in the event of death or disability and indemnify Messrs. Fields and Friedman to the full extent permitted under the Delaware General Corporation Law. Their agreements do not require either Messrs. Fields or Friedman to commit a specific amount of their time to the affairs of JEH Eagle. However, Messrs. Fields and Friedman will devote no less time than they deem reasonably necessary to carry out their duties to JEH Eagle.

    The Company's and JEH Eagle's agreements with Messrs. Fields and Friedman contain provisions for payments of salary and benefits following a change of control (as defined) of the Company or JEH Eagle, the failure to reappoint either of them to his position, a salary reduction or the Company or JEH Eagle's failure to perform its obligation under their respective agreements. In general, under such circumstances, each of Messrs. Fields and Friedman would be entitled to a cash payment equivalent to his salary for the remaining term of his agreement, and continued life, health and disability insurance benefits for a period of two years.

    JEH Eagle has also entered into agreements with Messrs. James E. Helzer and E.G. Helzer pursuant to which they serve as executive officers of JEH Eagle for terms of five and three years, respectively, which commenced in July 1997, at annual salaries of $250,000 and $125,000 as to Mr. James E. Helzer and Mr. E.G. Helzer, respectively, subject to annual review by JEH Eagle's Board of Directors. Additionally, as of January 1, 1998, James E. Helzer has accepted the positions of President of the Company and Eagle. James E. Helzer will continue as the President of JEH Eagle and will become Vice Chairman of the Company's Board of Directors upon closing of the Public Offering and consummation of the Acquisitions. As additional compensation, James E. Helzer's salary was increased by $50,000 to $300,000 per year and he is required to devote approximately 80% of his working time to the Company, Eagle and JEH Eagle. Additionally, E.G. Helzer is to continue as the Senior Vice President-Operations of JEH Eagle and has agreed to accept the positions of Senior Vice President-Operations of Eagle and the Company as of January 1, 1998, and his salary was increased by $25,000 to $150,000 per year. Additionally, James E. Helzer and E.G. Helzer are entitled to receive 20% and 6%, respectively, of Eagle's earnings before taxes in excess of $600,000 per year. James E. Helzer and E.G. Helzer are employed as President and Senior Vice President-Operations, respectively, of the Company and Eagle on an "at will" basis. See "The Acquisitions" and "Certain Transactions."

    Upon the closing of the Public Offering and consummation of the Acquisitions, pursuant to the Company's 1996 Stock Option Plan, the Company intends to grant to each of Messrs. Douglas P. Fields, Frederick M. Friedman, James H. Helzer and E.G. Helzer options exercisable to purchase 35,000, 35,000, 100,000 and 50,000 shares of Common Stock, respectively. Such options will have a term of ten years and will be exercisable at the offering price of the Common Stock sold pursuant to the Public Offering. Such options will vest as to 20% of the underlying shares of Common Stock on each successive anniversary of the date of grant commencing one year from the date of the closing of the Public Offering, provided that they are employees of the Company on such dates.

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive compensation for their services as directors; however, the Board of Directors may authorize the payment of compensation to directors for their attendance at regular and special meetings of the Board and for attendance at meetings of committees of the Board as is customary for similar companies. Directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company. Upon completion of the Public Offering and consummation of the Acquisitions, all non-officer directors and director nominees, except for Mr. Andrews and Mr. Smircina, of the Company will each receive options to purchase 10,000 shares of the Company's Common Stock, exercisable at $5.00 per share.

LIMITATION ON LIABILITY OF DIRECTORS

    The Delaware General Corporation Law permits a corporation, through its Certificate of Incorporation, to exonerate its directors from personal liability to the corporation or to its stockholders for monetary damages for breach of fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the extent permitted by this statutory provision. The Company has been advised that it is the position of the Commission that, insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, that provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

STOCK OPTION PLAN

    In August 1996, the Board of Directors adopted and the stockholders approved the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"). The 1996 Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code"), to certain employees, directors and consultants and (ii) options not intended to so qualify ("Non-Qualified Stock Options") to employees (including directors and officers who are employees of the Company), directors and consultants. The total number of shares of Common Stock for which options may be granted under the 1996 Stock Option Plan is 1,000,000 shares. Upon the closing of the Public Offering and consummation of the Acquisitions, the Company intends to grant options exercisable into 700,000 shares of Common Stock to various of its employees, including options to purchase an aggregate of 220,000 shares which will be issued to Messrs. Fields, Friedman, James E. Helzer, and E.G. Helzer. The exercise price of these options will be the price to the public of the shares of Common Stock offered in the Public Offering.

    Upon the closing of the Public Offering and consummation of the Acquisitions, Messrs. Finkelstein and Skakel, director nominees of the Company, will each be granted options to purchase 10,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan. Such options will have a term of ten years and will be exercisable at $5.00 per share and will vest on the first anniversary of the date of grant.

    The 1996 Stock Option Plan is to be administered by the Board of Directors or a committee appointed by the Board of Directors which will determine the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the 1996 Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee.

    The exercise price of all stock options granted under the 1996 Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of all classes of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option must be not less than 110% of the fair market value on the date of grant. The term of each option granted pursuant to the 1996 Stock Option Plan may be established by the Board of Directors or a committee of the Board of Directors, in its sole discretion; provided, however, that the maximum term of each Incentive Stock Option granted pursuant to the 1996 Stock Option Plan is ten years. With respect to any Incentive Stock Option granted to a participant who owns stock possessing more than 10% of the voting rights of all classes of the Company's outstanding capital stock, the maximum term is five years. Options shall become exercisable at such times and in such installments as the Board of Directors or a committee of the Board of Directors shall provide in the terms of each individual option.

OPTIONS GRANTED PURSUANT TO THE 1996 STOCK OPTION PLAN TO EXECUTIVE OFFICERS,
  DIRECTORS AND DIRECTOR NOMINEES OF THE COMPANY

    The table below shows, as to each of the executive officers, Directors and Director Nominees of the Company and as to all executive officers, Directors and Director Nominees of the Company as a group, the following information with respect to stock options to be granted under the 1996 Stock Option Plan: (i) the aggregate amounts of shares of Common Stock subject to options to be granted on the closing date of the Public Offering and consummation of the Acquisitions; and (ii) the price or range per share option exercise price for options to be granted on the closing date of the Public Offering and consummation of the Acquisitions for these individuals. No other options for these individuals have been issued or will be issued and outstanding on the closing date of the Public Offering and consummation of the Acquisitions.

NAMES OF EXECUTIVE OFFICERS,                                                         SHARES SUBJECT     PER SHARE
  DIRECTORS AND DIRECTOR NOMINEES                                                      TO OPTIONS    EXERCISE PRICE
-----------------------------------------------------------------------------------  --------------  ---------------
Douglas P. Fields(1)...............................................................        35,000       $    5.00
Frederick M. Friedman(1)...........................................................        35,000       $    5.00
James E. Helzer(1).................................................................       100,000       $    5.00
E.G. Helzer(1).....................................................................        50,000       $    5.00
Paul D. Finkelstein(2).............................................................        10,000       $    5.00
George Skakel III(2)...............................................................        10,000       $    5.00
All Executive Officers, Directors and Director Nominees as a group (8 persons).....       240,000       $    5.00

------------------------

(1) All of the options to be granted to Messrs. Fields, Friedman, James E. Helzer and E.G. Helzer will vest at a rate of 20% per year from the closing date of the Public Offering, limited, however, such that the total amount of all options granted to each of them and vesting in any single year does not exceed $100,000 at the exercise price.

(2) The options to be granted to Messrs. Finkelstein and Skakel will not vest until one year from the closing date of the Public Offering.

OTHER COMPENSATION

    Eagle and JEH Eagle provide basic health, major medical and life insurance for its employees, including its executive officers. Eagle and JEH Eagle have also adopted 401(K) Retirement Savings Plans for eligible employees, as described below. No other retirement, pension or similar program has been adopted by the Company, Eagle or JEH Eagle. These and other benefits may be adopted by the Company for its employees in the future.

    In July 1992 and January 1998, Eagle and JEH Eagle adopted 401(K) Retirement Savings Plans for employees of Eagle and JEH Eagle, respectively (the "401(K) Plan"). Eligible employees include all employees of Eagle and JEH Eagle who have completed one year of employment and have attained the age of 21. The 401(K) Plan permits employees to make voluntary contributions to the 401(K) Plan up to a dollar limit set by law. Eagle and JEH Eagle may contribute discretionary matching contributions equal to a determined percentage of the employees' contributions. Benefits under the 401(K) Plan are distributable upon retirement, disability, termination of employment or certain financial hardship, subject to regulatory requirements. Each participant's share of Eagle's and JEH Eagle's contributions vests at the rate of 20% per year until after six years of service, at which time the participant becomes fully vested.

    A $9,000 contribution to the 401(K) Plan was made by Eagle during its fiscal year ended June 30, 1997. Amounts to be contributed in the future are at the discretion of Eagle's and JEH Eagle's Boards of Directors. Accordingly, it is not possible to estimate the amount of benefits that will be payable to participants in the 401(K) Plan upon their retirement. The trustees under the 401(K) Plan are Robert L. Noojin and Dennis J. Paliaga.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this Prospectus, after giving effect to the Acquisitions as if they had occurred on that date, certain information concerning beneficial ownership of shares of Common Stock with respect to (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each executive officer, director and director nominee of the Company, and (iii) all officers, directors and director nominees of the Company as a group:

                                         AMOUNT AND NATURE      APPROXIMATE PERCENTAGE OF    APPROXIMATE PERCENTAGE OF
                                           OF BENEFICIAL           COMMON STOCK OWNED           COMMON STOCK OWNED
                                             OWNERSHIP           BEFORE PUBLIC OFFERING      AFTER PUBLIC OFFERING(5)
                                       ----------------------  ---------------------------  ---------------------------
TDA Industries, Inc.(1)..............          4,000,000(2)                  85.1%                        59.7%
Douglas P. Fields(1).................          4,000,000(2)(3)               85.1%                        59.7%
Frederick M. Friedman(1).............          4,000,000(2)(3)               85.1%                        59.7%
James E. Helzer(1)...................            300,000(3)(4)                6.4%                         4.5%
E.G. Helzer(1).......................                  0(3)                     *                            *
Steven R. Andrews(1).................            100,000                      2.1%                         1.5%
Paul D. Finkelstein(1)...............                  0(3)                     *                            *
John E. Smircina(1)..................          4,000,000(2)                  85.1%                        59.7%
George Skakel III(1).................                  0(3)                     *                            *
All executive officers, directors and
  director-nominees as a group (9
  persons)...........................          4,400,000(2)(3)               93.6%                        65.7%

*   Denotes less than 1%.

------------------------

(1) The address for TDA Industries, Inc. is 122 East 42nd Street, New York, New York 10168. The address for Messrs. Fields and Friedman is c/o Eagle Supply Group, Inc. at the foregoing street address, Suite 1116. The address for Mr. Andrews is 822 North Monroe Street, Tallahassee, Florida 32303. The address for Messrs. Helzer is 2500 U.S. Highway 287, Mansfield, Texas 76063. The address for Mr. Finkelstein is c/o Regis Corp., 7201 Metro Boulevard, Minneapolis, Minnesota 55439-2130. The address for Mr. Smircina is 616 N. Washington Street, Alexandria, Virginia 22314. The address for Mr. Skakel is 333 Ludlow Street, Stamford, Connecticut 06902.

(2) Includes 2,000,000 shares of Common Stock currently owned by TDA. Also includes 2,000,000 shares of Common Stock to be issued to TDA upon consummation of the Acquisitions. Messrs. Fields and Friedman are officers and directors and principal stockholders of TDA. Mr. Smircina is a director of TDA. Each of Messrs. Fields, Friedman and Smircina may be deemed to exercise voting control over securities of the Company owned by TDA.

(3) Does not include options granted under the Company's 1996 Stock Option Plan. See "Management."

(4) Includes 300,000 shares of Common Stock to be issued to James E. Helzer in connection with the Acquisitions.

(5) All approximate percentages after the Public Offering give effect to the issuance of the foregoing 2,000,000 and 300,000 shares of the Company's Common Stock to TDA and James E. Helzer, respectively.

                              CERTAIN TRANSACTIONS

    Simultaneously with the closing of the Public Offering, the Company will consummate the Acquisitions. The Underwriter and the Company have agreed that at the consummation of the Acquisitions, the Combined Entities have a book value of not less than $1,000,000 after Eagle cancels, in the form of a non-cash dividend, all indebtedness of TDA to Eagle with TDA contributing sufficient cash or assets to achieve the $1,000,000 book value in the event of a deficiency. The number of shares of the Company's Common Stock to be issued to TDA in connection with the Acquisitions was determined by negotiations among the Company, TDA and the Underwriter. Factors considered in such negotiations included but were not limited to (a) the historical results of the combined entities, (b) their future business prospects, (c) their industry position, principally on a combined basis, (d) their product line breadth, (e) their customer bases, (f) the experience of their management and personnel, (g) the locations of their distribution facilities, and (h) their net worth. The number of shares to be issued to James E. Helzer were determined by negotiations among JEH Eagle and JEH Co. at the time of the acquisition of substantially all of the business and assets of JEH Co. by JEH Eagle. The consideration to be paid by the Company to TDA for the Acquisitions was determined by negotiations among the Company, TDA and the Underwriter, without independent appraisal. If effected as of February 28, 1998, the amount of the non-cash dividend from Eagle to TDA would have been approximately $2,839,000. Any payment to Eagle or JEH Eagle by TDA to satisfy the $1,000,000 combined book value requirement set forth above will be paid to Eagle or JEH Eagle by TDA within 45 days of the closing of the Public Offering and consummation of the Acquisitions. Upon consummation of the Acquisitions, Eagle and JEH Eagle will become wholly-owned subsidiaries of the Company and will constitute the only business operations and sources of revenue of the Company until such time, if any, as the Company consummates additional acquisitions. See "The Acquisitions."

    TDA is a holding company which operates five business enterprises, including Eagle, JEH Eagle and real estate investment companies. At the date of this Prospectus, Eagle and JEH Eagle are wholly owned by TDA. See "Principal Stockholders." For TDA's fiscal years ended June 30, 1996 and 1997, Eagle's revenues constituted a majority of TDA's revenues.

    On or about December 23, 1994, Eagle secured a four year revolving credit facility in the amount of $7,500,000, guaranteed by TDA (the "Eagle Facility"). Eagle's obligations under the Eagle Facility are collateralized by certain tangible and intangible current assets of Eagle with borrowings based on a formula relating to certain levels of receivables and inventory, as defined therein. By June 30, 1995, Eagle used its borrowings under this revolving credit facility to repay $2,325,533 of its indebtedness to TDA and to advance $3,308,681 to TDA. The Eagle Facility requires TDA's reaffirmation of its guaranty in certain events including, but not limited to, the event that TDA or TDA's stockholders cease to own all of Eagle's securities. See Financial Statements and the notes thereto.

    TDA, through a wholly-owned subsidiary, has rented to Eagle on a month-to-month basis without formal written leases the premises for several of Eagle's distribution facilities and Eagle's executive offices at aggregate annual rentals of approximately $709,000 and $782,000 during its fiscal years ended June 30, 1996 and 1997, respectively. The Company believes that the amounts of these rental payments are fair and reasonable to Eagle and are not in excess of what Eagle would be required to pay independent third parties for comparable facilities. Upon successful completion of the Public Offering and the consummation of the Acquisitions, Eagle and TDA intend to enter into ten-year leases for said premises on economic terms substantially similar to current arrangements. However, the leases will now be written and on a long-term, ten
(10) year basis, and it is anticipated that TDA will derive a profit therefrom. See "Business."

    Eagle had purchased the premises for its Birmingham, Alabama, distribution center from an unrelated third party in April 1994, with a purchase money mortgage and promissory note in the principal amount of $550,000 to be paid in fifty-nine equal monthly installments of approximately $4,700 and a "balloon" payment of approximately $440,000 due in April 1999. The mortgage and promissory note for the Birmingham, Alabama, premises bears interest at the lending bank's fluctuating prevailing prime rate.

Prior to June 30, 1994, Eagle transferred this property to TDA in partial repayment of intercompany debt, and TDA then transferred the property to a wholly-owned subsidiary. Eagle remains liable for the payments under this mortgage, and, in the event of a default under the mortgage by the relevant TDA subsidiary, Eagle could be held liable for the monthly and "balloon" mortgage payments in addition to its rental payments. See "Business" and Financial Statements and the notes thereto.

    Eagle's rental payment obligations to the TDA subsidiary for the Birmingham, Alabama property, which is one of the premises leased by Eagle from a subsidiary of TDA for use as a distribution center, have exceeded the amounts due to the mortgage holder for this property and have not required Eagle to pay any sums in excess of its rental payments. Eagle also remains responsible to a wholly-owned subsidiary of TDA pursuant to a lease for Eagle's former Fort Lauderdale, Florida, distribution center expiring on May 1, 1999, which requires approximate annual rental payments including a "balloon" payment of approximately $580,000 due on May 1, 1999 for an industrial revenue bond underlying these premises. These premises have been subleased by Eagle to an unrelated third party at an approximate annual rental of $240,000, which amount is approximately equal to Eagle's lease obligation. The payments by Eagle to the TDA subsidiary have included through February 28, 1998, a ratable share of the "balloon" payment. These payments, together with anticipated sublessee rental payments, are currently projected by the Company to fully fund the "balloon" payment. Upon completion of the Public Offering and consummation of the Acquisitions, TDA or its relevant subsidiaries will agree to indemnify Eagle for any payments that Eagle is required to make which are in excess of Eagle's obligations under the foregoing properties.

    During its fiscal years ended June 30, 1996 and 1997, Eagle made dividend payments to TDA of $1,097,000 and $1,025,000, respectively. After June 30, 1997, Eagle has continued to make dividend payments of approximately $750,000 through February 28, 1998 to TDA. During each of Eagle's last three fiscal years, Eagle was allocated by TDA the amounts of $50,000 for accounting and auditing fees. Upon a closing of the Public Offering and consummation of the Acquisitions, all such dividends will cease and such accounting and auditing fees will be incurred directly by Eagle. See Financial Statements and the notes thereto.

    In or about May 1996, the Company sold 2,000,000 shares of its Common Stock to TDA and 100,000 shares of its Common Stock to Steven R. Andrews for the aggregate sum of $210. TDA and Mr. Andrews were the Company's founding stockholders and are also the principal stockholder and a Director of the Company, respectively. In connection with the Acquisition, TDA will be issued 2,000,000 shares of the Company's Common Stock.

    During its fiscal year ended June 30, 1996, Eagle lent $300,000 to a TDA subsidiary which was repaid in that same fiscal year together with interest at the rate of 9 1/4% per year. During the eight-month period ended February 28, 1998, a TDA subsidiary lent Eagle $400,000 repayable on demand but without interest, which amount remains outstanding as of February 28, 1998.

    In June and July 1996, the Company sold an aggregate of 300,000 shares of its Common Stock and a like number of Warrants to 12 private investors for aggregate gross proceeds of $300,000. See "Selling Securityholders."

    In July 1997, JEH Eagle acquired substantially all of the assets and the business of JEH Co., a Texas corporation, wholly-owned by James E. Helzer, now the President of the Company, Eagle and JEH Eagle. At that time, a tentative purchase price of $14,850,000 was established and is subject to final adjustments. Of the tentative purchase price, $13,850,000 has been paid to JEH Co., and JEH Co. was issued a note in the principal sum of $1,000,000 bearing interest at the rate of 6% per year and due July 1, 2002, with the final adjusted purchase price to be established. Subsequent to the closing of the acquisition by JEH Eagle, the purchase price was adjusted to the amount of $14,473,032 by decreasing the principal amount of the note to $873,032 and establishing a receivable due on demand from JEH Co. in the amount of $250,000. Certain, potentially substantial, contingent payments, as additional future consideration to JEH Co., or its designee, are to be paid by JEH Eagle. JEH Co. is to receive a percentage of the EBITDA or the modified

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EBITDA (as defined) of the business acquired (the "JEH EBITDA") on a per year non-cumulative basis for each of JEH Eagle's fiscal years ending on June 30 of 1998 through 2002 (the "Applicable Period"). If the JEH EBITDA reaches $3,000,000, $4,000,000 and $5,000,000 in the foregoing fiscal years, JEH Co. or its designee is to receive 35%, 40% and 50%, respectively, of that fiscal year's JEH EBITDA. If the JEH EBITDA (plus $50,000 of Mr. Helzer's compensation under his employment agreement) (x) for any fiscal year in the Applicable Period is not less than $4,400,000, JEH Eagle is to pay JEH Co. or its designee $1,000,000, provided that the aggregate amounts of such payments is not to exceed $2,000,000; and (y) in the aggregate during the Applicable Period is not less than $20,000,000, JEH Eagle is to pay JEH Co. or its designee the sum of $1,350,000 plus the amount of the difference, if any, between $2,000,000 and the amount to be paid under (x). Additionally, with respect to certain Total Accounts Receivable Reserves, as defined (the "JEH Reserves") which were established at the date of the acquisition, if JEH Eagle reduces the amount of the JEH Reserves in any fiscal year during the Applicable Period, JEH Co. or its designee is to be paid 100% of the reduction until the JEH Reserves are not less than $2,500,000 and 50% of the reduction in the JEH Reserves below $2,300,000 down to $600,000. Both of the immediately foregoing percentage payments to JEH Co. or its designee are subject to adjustment in certain events. Additionally, if this Public Offering is completed prior to June 30, 2002 and in the event certain JEH EBITDA levels are reached for JEH Eagle during the period from July 1, 1997 through the date of consummation of this Public Offering, JEH Co. or its designee will be entitled to receive $1,000,000 or $1,350,000 (either in cash or in the Company's Common Stock valued at its public offering price) depending upon the JEH EBITDA level. The Company will issue 300,000 shares of its Common Stock to James E. Helzer in fulfillment of the obligation set forth in the immediately preceding sentence, even if the JEH EBITDA does not reach the required levels. James E. Helzer and E.G. Helzer serve as Eagle's President and Senior Vice President-Operations of Eagle on an "at will" basis at salaries of $50,000 and $25,000 per year, respectively. Pursuant to their "at will" arrangements with Eagle, James E. Helzer and E.G. Helzer are also entitled to receive 20% and 6%, respectively, of Eagle's income before taxes in excess of $600,000 per year.

    In order to pay a substantial portion of the purchase price for the acquisition of JEH Co.'s business and to provide working capital to JEH Eagle, JEH Eagle in July 1997 entered into a five year loan agreement for a credit facility of up to $20,000,000 (the "JEH Facility") guaranteed by TDA and collateralized by substantially all of the assets of JEH Eagle. The JEH Facility consists of a $3,000,000 term loan, a $1,725,000 equipment loan and, the balance, a revolving credit loan. The principal amount of the term loan is payable in 48 equal monthly installments of $62,500. The term loan is due on the earlier of August 1, 2001 or the loan agreement's termination. The outstanding balance of the term loan at February 28, 1998 was $2,562,500. The term loan bears interest at the Libor rate plus 325 basis points or the lender's prime rate plus 150 basis points, as JEH Eagle may elect. The principal amount of the equipment loan is payable in equal consecutive monthly installments of $20,536 based upon an 84 month amortization schedule with any remaining principal amount due upon the earlier of August 1, 2004 or the end of the loan agreement's initial or renewal term. The outstanding balance of the equipment loan at February 28, 1998 was $1,581,500. The equipment loan bears interest at the Libor rate plus 250 basis points or the lender's prime rate plus 50 basis points, as JEH Eagle may elect. The principal amount of the revolving credit loan is payable upon the earlier of the loan agreement's termination or other stated events. The outstanding balance of the revolving credit loan at February 28, 1998 was approximately $10,065,000. The revolving credit loan bears interest at the Libor rate plus 250 basis points or the lender's prime rate plus 50 basis points, as JEH Eagle may elect. All interest payments under the foregoing loans are payable monthly in arrears. The maximum amount borrowable under the JEH Facility is determined by a Borrowing Base as defined in the JEH Facility.

    Of the $13,850,000 initial cash payment portion of the $14,850,000 JEH Co. tentative purchase price, approximately $12,500,000 was supplied pursuant to the JEH Facility and approximately $1,350,000 was contributed to JEH Eagle by TDA as equity capital. In connection with the acquisition of JEH Co., JEH Eagle paid TDA a financing fee of $150,000. For the Company to acquire JEH Eagle, the JEH Facility lending institution's consent will be required.

    James E. Helzer had rented to JEH Co. and continues to rent to JEH Eagle, pursuant to five-year written leases, the premises for several of JEH Eagle's distribution centers and JEH Eagle's executive offices at aggregate annual rentals of approximately $486,000. Rental payments to Mr. Helzer for the several distribution facilities he leases to JEH Eagle aggregated $428,000 and $321,000 for JEH Co.'s fiscal year ended December 31, 1996 and JEH Eagle's eight month period ended February 28, 1998, respectively. The Company believes that the amounts of these rental payments are fair and reasonable to JEH Eagle and are not in excess of what JEH Eagle would be required to pay independent third parties for comparable facilities. See "The Acquisitions" and "Business."

    TDA and JEH Eagle have entered into an agreement pursuant to which TDA provides JEH Eagle with certain services including (i) managerial, (ii) strategic planning, (iii) banking negotiation, (iv) investor relations, and (v) advisory services relating to acquisitions for a five-year term which commenced in July 1997. The monthly fee, the payment of which is to commence upon the closing of the Public Offering and the consummation of the Acquisitions, for the foregoing services is $3,000 through December 1999 increasing to $15,000 per month in January 2000.

    In February of 1998, the Company sold an aggregate of $300,000 in principal amount of its promissory notes to three of its stockholders, including TDA, for aggregate gross proceeds of $300,000. TDA purchased $150,000 of said notes. Said notes bear interest at the rate of 15% per year through June 30, 1998 which decreases to 6% per year after that date. The notes mature on the earlier of thirty months after issuance or the closing of this Public Offering. The Company intends to repay said notes in full with the net proceeds of this Public Offering.

    Upon completion of the Public Offering and consummation of the Acquisitions, TDA will provide office space and administrative services to the Company at TDA's offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA. The term of the administrative services agreement will be on a month to month basis. The fee payable by the Company to TDA for such administrative services will be $3,000 per month. Prior to the date of this Prospectus, the Company utilized office space and administrative services provided by TDA without charge.

    The foregoing transactions that Eagle and JEH Eagle have engaged in with TDA have benefitted or may be deemed to have benefitted TDA directly or indirectly. Messrs. Fields and Friedman, the Company's Chief Executive Officer and Chairman of its Board of Directors and Executive Vice President, Chief Financial Officer, Treasurer, Secretary, and a Director of the Company, respectively, are also executive officers, directors and principal stockholders of TDA and have benefitted or may be deemed to have benefitted, directly or indirectly, from Eagle's and JEH Eagle's transactions with TDA. TDA is a holding company which, among other things, owns Eagle, JEH Eagle, a distributor of home furnishing products, a distributor of electrical devices, an indoor tennis facility and owns and manages commercial and undeveloped real estate. TDA and/or certain of its subsidiaries derive funds from all of the foregoing sources, including dividend and lease payments from Eagle. These sources pay TDA's operating expenses, including the payment of salaries and benefits to Messrs. Fields and Friedman.

    The foregoing transactions that Eagle and JEH Eagle have engaged in with James E. Helzer have benefitted or may be deemed to have benefitted Mr. Helzer, directly or indirectly. James E. Helzer is the President of the Company, Eagle and JEH Eagle. See "The Acquisitions" and "Management."

    Messrs. Fields and Friedman are also officers, directors and principal stockholders of TDA, and Mr. Smircina is an officer and director of TDA, and, consequently, they will be able, through TDA, to direct the election of the Company's directors, effect significant corporate events and generally direct the affairs of the Company. The Company does not intend to enter into any material transactions with TDA and its affiliates in the future unless such transaction is fair and reasonable to the Company and is on terms no less favorable than could be obtained from unaffiliated third parties. See "Management."

    Each of TDA and Messrs. Fields and Friedman may be deemed to be a "promoter" of the Company as such term is defined under the federal securities laws.

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
                           DESCRIPTION OF SECURITIES

COMMON STOCK

    The Company is authorized to issue up to 25,000,000 shares of Common Stock, $.0001 par value per share, 2,400,000 of which are issued and outstanding as of the date of this Prospectus. The holders of Common Stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available therefor.

    Subject to the rights that may be designated by the Board of Directors to the holders of any shares of Preferred Stock, the holders of the Common Stock have voting rights, one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the net assets of the Company available for distribution. Shares of the Company's Common Stock do not have cumulative voting rights. Therefore, the holders of a majority of the shares of Common Stock may elect all of the directors of the Company and control its affairs and day to day operations. The shares of Common Stock are not redeemable and have no preemptive or similar rights. All 2,400,000 outstanding shares of the Company's Common Stock are fully paid and non-assessable. 2,000,000 shares of the Company's Common Stock are owned by TDA and 100,000 shares are owned by Steven R. Andrews, Esq. TDA and Mr. Andrews purchased their shares of the Company's Common Stock at the per share par value. The remaining 300,000 shares of the Company's Common Stock were sold in the Private Placement. In connection with the Acquisitions, TDA and James E. Helzer will be issued 2,000,000 and 300,000 shares of the Company's Common Stock, respectively.

PREFERRED STOCK

    The Company is authorized to issue 2,500,000 shares of Preferred Stock, par value $.0001 per share ("Preferred Stock"). The Board of Directors of the Company, without further stockholder action, may issue shares of Preferred Stock in any number of series and may establish as to each such series the designation and number of shares to be issued and the relative rights and preferences of the shares of each series, including provisions regarding voting powers, redemption, dividend rights, rights upon liquidation and conversion rights. The issuance of shares of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. The Company has not issued any shares of Preferred Stock and has no present intention to issue shares of Preferred Stock. The issuance thereof could discourage or defeat efforts to acquire control of the Company through acquisition of shares of Common Stock. The Company has agreed not to issue any shares of Preferred Stock until the third anniversary of the date of this Prospectus without the Underwriter's written consent.

REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    The Company has authorized the issuance of up to 2,875,000 Redeemable Common Stock Purchase Warrants to be sold in the Public Offering. As of the date of this Prospectus, the Company had 300,000 Warrants issued and outstanding. Said 300,000 issued and outstanding Warrants were sold as part of the Private Placement.

    The following statements and summaries of the material provisions of the Warrants are subject to the more detailed provisions of the Warrants, a copy of which has been included as an Exhibit to the Registration Statement of which this Prospectus forms a part.

RIGHTS TO PURCHASE SHARES OF COMMON STOCK

    Each Warrant entitles the registered holder to purchase from the Company one share of Common Stock at an exercise price of $5.00 per share during the period commencing on the date of this Prospectus and ending on the fifth anniversary of such date, except for the 300,000 Warrants sold as part of the Private

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Placement which expire on the third anniversary of such date. The exercise price is subject to adjustment in certain circumstances as defined herein.

EXERCISE

    Each holder of a Warrant may exercise such Warrant, in whole or in part, by surrendering the certificate evidencing such Warrant, with the form of election to purchase attached to such certificate properly completed and executed, together with payment of the exercise price and any required transfer taxes, to the Company. No Warrants may be exercised unless at the time of exercise there is a current prospectus encompassing the shares of Common Stock issuable upon the exercise of such Warrants under an effective registration statement. The Company will endeavor to maintain an effective registration statement, including such current prospectus, so long as any of the exercisable Warrants remain outstanding. While it is the Company's intention to comply with this intention, there can be no assurance that it will be able to do so.

    The exercise price and any required transfer taxes will be payable in cash or by certified or official bank check payable to the Company. If fewer than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Certificates evidencing the Warrants may be exchanged for new certificates of different denominations by presenting the Warrant certificate at the offices of the Company's Warrant Agent.

ADJUSTMENTS

    The exercise price and the number of shares of Common Stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events including stock dividends, reclassifications, reorganizations, consolidations, mergers, and certain issuances and redemptions of Common Stock and securities convertible into or exchangeable for Common Stock excluding the Company's 2,100,000 shares of Common Stock issued to TDA and Mr. Andrews, any issuances of the Company's securities in connection with the Private Placement, the Public Offering and the Company's stock option plan. No adjustments in the exercise price will be required to be made with respect to the Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassifications of the Common Stock, any consolidation or merger involving the Company (other than (i) a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock or (ii) the Acquisitions or the acquisition of any other business), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, Warrants will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrants would have been entitled upon such reorganization, reclassification, consolidation, merger or sale.

OTHER RIGHTS

    In the event of an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants. In lieu of fractional shares of Common Stock, there will be paid to the holders of the Warrants, at the time of such exercise, an amount in cash equal to the same fraction of the current market price of a share of Common Stock of the Company.

    Warrantholders do not have voting or any other rights of stockholders of the Company and are not entitled to dividends, if any.

REDEMPTION OF WARRANTS

    If the market price of the Common Stock shall have averaged at least $10.00 per share for a period of thirty consecutive trading days at any time after the date of this Prospectus, the Company may redeem the Warrants by paying holders $.25 per Warrant, provided that notice of such redemption is mailed not later than 10 days after the end of such period and prescribes a redemption date at least thirty days thereafter. For these purposes, the market price of the Common Stock, if the Common Stock is listed on a national securities exchange, shall be determined by the closing sales price on the primary exchange on which the Common Stock is traded, or if not so listed, by the average of the closing prices in the over-the-counter market. Warrantholders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date. The Warrants are not redeemable prior to the first anniversary of the date of this Prospectus without the written consent of the Underwriter. Additionally, the Warrants may not be redeemed unless at the time of redemption there is a current prospectus encompassing the shares of Common Stock issuable upon exercise of such Warrants under a registration statement effective and current under the Securities Act and the "Blue Sky" laws then applicable to the holders of the warrants.

WARRANT AGREEMENT

    Upon the closing of the Public Offering and consummation of the Acquisitions, the Company will enter into a warrant agreement ("Warrant Agreement") with Continental Stock Transfer & Trust Company, as warrant agent ("Warrant Agent"). It is anticipated that the Warrant Agreement will contain provisions permitting the Company and the Warrant Agent, without the consent of the Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect or to make any other provisions in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrantholders.

UNDERWRITER'S WARRANT AND STOCK WARRANTS

    The Company has agreed to grant the Underwriter a Warrant and Stock Warrants entitling the holders thereof to purchase an aggregate of 450,000 shares of the Company's Common Stock. See "Underwriting."

DIVIDEND POLICY

    The Company has not paid dividends to date. The payment of dividends, if any, in the future is within the discretion of the Board of Directors. The payment of dividends, if any, in the future will depend upon the Company's earnings, capital requirements and financial conditions and other relevant factors. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company, Eagle's and JEH Eagle's business operations.

TRANSFER AGENT AND WARRANT AGENT

    The Transfer Agent for the Company's Common Stock and the Warrant Agent for the Company's Warrants is Continental Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Public Offering and consummation of the Acquisitions, the Company will have 6,700,000 shares of Common Stock outstanding (7,000,000 shares if the Underwriter's Overallotment Option is exercised in full). All of the shares of Common Stock sold in the Public Offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company which will be subject to certain limitations of Rule 144 adopted under the Securities Act.

    2,100,000 of the 2,400,000 presently outstanding shares of Common Stock and the 2,300,000 shares of Common Stock to be issued to TDA and James E. Helzer in connection with the Acquisitions will be restricted securities and will be subject to the resale limitations provided for in Rule 144. Under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, which has owned restricted shares of Common Stock beneficially for at least one year, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A non-affiliate which has not been an affiliate of the Company for at least the three months immediately preceding the sale and which has beneficially owned such shares for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. In meeting the one and two year holding periods described above, a holder which has purchased shares can include the holding periods of a prior owner which was not an affiliate of the Company.

    The holders of approximately 4,400,000 (including the 2,000,000 and 300,000 shares of Common Stock to be issued to TDA and James E. Helzer in connection with the Acquisitions) and 300,000 shares of the Company's Common Stock have agreed not to sell, for periods of two years and fifteen months, respectively, from the date of this Prospectus, any shares of the Company's Common Stock owned by them on the date hereof without the prior written consent of the Underwriter.

    Furthermore, in connection with the Public Offering, the Underwriter has been granted warrants to purchase up to 200,000 shares of Common Stock and up to 250,000 Warrants to purchase up to an additional 250,000 shares of Common Stock. The holders thereof have the right to require the Company to register said Underwriter's Warrants and/or the underlying securities under certain circumstances. In addition, the holders of said warrants have the right to "piggy-back" said Underwriter's Warrants and/or underlying securities on registration statements of the Company. Any exercise of such registration rights may result in dilution in the interest of the Company's stockholders, may hinder efforts by the Company to arrange future financing and may have an adverse effect on the market price for the Company's securities.

    Prior to the Public Offering, there has been no market for any securities of the Company. The effect, if any, of public sales of any of the Company's securities by present securityholders or the availability of such securities for future sale at prevailing market prices cannot be predicted. Nevertheless, the possibility that substantial amounts of the Company's securities may be resold in the public market may adversely affect prevailing market prices for the Company's securities, if any such market should develop.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, Barron Chase Securities, Inc. (the "Underwriter") has agreed to purchase from the Company an aggregate of 2,000,000 Shares and 2,500,000 Purchase Warrants (collectively, the "Securities"). The Securities are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriter is committed to purchase all Securities offered by this Prospectus, if any are purchased (other than those covered by the Overallotment Option described below).

    The Company has been advised by the Underwriter that the Underwriter proposes to offer the Securities to the public at the offering prices set forth on the cover page of this Prospectus. The Underwriter has advised the Company that the Underwriter proposes to offer the Securities through members of the National Association of Securities Dealers, Inc. ("NASD"), and may allow concessions, in its discretion, to certain selected dealers who are members of the NASD and who agree to sell the Securities in conformity with the NASD's Conduct Rules. Such concessions will not exceed the amount of the underwriting discount that the Underwriter is to receive.

    The Company has granted to the Underwriter an Overallotment Option, exercisable for 45 days from the Effective Date, to purchase up to an additional 300,000 Shares and an additional 375,000 Purchase Warrants at the respective public offering prices less the Underwriting Discounts set forth on the cover page of this Prospectus. The Underwriter may exercise this option solely to cover overallotments in the sale of the Securities being offered by this Prospectus.

    Officers and directors of the Company may introduce the Underwriter to persons to consider this Offering and to purchase Securities either through the Underwriter or through participating dealers. In this connection, no Securities have been reserved for those purchases and officers and directors will not receive any commissions or any other compensation.

    The Company has agreed to pay to the Underwriter a commission of ten percent (10%) of the gross proceeds of this Offering (the "Underwriting Discount"), including the gross proceeds from the sale of the Overallotment Option, if exercised. In addition, the Company has agreed to pay to the Underwriter the Non-Accountable Expense Allowance of three percent (3%) of the gross proceeds of this Offering, including proceeds from any Securities purchased pursuant to the Overallotment Option. The Company has paid to the Underwriter a $50,000 advance in respect of the Non-Accountable Expense Allowance. The Underwriter's expenses in excess of the Non-Accountable Expense Allowance will be paid by the Underwriter. To the extent that the expenses of the Underwriter are less than the amount of the Non-Accountable Expense Allowance received, such excess shall be deemed to be additional compensation to the Underwriter. The Underwriter has informed the Company that it does not expect sales to discretionary accounts to exceed five percent (5%) of the total number of Securities offered by the Company hereby.

    The Company has agreed to engage the Underwriter as a financial advisor at a fee of $108,000, which is payable to the Underwriter on the Closing Date. Pursuant to the terms of a financial advisory agreement, the Underwriter has agreed to provide, at the Company's request, advice to the Company concerning potential merger and acquisition and financing proposals, whether by public financing or otherwise. The Company has also agreed that if the Company participates in any transaction which the Underwriter has introduced in writing to the Company during a period of five years after the Closing (including mergers, acquisitions, joint ventures and any other business transaction for the Company introduced in writing by the Underwriter), and which is consummated after the Closing (including an acquisition of assets or stock for which it pays, in whole or in part, with shares or other securities of the Company), or if the Company retains the services of the Underwriter in connection with any such transaction (an "Introduced Consummated Transaction"), then the Company will pay for the Underwriter's services an amount equal to 5% of up to one million dollars of value paid or received in the transaction, 4% of the next million of such value, 3% of the next million of such value, 2% of the next million of such value, and 1% of the next million dollars of such value and of all such value above $4,000,000.

    Prior to this Offering, there has been no public market for the shares of Common Stock or the Purchase Warrants. Consequently, the initial public offering prices for the Securities, and the terms of the Purchase Warrants (including the exercise price of the Purchase Warrants), have been determined by negotiation between the Company and the Underwriter. Among the factors considered in determining the public offering prices were the history of, and the prospects for, the Company's business, an assessment of the Company's management, the Company's past and present operations, its development and the general condition of the securities market at the time of this Offering. The initial public offering prices do not necessarily bear any relationship to the Company's assets, book value, earnings, or other established criteria of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Shares or the Purchase Warrants will develop after the Closing, or if a public market in fact develops, that such public market will be sustained, or that the Shares or the Purchase Warrants can be resold at any time at the offering or any other price. See "Risk Factors."

    At the Closing, the Company will issue to the Underwriter and/or persons related to the Underwriter, for nominal consideration, the Common Stock Underwriter Warrants to purchase up to 200,000 shares of Common Stock (the "Underlying Shares") and the Warrant Underwriter Warrants to purchase up to 250,000 warrants (the "Underlying Warrants"). The Common Stock Underwriter Warrants, the Warrant Underwriter Warrants and the Underlying Warrants are sometimes referred to in this Prospectus as the "Underwriter Warrants." The Common Stock Underwriter Warrants and the Warrant Underwriter Warrants will be exercisable for a five-year period commencing on the Effective Date. The initial exercise price of each Common Stock Underwriter Warrant shall be $8.25 per Underlying Share (165% of the public offering price). The initial exercise price of each Warrant Underwriter Warrant shall be $.20625 per Underlying Warrant (165% of the public offering price). Each Underlying Warrant will be exercisable for a five-year period commencing on the Effective Date to purchase one share of Common Stock at an exercise price of $8.25 per share of Common Stock. The Underwriter Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the Effective Date by the holder, except (i) to officers of the Underwriter and members of the selling group and officers and partners thereof; (ii) by will; or (iii) by operation of law.

    The Common Stock Underwriter Warrants and the Warrant Underwriter Warrants contain provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Underwriter Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Underwriter Warrants in whole or in part and instruct the Company to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Underwriter Warrants will have the same dilutive effect on the interests of the Company's shareholders as will a cash exercise. The Underwriter Warrants do not entitle the holders thereof to any rights as a shareholder of the Company until such Underwriter Warrants are exercised and shares of Common Stock are purchased thereunder.

    The Underwriter Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company has agreed that if it shall cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders shall have the right, for seven (7) years from the Effective Date, to include in such registration statement or offering statement the Underwriter Warrants and/or the securities issuable upon their exercise at no expense to the holders. Additionally, the Company has agreed that, upon request by the holders of 50% or more of the Underwriter Warrants during the period commencing one year from the Effective Date and expiring four years thereafter, the Company will, under certain circumstances, register the Underwriter Warrants and/or any of the securities issuable upon their exercise.

    In order to facilitate the offering of the Common Stock and Purchase Warrants, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock and Purchase Warrants. Specifically, the Underwriter may overallot in connection with the Offering, creating a short position in the Common Stock and Purchase Warrants for its own account. In addition, to cover overallotments or to stabilize the price of the Common Stock and Purchase Warrant, the Underwriter may bid for, and purchase, shares of Common Stock and Purchase Warrants in the open market. Finally, the Underwriter may reclaim selling concessions allowed to a dealer for distributing the Common Stock and Purchase Warrant in the Offering, if the Underwriter repurchases previously distributed Common Stock or Purchase Warrants in transactions to cover the Underwriter's short position in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock and Purchase Warrants above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

    The Company has agreed to indemnify the Underwriter against any costs or liabilities incurred by the Underwriter by reason of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement filed by the Company with the Commission under the Securities Act (together with all amendments and exhibits thereto, the "Registration Statement") and this Prospectus. The Underwriter has in turn agreed to indemnify the Company against any costs or liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement and this Prospectus, based on information relating to the Underwriter and furnished in writing by the Underwriter. To the extent that these provisions may purport to provide exculpation from possible liabilities arising under the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

    The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "Additional Information."

                            SELLING SECURITY HOLDERS

    Concurrently with this Public Offering, 300,000 shares of Common Stock underlying Warrants sold in the Company's Private Placement have been registered for immediate resale. To the best of the Company's knowledge, none of the holders of such securities or their affiliates has ever held any position or office with the Company or had any other material relationship with the Company. The holders of such securities have agreed not to sell, transfer, hypothecate or otherwise dispose of, for a period of fifteen months from the date of this Prospectus, an aggregate of 300,000 shares of Common Stock and 300,000 Warrants and the 300,000 shares of Common Stock underlying said Warrants without the prior written consent of the Underwriter.

                           THE ACQUISITIONS OFFERING

    Also concurrently with this Public Offering and to consummate the Acquisitions, the Company will issue 2,000,000 and 300,000 shares of Common Stock to TDA and James E. Helzer, respectively, and the transaction by which said shares will be issued have been registered. TDA is the Company's majority stockholder, it will be selling the Acquisitions to the Company, and certain of its executive officers and directors are also executive officers and directors of the entities to be acquired. James E. Helzer is an executive officer of the Company and the entities to be acquired. TDA and James E. Helzer have derived and will derive significant financial benefits in transactions with the Company, Eagle and JEH Eagle. As TDA and Mr. Helzer are affiliates of the Company, such shares will remain "restricted" securities as such term is defined in the Securities Act and the rules and regulations promulgated thereunder. Additionally, TDA and James E. Helzer have agreed not to sell, transfer, hypothecate or otherwise dispose of, for a period of two years from the date of this Prospectus, any shares of the Company's Common Stock owned by them on the date hereof and to be acquired in connection with the Acquisitions without the prior written consent of the Underwriter.

                                 LEGAL MATTERS

    The validity of the issuance of the securities offered in the Public Offering will be passed upon for the Company by Gusrae, Kaplan & Bruno, Esqs., New York, New York. Certain legal matters in connection with the Public Offering will be passed upon for the Underwriter by David A. Carter, P.A., Boca Raton, Florida.

                                    EXPERTS

    The balance sheets of the Company as of June 30, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for the year ended June 30, 1997 and the period May 1, 1996 (inception) to June 30, 1996 appearing in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The balance sheets of Eagle Supply, Inc. as of June 30, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997 appearing in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The balance sheets of the JEH Company for the six months ended June 30, 1997 and years ended December 31, 1996 and 1995 and the related statements of operations, retained earnings and cash flows for the six months ended June 30, 1997 and each of the years in the three year period ended December 31, 1996 appearing in this Prospectus and Registration Statement have been audited by Waters, Murray & Associates, independent auditors, as set forth in their report thereon appearing elsewhere herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Washington, D.C. office of the Commission a Registration Statement (the "Registration Statement") under the Securities Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge or copies made at prescribed rates from the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Northeast Regional Office located at Seven World Trade Center, New York, New York 10048. Statements contained in the Prospectus as to the contents of any contract or other document are not necessarily complete and reference is made to each such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    Upon effectiveness of the Registration Statement, of which this Prospectus forms a part, the Company will be subject to the reporting requirements of the Exchange Act and in accordance therewith will file reports and other information with the Commission. Reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the following addresses: Northeast Regional Office, Seven World Trade Center, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxies and information statements and other information regarding issuers that file electronically with the Commission. The Commission's website is located at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                            -----------
EAGLE SUPPLY GROUP, INC.
INDEPENDENT AUDITORS' REPORT..............................................................................         F-3
  Balance Sheets at June 30, 1997 and 1996................................................................         F-4
  Statements of Operations for the Year Ended June 30, 1997 and the Period May 1, 1996 (inception) to June
    30, 1996..............................................................................................         F-5
  Statements of Shareholders' Equity (Deficiency) for the Year Ended June 30, 1997 and the Period May 1,
    1996 (inception) to June 30, 1996.....................................................................         F-6
  Statements of Cash Flows for the Year Ended June 30, 1997 and the Period May 1, 1996 (inception) to June
    30, 1996..............................................................................................         F-7
  Notes to Financial Statements for the Year Ended June 30, 1997 and the Period May 1, 1996 (inception) to
    June 30, 1996.........................................................................................         F-8
  Unaudited Balance Sheet at February 28, 1998............................................................        F-11
  Unaudited Statements of Operations and Deficiency for the Eight Months Ended February 28, 1998 and
    1997..................................................................................................        F-12
  Unaudited Statements of Cash Flows for the Eight Months Ended February 28, 1998 and 1997................        F-13
  Notes to Unaudited Financial Statements for the Eight Months Ended February 28, 1998 and 1997...........        F-14

EAGLE SUPPLY, INC.
INDEPENDENT AUDITORS' REPORT..............................................................................        F-17
  Balance Sheets at June 30, 1997 and 1996................................................................        F-18
  Statements of Operations for the Years Ended June 30, 1997, 1996 and 1995...............................        F-19
  Statements of Shareholder's Equity for the Years Ended June 30, 1997, 1996 and 1995.....................        F-20
  Statements of Cash Flows for the Years Ended June 30, 1997, 1996 and 1995...............................        F-21
  Notes to Financial Statements for the Years Ended June 30, 1997, 1996 and 1995..........................        F-22
  Unaudited Balance Sheet at February 28, 1998............................................................        F-28
  Unaudited Statements of Operations and Retained Earnings for the Eight Months Ended February 28, 1998
    and 1997..............................................................................................        F-29
  Unaudited Statements of Cash Flows for the Eight Months Ended February 28, 1998 and 1997................        F-30
  Notes to Unaudited Financial Statements for the Eight Months Ended February 28, 1998 and 1997...........        F-31

JEH COMPANY, INC.
INDEPENDENT AUDITORS' REPORT..............................................................................        F-33
  Balance Sheet at June 30, 1997..........................................................................        F-34
  Statements of Operations and Retained Earnings for the Six-Month Periods Ended June 30, 1997 and
    Unaudited June 30, 1996...............................................................................        F-35
  Statements of Cash Flows for the Six-Month Periods Ended June 30, 1997 and Unaudited June 30, 1996......        F-36
  Notes to Financial Statements for the Six-Month Periods Ended June 30, 1997 and Unaudited June 30,
    1996..................................................................................................        F-37

INDEPENDENT AUDITORS' REPORT..............................................................................        F-42
  Balance Sheets at December 31, 1996 and 1995............................................................        F-43
  Statements of Operations and Retained Earnings for the Years Ended December 31, 1996, 1995 and 1994.....        F-44
  Statements of Cash Flows for the Years Ended December 31, 1996, 1995 and 1994...........................        F-45

                                                                                                               PAGE
                                                                                                            -----------
  Notes to Financial Statements for the Years Ended December 31, 1996, 1995 and 1994......................        F-46

JEH/EAGLE SUPPLY, INC.
  Unaudited Balance Sheet at February 28, 1998............................................................        F-52
  Unaudited Statement of Operations for the Eight Months Ended February 28, 1998..........................        F-53
  Unaudited Statement of Cash Flows for the Eight Months Ended February 28, 1998..........................        F-54
  Notes to Unaudited Financial Statements for the Eight Months Ended February 28, 1998....................        F-55

                          INDEPENDENT AUDITORS' REPORT

    To the Board of Directors and Shareholders of Eagle Supply Group, Inc.

    We have audited the accompanying balance sheets of Eagle Supply Group, Inc. (a majority-owned subsidiary of TDA Industries, Inc.) as of June 30, 1997 and 1996 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the year ended June 30, 1997 and the period May 1, 1996 (inception) to June 30, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Eagle Supply Group, Inc. as of June 30, 1997 and 1996, and the results of its operations and its cash flows for the year ended June 30, 1997 and the period May 1, 1996 (inception) to June 30, 1996, in conformity with generally accepted accounting principles.

/s/Delotte & Touche LLP

September 12, 1997
(November 13, 1997 as to the second paragraph and February 9, 1998 as to the third paragraph of Note 6 and December 12, 1997 as to the first paragraph of Note 4)
New York, New York

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                                 BALANCE SHEETS

                             JUNE 30, 1997 AND 1996

                                                                                             1997         1996
                                                                                          -----------  -----------
ASSETS
CASH....................................................................................  $     5,366  $   243,960
STOCK SUBSCRIPTIONS RECEIVABLE..........................................................      --            56,250
DEFERRED REGISTRATION COSTS.............................................................       52,289      --
                                                                                          -----------  -----------
                                                                                          $    57,655  $   300,210
                                                                                          -----------  -----------
                                                                                          -----------  -----------
LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY

CURRENT LIABILITIES:
  Accrued expenses and other current liabilities........................................  $    82,289  $   --
  Loan payable to shareholder...........................................................      --             6,105
                                                                                          -----------  -----------
      Total current liabilities.........................................................       82,289        6,105
                                                                                          -----------  -----------
COMMITMENTS AND CONTINGENCIES (Notes 3 and 6)

SHAREHOLDERS' (DEFICIENCY) EQUITY (Note 4):
  Preferred shares, $.0001 par value per share, 2,500,000 shares authorized, none issued
    and outstanding.....................................................................      --           --
  Common shares, $.0001 par value per share, 25,000,000 shares authorized, 2,400,000
    issued and outstanding..............................................................          240          240
  Additional paid-in capital............................................................      293,865      293,865
  Retained earnings.....................................................................     (318,739)     --
                                                                                          -----------  -----------
      Total shareholders' (deficiency) equity...........................................      (24,634)     294,105
                                                                                          -----------  -----------
                                                                                          $    57,655  $   300,210
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                       See notes to financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            STATEMENTS OF OPERATIONS

        YEAR ENDED JUNE 30, 1997 AND THE PERIOD MAY 1, 1996 (INCEPTION)
                                TO JUNE 30, 1996

                                                                                             1997         1996
                                                                                          -----------  -----------
ADMINISTRATIVE EXPENSES.................................................................  $       675  $   --
                                                                                          -----------  -----------
LOSS FROM OPERATIONS....................................................................         (675)     --
                                                                                          -----------  -----------
OTHER EXPENSE:
  Registration expenses (Note 6)........................................................     (318,064)     --
                                                                                          -----------  -----------
NET LOSS................................................................................  $  (318,739) $   --
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                       See notes to financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

        YEAR ENDED JUNE 30, 1997 AND THE PERIOD MAY 1, 1996 (INCEPTION)

                                TO JUNE 30, 1996

                                                                                ADDITIONAL
                                                       COMMON SHARES             PAID-IN     RETAINED
                                                         SHARES      AMOUNT      CAPITAL     EARNINGS       TOTAL
                                                       ----------  -----------  ----------  -----------  -----------
BALANCE, MAY 1, 1996.................................      --       $  --       $   --      $   --       $   --
  Proceeds from sale of common shares................   2,100,000         210       --          --               210
  Proceeds from private placement, net of related
    expenses.........................................     300,000          30      293,865      --           293,895
BALANCE, JUNE 30, 1996...............................   2,400,000         240      293,865      --           294,105
  Net loss...........................................      --          --           --         (318,739)    (318,739)
                                                       ----------       -----   ----------  -----------  -----------
BALANCE, JUNE 30, 1997...............................   2,400,000   $     240   $  293,865  $  (318,739) $   (24,634)
                                                       ----------       -----   ----------  -----------  -----------
                                                       ----------       -----   ----------  -----------  -----------

                       See notes to financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            STATEMENTS OF CASH FLOWS

        YEAR ENDED JUNE 30, 1997 AND THE PERIOD MAY 1, 1996 (INCEPTION)
                                TO JUNE 30, 1996

                                                                                              1997         1996
                                                                                           -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...............................................................................  $  (318,739) $   --
  Adjustments to reconcile net loss to net cash used in operating activities:
    Changes in operating assets and liabilities:
      Increase in accrued expenses and other current liabilities.........................       82,289      --
                                                                                           -----------  ----------
        Net cash used in operating activities............................................     (236,450)
                                                                                           -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments) proceeds from loan payable to shareholder.................................       (6,105)      6,105
  Proceeds from sale of common shares....................................................      --              210
  Proceeds from private placement........................................................      --          300,000
  Decrease (increase) in stock subscriptions receivable..................................       56,250     (56,250)
  Increase in deferred registration costs................................................      (52,289)     --
  Costs associated with private placement................................................      --           (6,105)
                                                                                           -----------  ----------
        Net cash (used in) provided by financing activities..............................       (2,144)    243,960
                                                                                           -----------  ----------
NET (DECREASE) INCREASE IN CASH..........................................................     (238,594)    243,960
CASH, BEGINNING OF YEAR/PERIOD...........................................................      243,960      --
                                                                                           -----------  ----------
CASH, END OF YEAR/PERIOD.................................................................  $     5,366  $  243,960
                                                                                           -----------  ----------
                                                                                           -----------  ----------

                       See notes to financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

  YEAR ENDED JUNE 30, 1997 AND PERIOD MAY 1, 1996 (INCEPTION) TO JUNE 30, 1997

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS DESCRIPTION--Eagle Supply Group, Inc. (the "Company") is a majority-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent") and was organized to acquire, integrate and operate seasoned, privately-held companies operating in the roofing supplies and related products distribution industry and companies which manufacture products for or supply products to such industry.

    ACQUISITIONS--Upon completion of the Offering described in Note 6, the Company will acquire all of the issued and outstanding common shares of Eagle Supply, Inc. ("Eagle") and JEH/Eagle Supply, Inc. ("JEH Eagle") (the "Acquisitions") from TDA for consideration consisting of 2,000,000 of the Company's common shares. The Acquisitions will be accounted for as the combining of three entities under common control, similar to a pooling of interests, with the net assets of Eagle and JEH Eagle recorded at historical carryover values. The 2,000,000 common shares to be issued to TDA will be recorded at Eagle's and JEH Eagle's historical net book value at the date of acquisition. Accordingly, this transaction will not result in any revaluation of Eagle's or JEH Eagle's assets or the creation of any goodwill. Upon the consummation of the Acquisitions, Eagle and JEH Eagle will become wholly-owned subsidiaries of the Company and will constitute the sole business operations of the Company until such time, if any, as the Company consummates additional acquisitions. Eagle and JEH Eagle operate in a single industry segment.

    The Company is dependent on its ability to raise funds through debt or equity financing in order to meet its obligations and accomplish its acquisition objectives.

    INCOME TAXES--The Company is included in the consolidated Federal and state income tax returns of its Parent. Income taxes are calculated on a separate return filing basis.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES

    During the period ended June 30, 1996, TDA advanced $6,105 to the Company which was used by the Company to pay certain costs and expenses related to its private placement in June 1996 described in Note 6. This advance was repaid to TDA in July 1996.

3. CONTEMPLATED TRANSACTIONS WITH RELATED PARTIES

    TDA will provide office space and administrative services to the Company at its offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA upon the closing of the Offering described in Note 6 and consummation of the Acquisitions described in Note 1. The administrative services agreement will be on a month-to-month basis, and the fee payable by the Company to TDA for such services will be $3,000 per month. Further, TDA and JEH Eagle have entered into an agreement pursuant to which TDA provides JEH Eagle with certain management services. This agreement is for a period of five years and commenced in July 1997. The fee payable to TDA for such services, to commence upon the completion of the Offering and the consummation of the Acquisitions, is $3,000 per month through December 1999 and $15,000 per month thereafter.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

  YEAR ENDED JUNE 30, 1997 AND PERIOD MAY 1, 1996 (INCEPTION) TO JUNE 30, 1997

3. CONTEMPLATED TRANSACTIONS WITH RELATED PARTIES (CONTINUED)
    Eagle operates a substantial portion of its business from facilities which it leases from a subsidiary of TDA on a month-to-month basis. Upon completion of the Offering and the consummation of the Acquisitions, Eagle and TDA intend to enter into ten-year leases for such facilities.

    The Chief Executive Officer and Chairman of the Board of Directors of the Company is an officer and a director of TDA, Eagle and JEH Eagle. Additionally, the Executive Vice President, Secretary, Treasurer and a director of the Company is an officer and a director of TDA, Eagle and JEH Eagle. A director nominee of the Company is also a director of TDA.

    The Company and Eagle have entered into employment agreements with their Chief Executive Officer and their Executive Vice President, Secretary and Treasurer, to become effective upon closing of the Offering and consummation of the Acquisitions, for a five-year period at annual salaries of $200,000 each, subject to annual increases or bonuses as may be determined by the Board of Directors. Further, in July 1997, JEH Eagle entered into five-year employment agreements with such officers at annual salaries of $60,000 each. The payment of such salaries by JEH Eagle shall commence upon completion of the Offering and the consummation of the Acquisitions. The employment agreements provide for, among other things, payments of salary and continued benefits, under certain conditions.

4. SHAREHOLDERS' EQUITY (DEFICIENCY)

    INITIAL CAPITALIZATION--In May 1996, the Company approved the issuance of 2,000,000 of its common shares to TDA (a founding shareholder) for a subscription price of $200 and 100,000 common shares to another founding shareholder and director for a subscription price of $10.

    On December 12, 1997 the Company increased its authorized number of shares from 17,000,000 to 27,500,000. The number of preferred shares were increased from 2,000,000 to 2,500,000 and the number of common shares were increased from 15,000,000 to 25,000,000. There was no change in the par value per share.

    PREFERRED SHARES--The preferred shares may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

    COMMON SHARES--Holders of common shares are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred shares which may from time to time be outstanding, holders of common shares are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available thereof and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred shares, if any. Holders of common shares have no pre-emptive rights and have no rights to convert their common shares into any other securities.

    WARRANTS--Each warrant entitles the registered holder to purchase one common share at an exercise price of $5.00 per share (subject to adjustment) for three years commencing on the date of the Offering, provided that during such time a current prospectus relating to the common shares is then in effect and the

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

  YEAR ENDED JUNE 30, 1997 AND PERIOD MAY 1, 1996 (INCEPTION) TO JUNE 30, 1997

4. SHAREHOLDERS' EQUITY (DEFICIENCY) (CONTINUED) common shares are qualified for sale or exempt from qualification under applicable state securities laws. The warrants that will be included in the Offering are transferable separately from the common shares (Note 6).

    STOCK OPTION PLAN--In August 1996, the Board of Directors adopted and shareholders approved the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"). The 1996 Stock Option Plan provides for the grant of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code"), to certain employees, officers and directors. The total number of common shares for which options may be granted under the 1996 Stock Option Plan is 1,000,000 common shares. Upon the closing of the Offering, the Company intends to grant options exercisable into 700,000 common shares to various of its employees and certain of its officers and directors. All of such options will have a term of ten years. The exercise price of these options will be the price to the public of the common shares offered in the Offering and will vest at a rate of no more than 20% per year commencing on the first anniversary of the date of grant.

5. PRIVATE PLACEMENT

    In June 1996, the Company sold an aggregate of 300,000 common shares and 300,000 warrants to private investors for aggregate gross proceeds of $300,000.

6. INITIAL PUBLIC OFFERING

    In April 1996, the Company signed a letter of intent with an underwriter for an initial public offering. This offering was not consummated, and the registration expenses incurred by the Company in connection with the filing of its registration statement for that offering were expensed in fiscal 1997.

    In September 1997, as amended in November 1997, the Company signed a new letter of intent with the same underwriter for an initial public offering (the "Offering"). The Offering is expected to be for 2,000,000 common shares, par value $.0001 per share, of the Company and 2,500,000 redeemable common share purchase warrants.

    In February 1998, the Company borrowed an aggregate of $300,000 pursuant to promissory notes issued to TDA ($150,000) and two other shareholders of the Company. The promissory notes provide for interest at the rate of 15% per annum through June 30, 1998 and 6% per annum thereafter. The promissory notes mature on the earlier of August 9, 2000 or upon the closing of the Offering described above. The proceeds from the issuance of the promissory notes are being used to pay certain costs and expenses relating to the Offering.

    The costs incurred with the Offering will be offset against the proceeds at the closing.

                                   * * * * *

                            EAGLE SUPPLY GROUP, INC.

             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            UNAUDITED BALANCE SHEET

                               FEBRUARY 28, 1998

ASSETS
CASH..............................................................................  $ 223,073
DEFERRED REGISTRATION COSTS.......................................................    171,277
                                                                                    ---------
                                                                                    $ 394,350
                                                                                    ---------
                                                                                    ---------
LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accrued expenses and other current liabilities..................................  $ 118,984
  Notes payable--shareholders.....................................................    300,000
                                                                                    ---------
      Total current liabilities...................................................    418,984
                                                                                    ---------

COMMITMENTS AND CONTINGENCIES (Notes 2, 3 and 6)

SHAREHOLDERS' DEFICIENCY (Note 4):
  Preferred shares, $.0001 par value per share, 2,500,000 shares authorized, none
    issued and outstanding........................................................     --
  Common shares, $.0001 par value per share, 25,000,000 shares authorized,
    2,400,000 issued and outstanding..............................................        240
  Additional paid-in capital......................................................    293,865
  Deficiency......................................................................   (318,739)
                                                                                    ---------
      Total shareholders' deficiency..............................................    (24,634)
                                                                                    ---------
                                                                                    $ 394,350
                                                                                    ---------
                                                                                    ---------

                  See notes to unaudited financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

               UNAUDITED STATEMENTS OF OPERATIONS AND DEFICIENCY

                 EIGHT MONTHS ENDED FEBRUARY 28, 1998 AND 1997

                                                                                                 1998        1997
                                                                                              -----------  ---------
ADMINISTRATIVE EXPENSES.....................................................................  $   --       $     421
                                                                                              -----------  ---------
LOSS FROM OPERATIONS........................................................................      --            (421)
DEFICIENCY, BEGINNING OF PERIOD.............................................................     (318,739)    --
                                                                                              -----------  ---------
DEFICIENCY, END OF PERIOD...................................................................  $  (318,739) $    (421)
                                                                                              -----------  ---------
                                                                                              -----------  ---------

                  See notes to unaudited financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                       UNAUDITED STATEMENTS OF CASH FLOWS

                 EIGHT MONTHS ENDED FEBRUARY 28, 1998 AND 1997

                                                                                             1998         1997
                                                                                          -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..............................................................................  $   --       $      (421)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Changes in operating assets and liabilities:
      Increase in accrued expenses and other current liabilities........................       36,695      --
                                                                                          -----------  -----------
        Net cash used in operating activities...........................................       36,695         (421)
                                                                                          -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable--shareholders.................................      300,000      --
  Decrease in stock subscriptions receivable............................................      --            56,250
  Increase in deferred registration costs...............................................     (118,988)    (281,602)
  Repayment of loan payable to shareholder..............................................      --            (6,105)
                                                                                          -----------  -----------
        Net cash provided by (used in) financing activities.............................      181,012     (231,457)
                                                                                          -----------  -----------
NET INCREASE (DECREASE) IN CASH.........................................................      217,707     (231,878)
CASH, BEGINNING OF PERIOD...............................................................        5,366      243,960
                                                                                          -----------  -----------
CASH, END OF PERIOD.....................................................................  $   223,073  $    12,082
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                  See notes to unaudited financial statements.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                 EIGHT MONTHS ENDED FEBRUARY 28, 1998 AND 1997

1. BASIS OF FINANCIAL STATEMENT PRESENTATION

    The financial statements of Eagle Supply Group, Inc. (the "Company"), a majority-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent") have been prepared by the Company, which is responsible for their integrity and objectivity, without audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of financial position, results of operations and cash flows have been included. These financial statements, which, to the best of management's knowledge and belief, were prepared in accordance with generally accepted accounting principles, should be read in conjunction with the financial statements of the Company for the fiscal years ended June 30, 1997 and 1996 and notes thereto included elsewhere in this Prospectus. Operating results for the interim period are not necessarily indicative of results for the entire year.

2. ACQUISITIONS

    Upon completion of the Offering described in Note 6, the Company will acquire all of the issued and outstanding common shares of Eagle Supply, Inc. ("Eagle") and JEH/Eagle Supply, Inc. ("JEH Eagle") (the "Acquisitions") from TDA for consideration consisting of 2,000,000 of the Company's common shares. The Acquisitions will be accounted for as the combining of three entities under common control, similar to a pooling of interests, with the net assets of Eagle and JEH Eagle recorded at historical carryover values. The 2,000,000 common shares to be issued to TDA will be recorded at Eagle's and JEH Eagle's historical net book value at the date of acquisition. Accordingly, this transaction will not result in any revaluation of Eagle's or JEH Eagle's assets or the creation of any goodwill. Upon the consummation of the Acquisitions, Eagle and JEH Eagle will become wholly-owned subsidiaries of the Company and will constitute the sole business operations of the Company until such time, if any, as the Company consummates additional acquisitions. Eagle and JEH Eagle operate in a single industry segment.

3. CONTEMPLATED TRANSACTIONS WITH RELATED PARTIES

    TDA will provide office space and administrative services to the Company at its offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA upon the closing of the Offering described in Note 6 and the consummation of the Acquisitions described in Note
2. The administrative services agreement will be on a month-to-month basis, and the fee payable by the Company to TDA for such services will be $3,000 per month. Further, TDA and JEH Eagle have entered into an agreement pursuant to which TDA provides JEH Eagle with certain management services. This agreement is for a period of five years and commenced in July 1997. The fee payable to TDA for such services, to commence upon the completion of the Offering and the consummation of the Acquisitions, is $3,000 per month through December 1999 and $15,000 per month thereafter.

    Eagle operates a substantial portion of its business from facilities which it leases from a subsidiary of TDA on a month-to-month basis. Upon completion of the Offering and the Acquisitions, Eagle and TDA intend to enter into ten-year leases for such facilities.

    The Chief Executive Officer and Chairman of the Board of Directors of the Company is an officer and a director of TDA, Eagle and JEH Eagle. Additionally, the Executive Vice President, Secretary, Treasurer and a director of the Company is an officer and a director of TDA, Eagle and JEH Eagle. A director nominee of the Company is also a director of TDA.

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

                 EIGHT MONTHS ENDED FEBRUARY 28, 1998 AND 1997

3. CONTEMPLATED TRANSACTIONS WITH RELATED PARTIES (CONTINUED)
    The Company and Eagle have entered into employment agreements with their Chief Executive Officer and their Executive Vice President, Secretary and Treasurer, to become effective upon closing of the Offering and consummation of the Acquisitions, for a five-year period at annual salaries of $200,000 each, subject to annual increases or bonuses as may be determined by the Board of Directors. Further, in July 1997, JEH Eagle entered into five-year employment agreements with such officers at annual salaries of $60,000 each. The payment of such salaries by JEH Eagle shall commence upon completion of the Offering described in Note 6 and the consummation of the Acquisitions described in Note
2. The employment agreements provide for, among other things, payments of salary and continued benefits, under certain conditions.

4. SHAREHOLDERS' DEFICIENCY

    INITIAL CAPITALIZATION--In May 1996, the Company approved the issuance of 2,000,000 of its common shares to TDA (a founding shareholder) for a subscription price of $200 and 100,000 common shares to another founding shareholder and director for a subscription price of $10.

    On December 12, 1997 the Company increased its authorized number of shares from 17,000,000 to 27,500,000. The number of preferred shares were increased from 2,000,000 to 2,500,000 and the number of common shares were increased from 15,000,000 to 25,000,000. There was no change in the par value per share.

    PREFERRED SHARES--The preferred shares may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

    COMMON SHARES--Holders of common shares are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred shares which may from time to time be outstanding, holders of common shares are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available thereof and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred shares, if any. Holders of common shares have no pre-emptive rights and have no rights to convert their common shares into any other securities.

    WARRANTS--Each warrant entitles the registered holder to purchase one common share at an exercise price of $5.00 per share (subject to adjustment) for three years commencing on the date of the Offering, provided that during such time a current prospectus relating to the common shares is then in effect and the common shares are qualified for sale or exempt from qualification under applicable state securities laws. The warrants that will be included in the Offering are transferable separately from the common shares (Note 6).

    STOCK OPTION PLAN--In August 1996, the Board of Directors adopted and shareholders approved the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"). The 1996 Stock Option Plan provides for the grant of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code"), to certain

                            EAGLE SUPPLY GROUP, INC.
             (A MAJORITY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

                 EIGHT MONTHS ENDED FEBRUARY 28, 1998 AND 1997

4. SHAREHOLDERS' DEFICIENCY (CONTINUED)
employees, officers and directors. The total number of common shares for which options may be granted under the 1996 Stock Option Plan is 1,000,000 common shares. Upon the closing of the Offering, the Company intends to grant options exercisable into 700,000 common shares to various of its employees and certain of its officers and directors. All of such options will have a term of ten years. The exercise price of these options will be the price to the public of the common shares offered in the Offering and will vest at a rate of no more than 20% per year commencing on the first anniversary of the date of grant.

5. PRIVATE PLACEMENT

    In June 1996, the Company sold an aggregate of 300,000 common shares and 300,000 warrants to private investors for aggregate gross proceeds of $300,000.

6. INITIAL PUBLIC OFFERING

    In April 1996, the Company signed a letter of intent with an underwriter for an initial public offering. This offering was not consummated, and the registration expenses incurred by the Company in connection with the filing of its registration statement for that offering were expensed in fiscal 1997.

    In September 1997, as amended in November 1997, the Company signed a new letter of intent with the same underwriter for an initial public offering (the "Offering"). The Offering is expected to be for 2,000,000 common shares, par value $.0001 per share, of the Company and 2,500,000 redeemable common share purchase warrants.

    In February 1998, the Company borrowed an aggregate of $300,000 pursuant to promissory notes issued to TDA ($150,000) and two other shareholders of the Company. The promissory notes provide for interest at the rate of 15% per annum through June 30, 1998 and 6% per annum thereafter. The promissory notes mature on the earlier of August 9, 2000 or upon the closing of the Offering described above. The proceeds from the issuance of the promissory notes are being used to pay certain costs and expenses relating to the Offering.

    The costs incurred with the Offering will be offset against the proceeds at the closing.

                                   * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of Eagle Supply, Inc.

We have audited the accompanying balance sheets of Eagle Supply, Inc. (a wholly-owned subsidiary of TDA Industries, Inc.) as of June 30, 1997 and 1996 and the related statements of operations, shareholder's equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Eagle Supply, Inc. as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
September 3, 1997
(November 13, 1997 as to Note 8)
Tampa, Florida

                              EAGLE SUPPLY , INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                                 BALANCE SHEETS

                             JUNE 30, 1997 AND 1996

                                                                                         1997           1996
                                                                                     -------------  -------------

ASSETS
CURRENT ASSETS:
  Cash.............................................................................  $   1,029,774  $     198,441
  Accounts receivable--trade (net of allowance for doubtful accounts--
    1997--$450,000; 1996--$465,000) (Note 3).......................................      8,530,600      8,291,831
  Inventories (Note 3).............................................................      4,505,534      4,825,902
  Deferred tax asset (Note 5)......................................................        188,558        193,528
  Other current assets.............................................................        539,696        535,731
                                                                                     -------------  -------------
      Total current assets.........................................................     14,794,162     14,045,433
IMPROVEMENTS AND EQUIPMENT (net of accumulated depreciation and amortization)
  (Notes 2 and 3)..................................................................      1,054,309      1,433,099
                                                                                     -------------  -------------
                                                                                     $  15,848,471  $  15,478,532
                                                                                     -------------  -------------
                                                                                     -------------  -------------
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................................................  $   7,763,779  $   8,193,812
  Accrued expenses and other current liabilities...................................        569,569        814,158
  Federal and state income taxes due to Parent.....................................        140,000        793,000
                                                                                     -------------  -------------
      Total current liabilities....................................................      8,473,348      9,800,970
LONG-TERM DEBT (Note 3)............................................................      6,693,236      5,163,529
DEFERRED TAX LIABILITY (Note 5)....................................................         70,912         90,339
                                                                                     -------------  -------------
      Total liabilities............................................................     15,237,496     15,054,838
                                                                                     -------------  -------------
COMMITMENTS AND CONTINGENCIES (Notes 4, 6 and 8)
SHAREHOLDER'S EQUITY:
  Common shares, $100 par value per share, 1,500 shares authorized, 593 issued and
    outstanding....................................................................         59,300         59,300
  Additional paid-in capital.......................................................      1,000,000      1,000,000
  Retained earnings................................................................      1,593,802      2,652,026
                                                                                     -------------  -------------
                                                                                         2,653,102      3,711,326
      Less: Due from Parent and affiliated companies (Note 4)......................     (2,042,127)    (3,287,632)
                                                                                     -------------  -------------
      Total shareholder's equity...................................................        610,975        423,694
                                                                                     -------------  -------------
                                                                                     $  15,848,471  $  15,478,532
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                       See notes to financial statements.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            STATEMENTS OF OPERATIONS

                    YEARS ENDED JUNE 30, 1997, 1996 AND 1995

                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
REVENUES............................................................  $  57,575,712  $  59,262,226  $  50,483,469
COST OF SALES.......................................................     46,104,588     46,685,356     40,743,901
                                                                      -------------  -------------  -------------
                                                                         11,471,124     12,576,870      9,739,568
                                                                      -------------  -------------  -------------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ( including a provision for doubtful accounts of $299,433, $203,133 and $403,169 in 1997,
  1996 and 1995, respectively (Notes 4, 6, 7 and 9).................      9,968,759      9,348,749      8,373,548
DEPRECIATION........................................................        593,720        538,831        532,906
                                                                      -------------  -------------  -------------
                                                                         10,562,479      9,887,580      8,906,454
                                                                      -------------  -------------  -------------
INCOME FROM OPERATIONS..............................................        908,645      2,689,290        833,114
                                                                      -------------  -------------  -------------
OTHER INCOME (EXPENSE):
Interest income.....................................................         22,217         23,250         22,511
Interest expense (Note 3)...........................................       (599,086)      (604,505)      (288,036)
                                                                      -------------  -------------  -------------
                                                                           (576,869)      (581,255)      (265,525)
                                                                      -------------  -------------  -------------
INCOME BEFORE PROVISION FOR INCOME TAXES............................        331,776      2,108,035        567,589
PROVISION FOR INCOME TAXES (Note 5).................................        140,000        793,000        215,000
                                                                      -------------  -------------  -------------
NET INCOME..........................................................  $     191,776  $   1,315,035  $     352,589
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                       See notes to financial statements.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                    YEARS ENDED JUNE 30, 1997, 1996 AND 1995

                                                                                                      DUE FROM
                                    COMMON SHARES        ADDITIONAL                                  PARENT AND
                                ----------------------    PAID-IN       RETAINED                     AFFILIATED
                                  SHARES      AMOUNT      CAPITAL       EARNINGS         TOTAL        COMPANIES        TOTAL
                                -----------  ---------  ------------  -------------  -------------  -------------  -------------
BALANCE, JULY 1, 1994.........         593   $  59,300  $  1,000,000  $   2,502,937  $   3,562,237  $    --        $   3,562,237
Net income....................      --          --           --             352,589        352,589       --              352,589
Due from Parent and affiliated
 companies-- net..............      --          --           --            --             --           (3,336,475)    (3,336,475)
Dividend paid to Parent.......      --          --           --            (421,535)      (421,535)      --             (421,535)
                                       ---   ---------  ------------  -------------  -------------  -------------  -------------
BALANCE, JUNE 30, 1995........         593      59,300     1,000,000      2,433,991      3,493,291     (3,336,475)       156,816
Net income....................      --          --           --           1,315,035      1,315,035       --            1,315,035
Due from Parent and affiliated
 companies-- net..............      --          --           --            --             --               48,843         48,843
Dividend paid to Parent.......      --          --           --          (1,097,000)    (1,097,000)      --            1,097,000
                                       ---   ---------  ------------  -------------  -------------  -------------  -------------
BALANCE, JUNE 30, 1996........         593      59,300     1,000,000      2,652,026      3,711,326     (3,287,632)       423,694
Net income....................      --          --           --             191,776        191,776       --              191,776
Due from Parent and affiliated
 companies-- net..............      --          --           --            --             --            1,245,505      1,245,505
Dividend paid to Parent.......      --          --           --          (1,250,000)    (1,250,000)      --            1,250,000
                                       ---   ---------  ------------  -------------  -------------  -------------  -------------
BALANCE, JUNE 30, 1997........         593   $  59,300  $  1,000,000  $   1,593,802  $   2,653,102  $  (2,042,127) $     610,975
                                       ---   ---------  ------------  -------------  -------------  -------------  -------------
                                       ---   ---------  ------------  -------------  -------------  -------------  -------------

                       See notes to financial statements.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            STATEMENTS OF CASH FLOWS

                    YEARS ENDED JUNE 30, 1997, 1996 AND 1995

                                                                                 1997        1996        1995
                                                                              ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................................  $  191,776  $1,315,035  $  352,589
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
    Depreciation............................................................     593,720     538,831     532,906
    Deferred income taxes...................................................     (14,457)     84,017     (21,580)
    (Decrease) increase in allowance for doubtful accounts..................     (15,550)   (286,215)     74,049
    Loss (gain) on sale of equipment........................................         710        (975)    (29,561)
    Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable............................    (223,219)    755,529  (1,673,344)
      Decrease (increase) in inventories....................................     320,368  (1,306,440)   (363,528)
      (Increase) decrease in other current assets...........................      (3,965)   (210,264)    209,103
      (Decrease) increase in accounts payable...............................    (430,033)    739,801   1,011,027
      (Decrease) increase in accrued expenses and other current
        liabilities.........................................................    (244,589)    331,519     133,302
      Decrease (increase) in due from Parent and affiliated
        companies--net......................................................   1,245,505      48,843  (5,657,634)
      (Decrease) increase in federal and state taxes due to Parent..........    (653,000)    578,000      45,000
                                                                              ----------  ----------  ----------
        Net cash provided by (used in) operating activities.................     767,266   2,587,681  (5,387,671)
                                                                              ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................................    (296,071)   (900,498)   (339,628)
  Proceeds from sale of equipment...........................................      80,431      37,050      98,873
                                                                              ----------  ----------  ----------
        Net cash used in investing activities...............................    (215,640)   (863,448)   (240,755)
                                                                              ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayments) from long-term debt--net............................   1,529,707  (1,126,924)  6,290,453
  Dividend paid to Parent...................................................  (1,250,000) (1,097,000)   (421,535)
                                                                              ----------  ----------  ----------
        Net cash provided by (used in) financing activities.................     279,707  (2,223,924)  5,868,918
                                                                              ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH.............................................     831,333    (499,691)    240,492
CASH, BEGINNING OF YEAR.....................................................     198,441     698,132     457,640
                                                                              ----------  ----------  ----------
CASH, END OF YEAR...........................................................  $1,029,774  $  198,441  $  698,132
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest....................................  $  599,086  $  604,505  $  288,036
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------
  Income taxes paid to Parent...............................................  $  140,000  $  793,000  $  215,000
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Transfer of leasehold improvements in payment of intercompany debt........  $   --      $   --      $   90,204
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------

                       See notes to financial statements.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED JUNE 30, 1997, 1996 AND 1995

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS DESCRIPTION--Eagle Supply, Inc. (the "Company") is a wholly-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent) and is engaged in the wholesale distribution of roofing supplies and related products utilized primarily in the construction industry throughout Florida, Alabama and Mississippi. The Company operates in a single industry segment.

    INVENTORIES--Inventories are valued at the lower of cost or market. Cost is determined by using the last-in, first-out (LIFO) method. If inventories had been valued at the lower of first-in, first-out (FIFO) cost or market, inventories would be higher by approximately $511,000, $510,000 and $527,000 for fiscal 1997, 1996 and 1995, respectively, and income before provision for income taxes would have increased by approximately $1,000 and decreased by approximately $17,000 and $30,000 in fiscal 1997, 1996 and 1995, respectively.

    DEPRECIATION AND AMORTIZATION--Depreciation and amortization of improvements and equipment are provided principally by an accelerated method at various rates calculated to extinguish the carrying values of the respective assets over their estimated useful lives.

    INCOME TAXES--The Company is included in the consolidated Federal and state income tax returns of its Parent. Income taxes are calculated on a separate return filing basis.

    LONG-LIVED ASSETS--Financial Accounting Standards Board Statement Number 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" requires that they be stated at the lower of the expected net realizable value or cost. The carrying value of long-lived assets is periodically reviewed to determine whether impairment exists. The review is based on comparing the carrying amount of the asset to the undiscounted estimated cash flows over the remaining useful lives. No impairment is indicated as of June 30, 1997. The Company has adopted this statement and the impact has not been significant,

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES--The carrying amounts of these items are a reasonable estimate of their fair value.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED JUNE 30, 1997, 1996 AND 1995

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) LONG-TERM DEBT--Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which no market quotes are available. The carrying amount of this item is a reasonable estimate of fair value.

    The fair value estimates presented herein are based on pertinent information available to management as of June 30, 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

2. IMPROVEMENTS AND EQUIPMENT

    The major classes of property, plant and equipment are as follows:

                                                                                    JUNE 30,           ESTIMATED
                                                                           --------------------------    USEFUL
                                                                               1997          1996        LIVES
                                                                           ------------  ------------  ----------
Automotive equipment.....................................................  $  1,953,036  $  2,404,487  5 years
Furniture, fixtures and equipment........................................     2,155,812     2,063,708  5-7 years
Leasehold improvements...................................................       597,890       587,226  10 years
                                                                           ------------  ------------
                                                                              4,706,738     5,055,421
Less: Accumulated depreciation and amortization..........................     3,652,429     3,622,322
                                                                           ------------  ------------
                                                                           $  1,054,309  $  1,433,099
                                                                           ------------  ------------
                                                                           ------------  ------------

3. LONG-TERM DEBT

    The Company is a party to a Loan Agreement, which provides for secured borrowing consisting of a four-year revolving credit facility in the amount of $7,500,000, guaranteed by the Parent. This facility expires in December 1998. Obligations under the revolving credit facility are collateralized by certain current assets of the Company (aggregating approximately $13,036,000 at June 30, 1997). Borrowings are based on a formula relating to certain levels of receivables and inventory, as defined. Interest only is payable monthly at a floating rate equal to the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company.

4. TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES

    During fiscal 1994, the Company purchased land and a building in Birmingham, Alabama, for $735,000, of which $550,000 was financed by a first mortgage. The mortgage is repayable in fifty-nine equal monthly installments of approximately $4,700 each and a balloon payment of approximately $440,000 due in April 1999. During fiscal 1994, the Company transferred this property, including related improvements (at a net book value of $2l6,189, net of the mortgage), to the Parent in partial repayment of intercompany debt. The Company remains the primary obligor on the first mortgage which had a balance due of $512,927 and $525,713 at June 30, 1997 and 1996, respectively.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED JUNE 30, 1997, 1996 AND 1995

4. TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES (CONTINUED)
    The Company is liable for certain lease payments to a subsidiary of the Parent under a lease for a former distribution center in Fort Lauderdale, Florida, including a balloon payment due May 1, 1999 in the approximate amount of $580,000 relating to industrial revenue bonds issued to acquire and develop the Fort Lauderdale property. The lease expires on May 1, 1999. These premises have been subleased to an unrelated third party at an annual rental in excess of the Company's annual lease obligation. The payments by the Company have included, through June 30, 1997, a ratable share of the balloon payment.

    The Company operates a substantial portion of its business from facilities which it has been leasing from a subsidiary of the Parent on a month-to-month basis. The Company intends to enter into long-term leases for these facilities. Rent expense for these facilities, net of sublease income of approximately $200,000, including taxes and other occupancy costs, aggregated approximately $782,000, $709,000 and $710,000 in fiscal 1997, 1996 and 1995, respectively.

    The approximate future minimum rental commitments under these leases, net of sublease income of approximately $200,000, are as follows:

YEAR ENDING
JUNE 30,                                                                             AMOUNT
--------------------------------------------------------------------------------  ------------
1998............................................................................  $    790,000
1999............................................................................       790,000
2000............................................................................       790,000
2001............................................................................       790,000
2002............................................................................       790,000
                                                                                  ------------
                                                                                  $  3,950,000
                                                                                  ------------
                                                                                  ------------

    Fees of $50,000 have been charged to the Company by the Parent in each of fiscal 1997, 1996 and 1995. Such fees represent audit fees and accounting services incurred on behalf of The Company.

    During fiscal 1997 and 1996, the Company loaned various amounts for varying periods to a subsidiary of the Parent. The highest balance outstanding at any time during fiscal 1997 and 1996 was $300,000. Such amounts were repaid prior to June 30, 1997 with interest computed at the rate of 9 1/4% per annum.

    The following is a reconciliation of the activity in the Due from Parent and Affiliated Companies account for the periods presented:

                                                                               YEAR ENDED JUNE 30,
                                                                    -----------------------------------------
                                                                        1997          1996          1995
                                                                    ------------  ------------  -------------
Balance, beginning of year........................................  $  3,287,632  $  3,336,475  $  (2,217,159)
Fees for auditing and accounting services.........................       (50,000)      (50,000)       (50,000)
Interest expense paid to Parent...................................       (30,484)      --            --
Transfer of property to Parent....................................       --            --              90,204
Cash advances--net................................................    (1,165,021)        1,157      5,513,430
                                                                    ------------  ------------  -------------
Balance, end of year..............................................  $  2,042,127  $  3,287,632  $   3,336,475
                                                                    ------------  ------------  -------------
                                                                    ------------  ------------  -------------

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED JUNE 30, 1997, 1996 AND 1995

5. INCOME TAXES

    Components of the provision for income taxes are as follows:

                                                                                  YEAR ENDED JUNE 30,
                                                                           ----------------------------------
                                                                              1997        1996        1995
                                                                           ----------  ----------  ----------
Current:
Federal..................................................................  $  134,457  $  609,000  $  203,131
State and local..........................................................      20,000      99,983      33,449
Deferred.................................................................     (14,457)     84,017     (21,580)
                                                                           ----------  ----------  ----------
                                                                           $  140,000  $  793,000  $  215,000
                                                                           ----------  ----------  ----------
                                                                           ----------  ----------  ----------

    A reconciliation of income taxes at the Federal statutory rate to amounts provided is as follows:

                                                                                  YEAR ENDED JUNE 30,
                                                                           ----------------------------------
                                                                              1997        1996        1995
                                                                           ----------  ----------  ----------
Tax provision at statutory rate..........................................  $  112,804  $  716,732  $  193,468
State and local income taxes.............................................      13,000      60,000      19,866
Other--net...............................................................      14,196      16,268       1,666
                                                                           ----------  ----------  ----------
                                                                           $  140,000  $  793,000  $  215,000
                                                                           ----------  ----------  ----------
                                                                           ----------  ----------  ----------

    Temporary differences which give rise to net deferred tax assets and liabilities are as follows:

                                                                                                   JUNE 30,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
Deferred tax assets:
Reserve for bad debts.....................................................................  $  170,852  $  176,762
Inventory capitalization..................................................................      17,706      16,766
                                                                                            ----------  ----------
                                                                                               188,558     193,528
Deferred tax liability:
Depreciation..............................................................................     (70,912)    (90,339)
                                                                                            ----------  ----------
Net deferred tax asset....................................................................  $  117,646  $  103,189
                                                                                            ----------  ----------
                                                                                            ----------  ----------

6. COMMITMENTS AND CONTINGENCIES

    The Company is committed to unrelated parties for long-term leases for property, automotive and data processing equipment. The leases expire on various dates through 2002. Certain of the leases for property include renewal options and provide for the payment of taxes and other occupancy costs.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED JUNE 30, 1997, 1996 AND 1995

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The approximate future minimum rental commitments under these leases are as follows:

YEAR ENDING
JUNE 30,                                                                          AMOUNT
-----------------------------------------------------------------------------  ------------
1998.........................................................................  $  1,591,000
1999.........................................................................     1,264,000
2000.........................................................................     1,073,000
2001.........................................................................       790,000
2002.........................................................................       790,000
                                                                               ------------
                                                                               $  5,508,000
                                                                               ------------
                                                                               ------------

    Rent expense for the property and equipment under these leases amounted to approximately $853,000, $371,000 and $191,000 in fiscal 1997, 1996 and 1995, respectively, and includes certain occupancy costs.

    During the fiscal years ended June 30, 1997, 1996 and 1995, the Company purchased approximately 23%, 21% and 19%, respectively, of its product lines from one supplier. Since similar products are available to the Company from other suppliers, the loss of this supplier would not have a material adverse effect on the business of the Company.

    The Company has a 401 (k) plan covering eligible employees (the "Plan"). The Plan provides for contributions at the Company's discretion. A contribution in the amount of $9,000 was made to the Plan in fiscal 1997. No contribution was made to the Plan in fiscal 1996 or 1995.

7. BRANCH OPENING AND CLOSING COSTS

    The Company's result of operations in fiscal 1997 include start-up costs and operating losses of approximately $273,000 attributable to new branches; and additional expenses in the amount of approximately $80,000 attributable to the operations of branches disposed of in prior fiscal years.

    During fiscal 1996, the Company opened four new branches, one of which was closed prior to the end of the fiscal year, and commenced the distribution of a new product line. The Company's results of operations in fiscal 1996 include start-up costs and operating losses of approximately $290,000 attributable to these four branches and the introduction of the new product line; and additional expenses in the amount of approximately $32,000 attributable to the operations of branches disposed of in prior fiscal years.

    During fiscal 1995, the Company opened two new branches and discontinued operating one additional branch. The Company's results of operations in fiscal 1995 include start-up costs and operating losses in the aggregate amount of approximately $418,000 attributable to these branches and additional expenses in the amount of approximately $252,000 attributable to the operations of branches disposed of in prior fiscal years.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED JUNE 30, 1997, 1996 AND 1995

8. CONTEMPLATED TRANSACTIONS WITH RELATED PARTIES

    In September 1997, as amended in November 1997, Eagle Supply Group, Inc. ("Eagle"), a majority-owned subsidiary of TDA, signed a letter of intent with an underwriter for an initial public offering (the "Offering"). The Offering is expected to be for 2,000,000 common shares, par value $.0001 per share, of Eagle and 2,500,000 redeemable common share purchase warrants.

    Upon closing of the Offering, Eagle will acquire all of the issued and outstanding capital stock of the Company from its Parent. The acquisition will be accounted for as the combining of two entities under common control, similar to a pooling of interests, and will not result in any revaluation of the Company's assets or the creation of goodwill. Upon the consummation of the acquisition, the Company will become a wholly-owned subsidiary of Eagle.

9. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                         BALANCE AT
YEAR ENDING                              BEGINNING                            BALANCE AT
  JUNE 30,                                OF YEAR    PROVISION    WRITEOFFS   END OF YEAR
---------------------------------------  ----------  ----------  -----------  -----------

1995...................................  $  677,327  $  403,169  $  (329,120)  $ 751,376
                                         ----------  ----------  -----------  -----------
                                         ----------  ----------  -----------  -----------

1996...................................  $  751,376  $  203,133  $  (489,348)  $ 465,161
                                         ----------  ----------  -----------  -----------
                                         ----------  ----------  -----------  -----------

1997...................................  $  465,161  $  299,433  $  (314,983)  $ 449,611
                                         ----------  ----------  -----------  -----------
                                         ----------  ----------  -----------  -----------

                                   * * * * *

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            UNAUDITED BALANCE SHEET

                               FEBRUARY 28, 1998

ASSETS
CURRENT ASSETS:
  Cash.........................................................................  $   17,639
  Accounts receivable--trade (net of allowance for doubtful accounts of
    $515,000) (Note 3).........................................................   7,718,128
  Inventories (Note 3).........................................................   4,998,224
  Deferred tax asset...........................................................     213,406
  Other current assets.........................................................     470,800
                                                                                 ----------
      Total current assets.....................................................  13,418,197
IMPROVEMENTS AND EQUIPMENT (net of accumulated depreciation and amortization)
  (Note 2).....................................................................   1,039,421
                                                                                 ----------
                                                                                 $14,457,618
                                                                                 ----------
                                                                                 ----------
LIABILITIES AND SHAREHOLDER'S DEFICIENCY
CURRENT LIABILITIES:
  Accounts payable.............................................................  $8,566,757
  Accrued expenses and other current liabilities...............................     552,962
  Loan payable--affiliated company (Note 4)....................................     400,000
  Federal and state income taxes due to Parent.................................       4,000
                                                                                 ----------
      Total current liabilities................................................   9,523,719
LONG-TERM DEBT (Note 3)........................................................   5,830,760
DEFERRED TAX LIABILITY.........................................................      57,961
                                                                                 ----------
      Total liabilities........................................................  15,412,440
                                                                                 ----------
COMMITMENTS AND CONTINGENCIES (Notes 4)
SHAREHOLDER'S DEFICIENCY:
  Common shares, $100 par value per share, 1,500 shares authorized, 593 issued
    and outstanding............................................................      59,300
Additional paid-in capital.....................................................   1,000,000
Retained earnings..............................................................     825,053
                                                                                 ----------
                                                                                  1,884,353
      Less: Due from Parent and affiliated companies (Note 4)..................  (2,839,175)
                                                                                 ----------
      Total shareholder's deficiency...........................................    (954,822)
                                                                                 ----------
                                                                                 $14,457,618
                                                                                 ----------
                                                                                 ----------

                  See notes to unaudited financial statements.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

            UNAUDITED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                 EIGHT MONTHS ENDED FEBRUARY 28, 1998 AND 1997

                                                                                         1998           1997
                                                                                     -------------  -------------
REVENUES...........................................................................  $  36,126,188  $  36,963,819
COST OF SALES......................................................................     28,516,725     29,327,441
                                                                                     -------------  -------------
                                                                                         7,609,463      7,636,378
                                                                                     -------------  -------------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ( including a provision for doubtful
  accounts of $170,509 and $181,793 in 1998 and 1997, respectively) (Note 5).......      6,943,826      6,794,619
DEPRECIATION.......................................................................        309,843        398,416
                                                                                     -------------  -------------
                                                                                         7,253,669      7,193,035
                                                                                     -------------  -------------
INCOME FROM OPERATIONS.............................................................        355,794        443,343
                                                                                     -------------  -------------
OTHER INCOME (EXPENSE):
  Interest income..................................................................         17,323         15,924
  Interest expense.................................................................       (387,866)      (395,940)
                                                                                     -------------  -------------
                                                                                          (370,543)      (380,016)
                                                                                     -------------  -------------
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES....................................        (14,749)        63,327
PROVISION FOR INCOME TAXES.........................................................          4,000         26,000
                                                                                     -------------  -------------
NET (LOSS) INCOME..................................................................        (18,749)        37,327
RETAINED EARNINGS, BEGINNING OF PERIOD.............................................      1,593,802      2,652,026
DIVIDEND PAID TO PARENT............................................................       (750,000)      (850,000)
                                                                                     -------------  -------------
RETAINED EARNINGS, END OF PERIOD...................................................  $     825,053  $   1,839,353
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                  See notes to unaudited financial statements.

                               EAGLE SUPPLY, INC.

              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                       UNAUDITED STATEMENTS OF CASH FLOWS

                 EIGHT MONTHS ENDED FEBRUARY 28, 1998 AND 1997

                                                                                            1998         1997
                                                                                         -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income....................................................................  $   (18,749) $    37,327
  Adjustments to reconcile net (loss) income to net cash provided by (used in)
    operating activities:
    Depreciation.......................................................................      309,843      398,416
    Deferred income taxes..............................................................      (37,799)     (76,259)
    Increase in allowance for doubtful accounts........................................       65,389      148,103
    Changes in operating assets and liabilities:
      Decrease in accounts receivable..................................................      747,083      407,109
      Increase in inventories..........................................................     (492,690)    (225,131)
      Decrease (increase) in other current assets......................................       68,896      (95,939)
      Increase (decrease) in accounts payable..........................................      802,981   (1,401,834)
      Decrease in accrued expenses and other current liabilities.......................      (16,607)    (271,005)
      Decrease (increase) in due from Parent and affiliated companies--net.............     (797,048)   1,391,145
      Decrease in federal and state income taxes due to Parent.........................     (136,000)    (767,000)
                                                                                         -----------  -----------
        Net cash provided by (used in) operating activities............................      495,299     (455,068)
                                                                                         -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.................................................................     (294,958)    (102,768)
                                                                                         -----------  -----------
        Net cash used in investing activities..........................................     (294,958)    (102,768)
                                                                                         -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments) proceeds from long-term debt--net.......................................     (862,476)   1,235,932
  Proceeds from loan payable -affiliated company.......................................      400,000      --
  Dividend paid to Parent..............................................................     (750,000)    (850,000)
                                                                                         -----------  -----------
        Net cash (used in) provided by financing activities............................   (1,212,476)     385,932
                                                                                         -----------  -----------
NET DECREASE IN CASH...................................................................   (1,012,135)    (171,904)
CASH, BEGINNING OF PERIOD..............................................................    1,029,774      198,441
                                                                                         -----------  -----------
CASH, END OF PERIOD....................................................................  $    17,639  $    26,537
                                                                                         -----------  -----------
                                                                                         -----------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest.............................................  $   387,866  $   395,940
                                                                                         -----------  -----------
                                                                                         -----------  -----------
  Income taxes paid to Parent..........................................................  $     4,000  $    26,000
                                                                                         -----------  -----------
                                                                                         -----------  -----------

                  See notes to unaudited financial statements.

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                 EIGHT MONTHS ENDED FEBRUARY 28, 1998 AND 1997

1. BASIS OF FINANCIAL STATEMENT PRESENTATION

    The financial statements of Eagle Supply, Inc. (the "Company"), a wholly-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent") have been prepared by the Company, which is responsible for their integrity and objectivity, without audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of financial position, results of operations and cash flows have been included. These financial statements, which, to the best of management's knowledge and belief, were prepared in accordance with generally accepted accounting principles, should be read in conjunction with the financial statements of the Company for the fiscal years ended June 30, 1997 and 1996 and notes thereto included elsewhere in this Prospectus. Operating results for the interim period are not necessarily indicative of results for the entire year.

2. IMPROVEMENTS AND EQUIPMENT

    The major classes of property, plant and equipment at February 28, 1998 are as follows:

                                                                                    ESTIMATED
                                                                                     USEFUL
                                                                                      LIVES
                                                                                   -----------
Automotive equipment...............................................  $  1,942,690  5 years
Furniture, fixtures and equipment..................................     2,209,758  5- 7 years
Leasehold improvements.............................................       716,053  10 years
                                                                     ------------
                                                                        4,868,501
Less: Accumulated depreciation and amortization....................     3,829,080
                                                                     ------------
                                                                     $  1,039,421
                                                                     ------------
                                                                     ------------

3. LONG-TERM DEBT

    The Company is a party to a Loan Agreement which provides for secured borrowing consisting of a four-year revolving credit facility in the amount of $7,500,000, guaranteed by TDA. On April 27, 1998, this facility was extended to the year 2002. Obligations under the revolving credit facility are collateralized by certain current assets of the Company. Borrowings are based on a formula relating to certain levels of receivables and inventory, as defined. Interest only is payable monthly at a floating rate equal to the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company.

4. TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES

    During the eight months ended February 28, 1998, a subsidiary of TDA made a loan to the Company in the amount of $400,000 as a short-term working capital advance. This loan is non-interest bearing and is due on demand. Fees of approximately $33,000 have been charged to the Company by TDA in each of the eight-month periods ended February 28, 1998 and 1997. Such fees represent audit fees and accounting services incurred on behalf of the Company.

    During the eight-month period ended February 28, 1997, the Company loaned various amounts for varying periods to a subsidiary of TDA. The highest balance outstanding at any time during such periods

                               EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

                 EIGHT MONTHS ENDED FEBRUARY 28, 1998 AND 1997

4. TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES (CONTINUED) was $250,000. Such amounts were repaid prior to February 28, 1997 with interest computed at the rate of 9 1/4% per annum. No such loans were made during the eight-month period ended February 28, 1998.

    The following is a reconciliation of the activity in the Due from Parent and Affiliated Companies account for the eight-month period ended February 28, 1998:

Balance, beginning of period................................   $2,042,127
  Fees for auditing and accounting services.................      (33,333)
  Cash advances--net........................................      830,381
                                                               ----------
Balance, end of period......................................   $2,839,175
                                                               ----------
                                                               ----------

5. CONTEMPLATED AND OTHER TRANSACTIONS WITH RELATED PARTIES

    The Company's President and Senior Vice President--Operations receive, on an "at will" basis, salaries of $50,000 and $25,000 per year, respectively. Pursuant to their "at will" arrangements, these individuals are also entitled to receive 20% and 6%, respectively, of the Company's income before taxes in excess of $600,000 per year.

    In September 1997, Eagle Supply Group, Inc. ("Eagle"), a majority-owned subsidiary of TDA, signed a letter of intent with an underwriter for an initial public offering (the "Offering"). The Offering is expected to be for 2,000,000 common shares, par value $.0001 per share, of Eagle and 2,500,000 redeemable common share purchase warrants.

    Upon closing of the Offering, Eagle will acquire all of the issued and outstanding capital stock of the Company from its Parent. The acquisition will be accounted for as the combining of two entities under common control, similar to a pooling of interests, and will not result in any revaluation of the Company's assets or the creation of goodwill. Upon the consummation of the acquisition, the Company will become a wholly-owned subsidiary of Eagle.

6. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                 BALANCE AT
 PERIOD ENDING   BEGINNING                             BALANCE AT
 FEBRUARY 28,    OF PERIOD   PROVISION   WRITE-OFFS   END OF PERIOD
---------------  ----------  ----------  -----------  -------------
1997........     $  751,376  $  181,793  $  (319,905)  $   613,264
                 ----------  ----------  -----------  -------------
                 ----------  ----------  -----------  -------------
1998........     $  449,611  $  170,509  $  (105,120)  $   515,000
                 ----------  ----------  -----------  -------------
                 ----------  ----------  -----------  -------------

                                   * * * * *

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of JEH Company, Inc.

    We have audited the accompanying balance sheet of JEH Company, Inc. (a Texas corporation) as of June 30, 1997, and the related statement of operations and retained earnings, and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JEH Company, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the six months then ended in conformity with generally accepted accounting principles.

/s/ Waters, Murray & Associates
August 20, 1997

                               JEH COMPANY, INC.
                                 BALANCE SHEET

                                 JUNE 30, 1997

                                          ASSETS
CURRENT ASSETS
  Cash and cash equivalents....................................................  $  284,428
  Accounts receivable-trade, net of allowance for doubtful accounts of
    $2,554,056 (Notes C and G).................................................   8,127,463
  Accounts receivable--related party (Note B)..................................     138,654
  Inventories (Notes A and G)..................................................   9,409,302
  Other receivables............................................................     664,696
                                                                                 ----------
    Total current assets.......................................................  18,624,543
FIXED ASSETS--NET OF ACCUMULATED DEPRECIATION (NOTES A,D, F AND G).............   2,114,523
OTHER ASSETS (NOTE E)..........................................................   1,029,648
                                                                                 ----------
TOTAL ASSETS...................................................................  $21,768,714
                                                                                 ----------
                                                                                 ----------

                            LIABILITIES & SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable.............................................................  $7,575,628
  Accrued expenses.............................................................   1,476,133
  Current portion of long-term debt (Note G)...................................   8,450,642
  Obligation under capital leases-current portion..............................      19,299
                                                                                 ----------
    Total current liabilities..................................................  17,521,701
                                                                                 ----------
LONG-TERM LIABILITIES
  Note payable to shareholder (Note B).........................................   3,486,991
                                                                                 ----------
    Total long-term liabilities................................................   3,486,991
                                                                                 ----------
TOTAL LIABILITIES..............................................................  21,008,692
                                                                                 ----------
COMMITMENTS AND CONTINGENCIES (NOTE H)
SHAREHOLDER'S EQUITY...........................................................
  Common stock, $1 par value, 100,000 shares authorized, 1,000 issued and
    outstanding................................................................       1,000
  Additional paid in capital...................................................     126,967
  Retained earnings............................................................     632,054
                                                                                 ----------
    Total shareholder's equity.................................................     760,021
                                                                                 ----------
TOTAL LIABILITIES & SHAREHOLDER'S EQUITY.......................................  $21,768,714
                                                                                 ----------
                                                                                 ----------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

       FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

                                                                                         1997           1996
                                                                                     -------------  -------------
NET SALES..........................................................................  $  28,978,685  $  32,860,284
COST OF SALES......................................................................     21,354,749     25,775,974
                                                                                     -------------  -------------
  Gross profit.....................................................................      7,623,936      7,084,310
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................................      8,331,690      5,887,103
                                                                                     -------------  -------------
  (Loss) income from operations....................................................       (707,754)     1,197,207
                                                                                     -------------  -------------
OTHER INCOME (EXPENSE)
  Other income.....................................................................          1,384          6,166
  Interest expense.................................................................       (472,926)      (396,858)
                                                                                     -------------  -------------
                                                                                          (471,542)      (390,692)
                                                                                     -------------  -------------
  Net (loss) income................................................................     (1,179,296)       806,515
RETAINED EARNINGS:
  Beginning of period..............................................................      1,811,350      1,640,461
                                                                                     -------------  -------------
  End of period....................................................................  $     632,054  $   2,446,976
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

       FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

                                                                                         1997            1996
                                                                                    --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...............................................................  $   (1,179,296) $      806,515
  Adjustments to reconcile net (loss) income to cash provided by (used in)
    operating activities:
    Depreciation and amortization.................................................         277,387         307,471
    Gain on sale of assets........................................................         (16,278)        (27,570)
    Changes in assets and liabilities
      Accounts receivable.........................................................         983,397      (2,438,493)
      Inventory...................................................................      (1,400,333)     (1,847,217)
      Accounts payable and accrued expenses.......................................       2,814,718       2,799,223
      Other assets................................................................        (622,337)        102,860
      Related party receivable....................................................           8,652         (72,453)
                                                                                    --------------  --------------
      Total adjustments...........................................................       2,045,206      (1,176,179)
                                                                                    --------------  --------------
  Net cash provided by (used in) operating activities.............................         865,910        (369,664)
                                                                                    --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures............................................................        (435,860)        (55,450)
  Proceeds from sale of assets....................................................          42,839          84,200
  Increase in other non-current assets............................................         (56,655)        (85,572)
                                                                                    --------------  --------------
  Net cash (used in) provided by investing activities.............................        (449,676)        (56,822)
                                                                                    --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal borrowings on long-term debt..........................................      16,848,841      16,217,940
  Principal reductions on long-term debt..........................................     (15,943,456)    (14,870,984)
  Principal borrowings on capital leases..........................................           8,713        --
  Principal reductions on capital leases..........................................          (5,431)        (12,245)
  Principal reductions on note payable to shareholder.............................      (1,238,414)     (1,656,448)
                                                                                    --------------  --------------
  Net cash used in financing activities...........................................        (329,747)       (321,737)
                                                                                    --------------  --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS.........................................          86,487        (748,223)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD..................................         197,941       1,038,229
                                                                                    --------------  --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD........................................  $      284,428  $      290,006
                                                                                    --------------  --------------
                                                                                    --------------  --------------
SUPPLEMENTAL INFORMATION
  Cash paid for interest expense..................................................  $      472,926  $      396,858
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    This summary of significant accounting policies of JEH Company, Inc. (the Company), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

    The statements of operations and retained earnings and cash flows for the six months ended June 30, 1996 are unaudited. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of results of operations and cash flows have been included. These unaudited financial statements, which to the best of management's' knowledge and belief, were prepared in accordance with generally accepted accounting principles, should be read in conjunction with the financial statements of the Company for the years ended December 31, 1996, 1995 and 1994 and the notes thereto included elsewhere in this Prospectus. Operating results for the interim periods are not necessarily indicative of results for the entire year.

ORGANIZATION

    The Company, a Texas corporation, was incorporated in May 1982. The Company is engaged primarily in the sale of building materials to roofing contractors. The Company's home office and primary outlet is in Mansfield, Texas, with other locations in Texas, Colorado, Virginia, Indiana and Iowa. The accompanying financial statements are prepared utilizing the accrual method of accounting whereby revenue is recognized when earned and expenses are recognized when incurred.

CASH AND CASH EQUIVALENTS

    For the purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories, which consist primarily of roofing materials, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the companies, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the companies could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                               JEH COMPANY, INC.

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FIXED ASSETS

    Transportation equipment, furniture and fixtures, and equipment are carried at cost. Expenditures for renewals and betterments are capitalized and maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the useful life of the depreciable asset. Leasehold improvements are carried at cost and are amortized using the straight-line method over the estimated useful life of the related asset.

INCOME TAXES

    In July 1990, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the shareholder is liable for individual income taxes on the Company's taxable income. Although the income recognition timing differences originating before attaining S corporation status will reverse, they will not generate a tax liability at the Company level so long as S corporation status is maintained.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

RECLASSIFICATIONS

    Certain amounts for the six months ended June 30, 1996 have been reclassified to conform to the June 30, 1997 presentation. The reclassifications have no effect on the results of operations for the six months ended June 30, 1996.

NOTE B--RELATED PARTY TRANSACTIONS

    The Company leases its office facilities in Mansfield, Frisco, Mesquite and Colleyville, Texas, and in Colorado Springs and Henderson, Colorado, from the Company's shareholder. No long-term lease agreements exist for these sites. Facility rent paid during the six-month periods ended June 30, 1997 and 1996 amounted to approximately $228,000 and $223,000, respectively.

    The Company transacts business with other companies which are either owned by the Company's shareholder, or owned by relatives of the Company's shareholder. A summary of these transactions in the six-month period ended June 30, 1997 is as follows:

                                                                                RELATED
                                                                 TOTAL SALES  RECEIVABLES
                                                                 -----------  -----------
                                                                  $ 326,824    $ 138,654
                                                                 -----------  -----------
                                                                 -----------  -----------

    Amounts due to the Company's shareholder approximated $3,487,000 at June 30, 1997.

                               JEH COMPANY, INC.

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE B--RELATED PARTY TRANSACTIONS (CONTINUED)
    Compensation paid to the Company's sole shareholder during the six-month periods ended June 30, 1997 and 1996 was approximately $120,000 and $116,000, respectively.

    Related companies participate with the Company in its employee benefit programs; costs associated with the related companies are reimbursed to the Company. (See Note I).

NOTE C--CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company sells primarily to customers in Texas and Colorado. A summary of these transactions for the six-month period ended June 30, 1997 is as follows:

TOTAL SALES:
Texas......................................................................  $  17,895,853
Colorado...................................................................      9,161,018
Indiana....................................................................      1,888,289
Virginia...................................................................         33,525
                                                                             -------------
                                                                             $  28,978,685
                                                                             -------------
                                                                             -------------
Accounts Receivable--Net:
Texas......................................................................  $   5,625,048
Colorado...................................................................      4,501,130
Indiana....................................................................        660,470
Virginia...................................................................         33,525
                                                                             -------------
                                                                             $  10,820,173
Less: Related party........................................................       (138,654)
Less: Allowance for doubtful accounts......................................     (2,554,056)
                                                                             -------------
                                                                             $   8,127,463
                                                                             -------------
                                                                             -------------

NOTE D--FIXED ASSETS

    Fixed assets, which are stated at cost, at June 30, 1997 consist of the following:

                                                                                ESTIMATED
                                                                                  USEFUL
                                                                                  LIVES
                                                                             ----------------
Transportation equipment.....................................  $  2,994,473  5 to 7 years
Furniture & fixtures.........................................       140,716  5 to 7 years
Leasehold improvements.......................................       578,991  5 to 31.5 years
Equipment....................................................       996,755  5 to 10 years
                                                               ------------
                                                                  4,710,935
Less: Accumulated depreciation...............................    (2,596,412)
                                                               ------------
                                                               $  2,114,523
                                                               ------------
                                                               ------------

                               JEH COMPANY, INC.

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE E--OTHER ASSETS

    The Company's other assets at June 30, 1997 consist of the following:

Cash surrender value of life insurance..........................  $ 808,400
Notes receivable................................................    189,252
Deposits and prepayments........................................     31,996
                                                                  ---------
                                                                  $1,029,648
                                                                  ---------
                                                                  ---------

    The above Cash Surrender Value of Insurance represents the cash value of several insurance policies carried on the life of the Company's shareholder. The combined face values of the policies are $10,064,007 of which the Company is the owner and primary beneficiary.

NOTE F--CAPITAL LEASES

    Certain equipment is being held under a number of noncancelable capital leases with terms ranging from thirty-six to sixty months. These assets are stated on the balance sheet with equipment and amounted to $29,630. Accumulated depreciation on these assets amounted to $27,157.

NOTE G--LONG-TERM DEBT

    The Company's long-term debt at June 30, 1997 consist of the following:

$7,500,000 revolving line of credit to bank, secured by inventory and accounts receivable; interest payable at 8.25% per annum; matures in June, 1997, repaid on July 8, 1997.......................................................  $7,500,000
Equipment note payable to bank, payable monthly with interest at 9.5% per annum
  through July, 1997; collateralized by equipment..............................    323,149
Equipment note payable to bank, payable monthly with interest at 9% per annum
  through July, 1999; collateralized by equipment..............................    366,659
Equipment note payable to bank, payable monthly with interest at 7% per annum
  through July, 1997; collateralized by equipment..............................    260,834
                                                                                 ---------
                                                                                 8,450,642
Less: Current portion..........................................................  8,450,642
                                                                                 ---------
Long-term portion..............................................................  $  --
                                                                                 ---------
                                                                                 ---------

NOTE H--LEASE COMMITMENTS

    The Company leases certain office and warehouse facilities under noncancelable operating leases which expire on various dates through 2002. Total rent expense to unrelated third parties for the six-month periods ended June 30, 1997 and 1996 was approximately $106,000 and $175,000, respectively.

                               JEH COMPANY, INC.

           SIX MONTHS ENDED JUNE 30, 1997 AND UNAUDITED JUNE 30, 1996

NOTE H--LEASE COMMITMENTS (CONTINUED)
    Future minimum annual rentals are as follows:

YEAR ENDING DECEMBER 31,
1997.............................................................................  $  269,000
1998.............................................................................     134,000
1999.............................................................................      67,000
2001.............................................................................      67,000
2002.............................................................................      17,000
                                                                                   ----------
                                                                                   $  554,000
                                                                                   ----------
                                                                                   ----------

NOTE I--DEFINED CONTRIBUTION PLAN

    Employees of the Company are eligible to be participants in the retirement plan of JEH Company, Inc. The plan is a non-qualified defined contribution plan to which the Company contributes an amount equal to 50% of the employee's contribution up to a total company contribution of $50 per month on after tax basis. The Company contributed approximately $3,900 and $4,100 in 1997 and 1996, respectively.

NOTE J--SUBSEQUENT EVENT

    In early July 1997, the Company sold its roofing business including most of its operating assets in exchange for $14,850,000 and the buyer assumed most of its trade payables and accrued liabilities.

    A summary of the transaction, which was effective as of July 1, 1997, is as follows:

Total operating assets sold.....................              $20,771,000
Debt assumed by purchaser.......................              (8,816,000)
                                                              ----------
    Net assets sold.............................              $11,955,000
                                                              ----------
Sale price
    Cash........................................  $13,850,000
    Five-year note..............................   1,000,000
                                                  ----------
                                                              $14,850,000
                                                              ----------
                                                              ----------

    In connection with the closing of this transaction, the Company repaid its notes payable and capital lease obligations to other than related parties (approximately $8,560,000).

NOTE K--ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                    BALANCE AT
PERIOD ENDED                        BEGINNING                 RECOVERIES/   BALANCE AT
JUNE 30,                            OF PERIOD    PROVISION    (WRITE-OFFS) END OF PERIOD
----------------------------------  ----------  ------------  -----------  -------------
1996..............................  $  181,336  $    328,060   $   8,634    $   518,030
                                    ----------  ------------  -----------  -------------
                                    ----------  ------------  -----------  -------------
1997..............................  $  181,336  $  2,383,218   $ (10,498)   $ 2,554,056
                                    ----------  ------------  -----------  -------------
                                    ----------  ------------  -----------  -------------

                                   * * * * *

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of JEH Company, Inc.

    We have audited the accompanying balance sheets of JEH Company, Inc. (a Texas corporation) as of December 31, 1996 and 1995, and the related statements of operations and retained earnings, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JEH Company, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

/s/ Waters, Murray & Associates
August 20, 1997

                               JEH COMPANY, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                                                                         1996           1995
                                                                                     -------------  -------------
                                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents........................................................  $     197,943  $   1,038,229
  Accounts receivable-trade, net of allowance for doubtful accounts of $321,718 in
    1996 and $181,336 in 1995 (Notes C and G)......................................      9,128,164      7,343,865
  Accounts receivable--related party (Note B)......................................        130,002        133,476
  Inventories (Notes A and G)......................................................      8,008,969      7,152,389
  Other receivables................................................................         42,359        135,630
                                                                                     -------------  -------------
    Total current assets...........................................................     17,507,437     15,803,589
FIXED ASSETS--NET OF ACCUMULATED DEPRECIATION (NOTES A,D, F AND G).................      1,982,610      2,555,356
OTHER ASSETS (NOTE E)..............................................................        972,993        783,171
                                                                                     -------------  -------------
TOTAL ASSETS.......................................................................  $  20,463,040  $  19,142,116
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                       LIABILITIES & SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable.................................................................  $   8,114,195  $   6,319,214
  Accrued expenses.................................................................        912,071        916,954
  Current portion of long-term debt (Note G).......................................      4,380,179      5,091,985
  Obligation under capital leases-current portion (Note F).........................          9,942         19,341
                                                                                     -------------  -------------
    Total current liabilities......................................................     13,416,387     12,347,493
                                                                                     -------------  -------------
LONG-TERM LIABILITIES
  Long-term debt less current portion (Note G).....................................        375,856        387,342
  Obligation under capital leases (Note F).........................................          6,075         15,965
  Note payable to shareholder (Note B).............................................      4,725,405      4,622,887
                                                                                     -------------  -------------
    Total long-term liabilities....................................................      5,107,335      5,026,194
                                                                                     -------------  -------------
TOTAL LIABILITIES..................................................................     18,523,723     17,373,687
                                                                                     -------------  -------------
COMMITMENTS AND CONTINGENCIES (NOTE H)
SHAREHOLDER'S EQUITY
  Common stock, $1 par value, 100,000 shares authorized, 1,000 issued and
    outstanding....................................................................          1,000          1,000
  Additional paid in capital.......................................................        126,967        126,967
  Retained earnings................................................................      1,811,350      1,640,461
                                                                                     -------------  -------------
    Total shareholder's equity.....................................................      1,939,317      1,768,428
                                                                                     -------------  -------------
TOTAL LIABILITIES & SHAREHOLDER'S EQUITY...........................................  $  20,463,040  $  19,142,116
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
Net sales...........................................................  $  74,893,485  $  73,821,881  $  58,301,755
Cost of sales.......................................................     59,142,963     57,422,141     46,530,465
                                                                      -------------  -------------  -------------
  Gross profit......................................................     15,750,521     16,399,741     11,771,290
Selling, general and administrative expenses........................     14,818,402     15,984,277     11,304,852
                                                                      -------------  -------------  -------------
  Income from operations............................................        932,119        415,464        466,438
                                                                      -------------  -------------  -------------
Other income (expense)
  Interest income...................................................          5,217         11,049         13,684
  Interest expense..................................................       (766,448)      (549,681)      (441,340)
                                                                      -------------  -------------  -------------
                                                                           (761,230)      (538,632)      (427,656)
                                                                      -------------  -------------  -------------
  Net income (loss).................................................        170,889       (123,169)        38,782
Retained Earnings:
  At beginning of year..............................................      1,640,461      1,763,630      1,724,848
                                                                      -------------  -------------  -------------
  At end of year....................................................  $   1,811,350  $   1,640,461  $   1,763,630
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.
                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                           1996           1995           1994
                                                                       -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................................................  $     170,889  $    (123,169) $      38,782
  Adjustments to reconcile net income (loss) to cash used in operating activities:
    Depreciation and amortization....................................        613,169        642,595        529,716
    Gain on sale of assets...........................................        (32,968)       (35,913)        (7,337)
    Changes in assets and liabilities
      Accounts receivable............................................     (1,924,680)    (1,554,563)    (2,163,480)
      Inventory......................................................       (856,580)    (1,640,702)    (1,106,752)
      Accounts payable and accrued expenses..........................      1,681,862       (108,235)     2,273,790
      Other assets...................................................        292,269        (59,733)      (307,050)
      Related party receivable.......................................          3,474        135,178       (184,170)
                                                                       -------------  -------------  -------------
        Total adjustments............................................       (223,454)    (2,621,373)      (965,283)
                                                                       -------------  -------------  -------------
Net cash used in operating activities................................        (52,565)    (2,744,542)      (926,501)
                                                                       -------------  -------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............................................       (155,803)      (575,982)    (1,746,406)
  Proceeds from sale of assets.......................................        127,936        114,250         62,635
  Decrease in notes receivable-related party.........................       --              523,137         46,863
                                                                       -------------  -------------  -------------
        Net cash (used in) provided by investing activities..........        (27,867)        61,405     (1,636,908)
                                                                       -------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal borrowings on long-term debt.............................     39,090,625     29,252,866     36,606,449
  Principal reductions on long-term debt.............................    (39,813,916)   (28,298,968)   (34,133,190)
  Principal reductions on capital leases.............................        (19,019)       (44,537)       (59,464)
  Principal reductions on note payable to shareholder................     (3,095,847)    (3,084,854)    (1,759,820)
  Borrowings under note payable to shareholder.......................      3,078,302      5,412,180      1,803,250
                                                                       -------------  -------------  -------------
        Net cash (used in) provided by financing activities..........       (759,854)     3,236,687      2,457,225
                                                                       -------------  -------------  -------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                        (840,286)       553,550       (106,184)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                             1,038,229        484,679        590,863
                                                                       -------------  -------------  -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                               $     197,943  $   1,038,229  $     484,679
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest expense.....................................  $     766,448  $     549,681  $     441,340
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                  See accompanying notes and auditor's report

                               JEH COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    This summary of significant accounting policies of JEH Company, Inc. (the Company), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

ORGANIZATION

    The Company, a Texas corporation, was incorporated in May 1982. The Company is engaged primarily in the sale of building materials to roofing contractors. The Company's home office and primary outlet is in Mansfield, Texas, with other locations in Texas, Colorado, Virginia, Indiana and Iowa. In 1995 and 1994, the Company also had locations in Oklahoma and Kansas. The accompanying financial statements are prepared utilizing the accrual method of accounting whereby revenue is recognized when earned and expenses are recognized when incurred.

CASH AND CASH EQUIVALENTS

    For the purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories, which consist primarily of roofing materials, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the companies, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the companies could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

FIXED ASSETS

    Transportation equipment, furniture and fixtures, and equipment are carried at cost. Expenditures for renewals and betterments are capitalized and maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the useful life of the depreciable asset. Leasehold improvements are carried at cost and are amortized using the straight-line method over the estimated useful life of the related asset.

                               JEH COMPANY, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    In July 1990, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the shareholder is liable for individual income taxes on the Company's taxable income. Although the income recognition timing differences originating before attaining S corporation status will reverse, they will not generate a tax liability at the Company level so long as S corporation status is maintained.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

RECLASSIFICATIONS

    Certain amounts for the years ended December 31, 1995 and 1994 have been reclassified to conform to the December 31, 1996 presentation. The reclassifications have no effect on the results of operations for the years ended December 31, 1995 and 1994.

NOTE B--RELATED PARTY TRANSACTIONS

    The Company leases its office facilities in Mansfield, Frisco, Mesquite and Colleyville, Texas, and in Colorado Springs and Henderson, Colorado, from the Company's shareholder. No long-term lease agreements exist for these sites. Facility rent paid during each of the years ended December 31, 1996, 1995 and 1994 amounted to approximately $428,000, $331,000 and $259,000, respectively.

    The Company transacts business with other companies, which are either owned by the Company's shareholder, or owned by relatives of the Company's shareholder. A summary of these transactions in each of the years ended December 31, 1996, 1995 and 1994 is as follows:

                                                                                                         RELATED
YEAR ENDED DECEMBER 31,                                                                  TOTAL SALES   RECEIVABLES
---------------------------------------------------------------------------------------  ------------  -----------
1996...................................................................................  $    992,565   $ 130,002
                                                                                         ------------  -----------
                                                                                         ------------  -----------
1995...................................................................................  $  1,627,855   $ 133,476
                                                                                         ------------  -----------
                                                                                         ------------  -----------
1994...................................................................................  $  5,539,712   $ 268,564
                                                                                         ------------  -----------
                                                                                         ------------  -----------

    Amounts due to the Company's shareholder approximated $4,725,000, $4,623,000, and $2,296,000 at December 31, 1996, 1995 and 1994, respectively.

    Compensation paid to the Company's sole shareholder during each of the years ended December 31, 1996, 1995 and 1994 was approximately $2,330,000, $3,988,000, and $2,350,000, respectively. Such compensation included a base salary plus a discretionary bonus.

                               JEH COMPANY, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE B--RELATED PARTY TRANSACTIONS (CONTINUED)
    Related companies participate with the Company in its employee benefit programs; costs associated with the related companies are reimbursed to the Company. (See Note I).

NOTE C--CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company sells primarily to customers in Texas and Colorado. A summary of these transactions for each of the years ended December 31, 1996, 1995 and 1994 is as follows:

TOTAL SALES:                                                              1996           1995           1994
--------------------------------------------------------------------  -------------  -------------  -------------
Texas...............................................................  $  50,972,325  $  57,104,971  $  44,108,845
Colorado............................................................     20,433,490     16,716,910      8,798,940
Indiana.............................................................      3,487,670       --             --
Oklahoma & Kansas...................................................       --             --            5,393,970
                                                                      -------------  -------------  -------------
                                                                      $  74,893,485  $  73,821,881  $  58,301,755
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Accounts Receivable--Net:
Texas...............................................................  $   4,895,660  $   5,035,349
Colorado............................................................      4,414,432      2,617,777
Indiana.............................................................        269,792       --
Oklahoma & Kansas...................................................       --                5,551
                                                                      -------------  -------------
                                                                      $   9,579,884  $   7,658,677
Less: Related party.................................................       (130,002)      (133,476)
Less: Allowance for doubtful accounts...............................       (321,718)      (181,336)
                                                                      -------------  -------------
                                                                      $   9,128,164  $   7,343,865
                                                                      -------------  -------------
                                                                      -------------  -------------

NOTE D--FIXED ASSETS

    Fixed assets, which are stated at cost, consist of the following:

                                                                                                      ESTIMATED
                                                                                                       USEFUL
                                                                           1996          1995           LIVES
                                                                       ------------  ------------  ---------------
Transportation equipment.............................................  $  2,648,369  $  2,806,317   5 to 7 years
Furniture & fixtures.................................................       132,003       132,003   5 to 7 years
Leasehold improvements years.........................................       578,991       578,991  5 to 31.5 years
Equipment............................................................       977,005     1,079,091   5 to 10 years
                                                                          4,336,368     4,596,402
Less: Accumulated depreciation.......................................    (2,353,758)   (2,041,046)
                                                                       ------------  ------------
                                                                       $  1,982,610  $  2,555,356
                                                                       ------------  ------------
                                                                       ------------  ------------

                               JEH COMPANY, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE E--OTHER ASSETS

    The Company's other assets consist of the following:

                                                                           1996        1995
                                                                        ----------  ----------
Cash surrender value of insurance.....................................  $  725,647  $  553,504
Note receivable.......................................................     212,940     206,361
Deposits and prepayments..............................................      34,406      23,306
                                                                        ----------  ----------
                                                                        $  972,993  $  783,171
                                                                        ----------  ----------
                                                                        ----------  ----------

    The above Cash Surrender Value of Insurance represents the cash value of several insurance policies carried on the life of the Company's shareholder. The combined face values of the policies are $10,064,007 of which the Company is the owner and primary beneficiary.

NOTE F--CAPITAL LEASES

    Certain equipment is being held under a number of noncancelable capital leases with terms ranging from thirty-six to sixty months. These assets are stated on the balance sheet with equipment and amounted to $126,252 in 1996 and $210,490 in 1995. Accumulated depreciation on these assets amounted to $95,570 in 1996 and $124,507 in 1995.

    The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments:

                                                                            1996       1995
                                                                          ---------  ---------
Year ending December 31,
        1996............................................................  $  --      $  33,612
        1997............................................................     10,620     10,620
        1998............................................................      6,075      5,310
                                                                          ---------  ---------
        Total lease payments............................................     16,695     49,542
        Less amount representing interest...............................        678     14,236
                                                                          ---------  ---------
        Present value of future minimum lease payments..................  $  16,017  $  35,306
                                                                          ---------  ---------
                                                                          ---------  ---------

    This amount is stated on the balance sheet as follows:

                                                                            1996       1995
                                                                          ---------  ---------
Obligations under capital leases........................................  $  16,017  $  35,306
Less: Current portion...................................................     (9,942)   (19,341)
                                                                          ---------  ---------
Long-term portion.......................................................  $   6,075  $  15,965
                                                                          ---------  ---------
                                                                          ---------  ---------

                               JEH COMPANY, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE G--LONG-TERM DEBT

    The Company's long-term debt consist of the following:

                                                                        1996          1995
                                                                    ------------  ------------
$6,000,000 revolving line of credit to bank, secured by inventory and accounts receivable; interest payable at 8.25% per annum;
  matures in June, 1997...........................................  $  3,970,618  $  4,300,000
Equipment note payable to bank, payable monthly with interest at
  9.5% per annum through June, 1999; collateralized by
  equipment.......................................................       403,274       553,309
Equipment note payable to bank, payable monthly with interest at
  7% per annum through June, 1998; collateralized by equipment....       382,143       617,467
Other note payable................................................       --              8,551
                                                                    ------------  ------------
                                                                       4,756,035     5,479,327
Less: Current portion.............................................     4,380,179     5,091,985
                                                                    ------------  ------------
Long-term portion.................................................  $    375,856  $    387,342
                                                                    ------------  ------------
                                                                    ------------  ------------

    Aggregate maturities under this debt for the years subsequent to December 31, 1996, are as follows:

1997............................................................  $4,380,179
1998............................................................  $ 297,976
1999............................................................     77,880
                                                                  ---------
                                                                  $4,756,035
                                                                  ---------
                                                                  ---------

NOTE H--LEASE COMMITMENTS

    The Company leases certain office and warehouse facilities under noncancelable operating leases, which expire on various dates through 2002. Total rent expense to unrelated third parties for the years ended 1996, 1995 and 1994 was approximately $189,000, $207,000 and $275,000, respectively.

    Future minimum annual rentals are as follows:

Year ending December 31,
        1997......................................................  $ 275,000
        1998......................................................    269,000
        1999......................................................    135,000
        2000......................................................     67,000
        2001......................................................     67,000
        2002......................................................     17,000
                                                                    ---------
                                                                    $ 830,000
                                                                    ---------
                                                                    ---------

                               JEH COMPANY, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE I--DEFINED CONTRIBUTION PLAN

    Employees of the Company are eligible to be participants in the retirement plan of JEH Company, Inc. The plan is a non-qualified defined contribution plan to which the Company contributes an amount equal to 50% of the employee's contribution up to a total company contribution of $50 per month on after tax basis. The Company contributed approximately $5,300, $9,000 and $8,000 in 1996, 1995 and 1994, respectively.

NOTE J--SUBSEQUENT EVENT

    In early July 1997, the Company sold its roofing business including most of its operating assets in exchange for $14,850,000 and the buyer assumed most of its trade payables and accrued liabilities.

    A summary of the transaction, which was effective as of July 1, 1997, is as follows:

Total operating assets sold........................              $20,771,000
Debt assumed by purchaser..........................              (8,816,000)
                                                                 ----------
  Net assets sold..................................              $11,955,000
                                                                 ----------
                                                                 ----------
Sale price
  Cash.............................................  $13,850,000
  Five-year note...................................   1,000,000
                                                     ----------
                                                                 $14,850,000
                                                                 ----------
                                                                 ----------

    In connection with the closing of this transaction, the Company repaid its notes payable and capital lease obligations to other than related parties (approximately $8,560,000).

NOTE K--ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                             BALANCE AT
                YEAR ENDED                   BEGINNING                            BALANCE AT
               DECEMBER 31,                   OF YEAR    PROVISION   WRITE-OFFS   END OF YEAR
-------------------------------------------  ----------  ----------  -----------  -----------
1994.......................................  $  184,905  $  255,638  $  (259,207)  $ 181,336
                                             ----------  ----------  -----------  -----------
                                             ----------  ----------  -----------  -----------
1995.......................................  $  181,336  $  334,732  $  (334,732)  $ 181,336
                                             ----------  ----------  -----------  -----------
                                             ----------  ----------  -----------  -----------
1996.......................................  $  181,336  $  844,235  $  (703,853)  $ 321,718
                                             ----------  ----------  -----------  -----------
                                             ----------  ----------  -----------  -----------

                                   * * * * *

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                            UNAUDITED BALANCE SHEET

                               FEBRUARY 28, 1998

                                          ASSETS
CURRENT ASSETS:
Cash...........................................................................  $   20,812
  Accounts receivable--trade (net of allowance for doubtful accounts of
    $332,000) (Note 4).........................................................  10,223,830
  Inventories (Note 4).........................................................   8,488,117
  Deferred tax asset...........................................................     133,833
  Due from related party (Note 2)..............................................     250,000
  Other current assets.........................................................     122,752
                                                                                 ----------
    Total current assets.......................................................  19,239,344
IMPROVEMENTS AND EQUIPMENT (net of accumulated depreciation and amortization)
  (Note 3).....................................................................   2,156,556
EXCESS COST OF INVESTMENT OVER NET ASSETS ACQUIRED (net of accumulated
  amortization) (Note 2).......................................................   2,757,077
DEFERRED FINANCING COSTS (Note 2)..............................................     251,600
                                                                                 ----------
                                                                                 $24,404,577
                                                                                 ----------
                                                                                 ----------
                           LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable.............................................................  $5,792,726
  Accrued expenses and other current liabilities...............................   1,500,350
  Current portion of long-term debt (Note 4)...................................   1,012,370
  Federal and state income taxes due to Parent.................................     156,000
                                                                                 ----------
    Total current liabilities..................................................   8,461,446
LONG-TERM DEBT (Note 4)........................................................  14,164,276
DUE TO PARENT AND AFFILIATED COMPANIES (Note 5)................................     114,833
DEFERRED TAX LIABILITY.........................................................      19,000
                                                                                 ----------
    Total liabilities..........................................................  22,759,555
                                                                                 ----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 5 and 6)
SHAREHOLDER'S EQUITY (Note 1):
  Common shares, $.01 par value per share, 3,000 shares authorized, issued and
    outstanding................................................................          30
  Additional paid-in capital...................................................   1,349,970
  Retained earnings............................................................     295,022
                                                                                 ----------
    Total shareholder's equity.................................................   1,645,022
                                                                                 ----------
                                                                                 $24,404,577
                                                                                 ----------
                                                                                 ----------

                  See notes to unaudited financial statements.

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                       UNAUDITED STATEMENTS OF OPERATIONS

                      EIGHT MONTHS ENDED FEBRUARY 28, 1998

REVENUES.......................................................................  $44,787,018
COST OF SALES..................................................................  34,674,992
                                                                                 ----------
                                                                                 10,112,026
                                                                                 ----------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ( including a provision for
  doubtful accounts of $332,068)...............................................   8,542,077
DEPRECIATION...................................................................     219,056
AMORTIZATION OF EXCESS OF COST OF INVESTMENT OVER NET ASSETS ACQUIRED..........     128,326
AMORTIZATION OF DEFERRED FINANCING COSTS.......................................      38,708
                                                                                 ----------
                                                                                  8,928,167
                                                                                 ----------
INCOME FROM OPERATIONS.........................................................   1,183,859
                                                                                 ----------
OTHER INCOME (EXPENSE):
Interest income................................................................      16,779
Interest expense...............................................................    (749,616)
                                                                                 ----------
                                                                                   (732,837)
                                                                                 ----------
INCOME BEFORE PROVISION FOR INCOME TAXES.......................................     451,022
PROVISION FOR INCOME TAXES.....................................................     156,000
                                                                                 ----------
NET INCOME.....................................................................  $  295,022
                                                                                 ----------
                                                                                 ----------

                  See notes to unaudited financial statements.

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                       UNAUDITED STATEMENT OF CASH FLOWS

                      EIGHT MONTHS ENDED FEBRUARY 28, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................................................  $   295,022
  Adjustments to reconcile net income to net cash used in operating activities:
    Depreciation...............................................................      219,146
    Amortization of excess of cost of investment over net assets acquired......      128,236
    Amortization of deferred financing costs...................................       38,708
    Deferred income taxes......................................................     (114,833)
    Increase in allowance for doubtful accounts................................      332,190
    Changes in operating assets and liabilities:
      Increase in accounts receivable..........................................   (2,289,904)
      Decrease in inventories..................................................      921,185
      Decrease in other current assets.........................................      713,191
      Decrease in accounts payable.............................................   (1,683,842)
      Increase in accrued expenses and other current liabilities...............       24,216
      Increase in due to Parent and affiliated companies--net..................      114,833
      Increase in federal and state income taxes due to Parent.................      156,000
                                                                                 -----------
        Net cash used in operating activities..................................   (1,145,852)
                                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.........................................................     (319,757)
  Payment for purchase of JEH Eagle (Note 2)...................................   (1,943,441)
                                                                                 -----------
        Net cash used in investing activities..................................   (2,263,198)
                                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt--net............................................    1,795,434
  Capital contribution from Parent.............................................    1,350,000
                                                                                 -----------
        Net cash provided by financing activities..............................    3,145,434
                                                                                 -----------
NET DECREASE IN CASH...........................................................     (263,616)
CASH, BEGINNING OF PERIOD......................................................      284,428
                                                                                 -----------
CASH, END OF PERIOD............................................................  $    20,812
                                                                                 -----------
                                                                                 -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest.....................................  $   749,616
                                                                                 -----------
                                                                                 -----------
  Income taxes paid to Parent..................................................  $   156,000
                                                                                 -----------
                                                                                 -----------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Acquisition of JEH Eagle:
    Fair value of assets acquired..............................................  $24,027,355
    Liabilities assumed........................................................   (8,960,882)
    Due from related party.....................................................      250,000
    Note issued to seller......................................................     (873,032)
    Bank debt incurred.........................................................  (12,500,000)
                                                                                 -----------
Cash paid......................................................................  $ 1,943,441
                                                                                 -----------
                                                                                 -----------

                  See notes to unaudited financial statements.

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                      EIGHT MONTHS ENDED FEBRUARY 28, 1998

1. BASIS OF FINANCIAL STATEMENT PRESENTATION AND SIGNIFICANT ACCOUNTING
POLICIES

    The financial statements of JEH/Eagle Supply, Inc. (the "Company"), a wholly-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent") have been prepared by the Company, which is responsible for their integrity and objectivity, without audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of financial position, results of operations and cash flows have been included. These financial statements, which, to the best of management's knowledge and belief, were prepared in accordance with generally accepted accounting principles. Operating results for the interim period are not necessarily indicative of results for the entire year.

    In July, 1997, the Company was formed for the purpose of acquiring the assets and business of JEH Company, Inc. ("JEH Co."). The Company received an initial capital contribution from TDA of $1,350,000.

    BUSINESS DESCRIPTION--JEH/Eagle Supply, Inc. (the "Company") is a wholly-owned subsidiary of TDA Industries, Inc. ("TDA" or the "Parent) and is engaged in the wholesale distribution of roofing supplies and related products utilized primarily in the construction industry throughout Texas, Colorado, Indiana and Virginia. The Company operates in a single industry segment.

    INVENTORIES--Inventories are valued at the lower of cost or market. Cost is determined by using the first-in, first-out (FIFO) method.

    DEPRECIATION AND AMORTIZATION--Depreciation and amortization of improvements and equipment are provided principally by an accelerated method at various rates calculated to extinguish the carrying values of the respective assets over their estimated useful lives.

    INCOME TAXES--The Company is included in the consolidated Federal and state income tax returns of its Parent. Income taxes are calculated on a separate return filing basis.

    LONG-LIVED ASSETS--Financial Accounting Standards Board Statement Number 121, "Accounting for the Impairment of Long-Lived assets and for Long-Lived Assets to be Disposed of" requires that they be stated at the lower of the expected net realizable value or cost. The carrying value of long-lived assets is periodically reviewed to determine whether impairment exists. The review is based on comparing the carrying amount of the asset to the undiscounted estimated cash flows over the remaining useful lives. No impairment is indicated as of June 30, 1997. The Company has adopted this statement and the impact has not been significant.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value Of Financial Instruments." The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

                      EIGHT MONTHS ENDED FEBRUARY 28, 1998

1. BASIS OF FINANCIAL STATEMENT PRESENTATION AND SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES--The carrying amounts of these items are a reasonable estimate of their fair value.

    LONG-TERM DEBT--Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which no market quotes are available. The carrying amount of this item is a reasonable estimate of fair value.

    The fair value estimates presented herein are based on pertinent information available to management as of February 28, 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

2. ACQUISITION

    On July 8, 1997, effective as of July 1, 1997, the Company acquired substantially all of the assets and business of JEH Co., engaged in the wholesale distribution of roofing supplies and related products utilized primarily in the construction industry. The purchase price, as adjusted, was $14,473,032 consisting of $13,600,000 in cash, net of $250,000 due from JEH Co., and a five-year, 6% per annum note in the principal amount of $873,032. The purchase price and the note are subject to further adjustment under certain conditions. Further, the Company is obligated for potentially substantial additional payments if, among other factors, the business of the Company attains certain levels of income, as defined, during the five-year period ending June 30, 2002. More specifically, JEH Co. or its designee is to receive a percentage of the EBITDA or the modified EBITDA (as defined) of the Company (the "JEH EBITDA") on a per year non-cumulative basis for each of the Company's fiscal years ending on June 30 of 1998 through 2002 (the "Applicable Period"). If the JEH EBITDA reaches $3,000,000, $4,000,000 and $5,000,000 in the foregoing fiscal years, JEH Co. or its designee is to receive 35%, 40% and 50%, respectively, of that fiscal year's JEH EBITDA. If the JEH EBITDA (plus $50,000 attributable to an employment agreement) (x) for any fiscal year in the Applicable Period is not less than $4,400,000, the Company is to pay JEH Co. or its designee $1,000,000, provided that the aggregate amount of such payments is not to exceed $2,000,000; and (y) in the aggregate during the Applicable Period is not less than $20,000,000, the Company is to pay JEH Co. or its designee the sum of $1,350,000 plus the amount of the difference, if any, between $2,000,000 and the amount paid under (x). Additionally, with respect to certain Total Accounts Receivable Reserves, as defined (the "JEH Reserves"), which were established at date of acquisition, if the Company reduces the amount of the JEH Reserves in any fiscal year during the Applicable Period, JEH Co. or its designee is to be paid 100% of the reduction until the JEH Reserves are not less than $2,500,000 and 50% of the reduction in the JEH Reserves below $2,300,000 down to $600,000. Both of the immediately foregoing percentage payments to JEH Co. or its designee are subject to adjustment in certain events. Additionally, if the Offering described in Note 6 is consummated prior to June 30, 2002 and in the event certain JEH EBITDA levels are reached for the Company during the period July 1, 1997 through the date of consummation of the Offering, JEH Co. or its designee will be entitled to receive $1,000,000 or $1,350,000 (either in cash or in common shares of the Company valued at the public offering price) depending upon the JEH EBITDA level. Upon consummation of the Offering and the sale of the Company as described in

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

                      EIGHT MONTHS ENDED FEBRUARY 28, 1998

2. ACQUISITION (CONTINUED)
Note 6, the Company will issue 300,000 of its common shares in fulfillment of the obligation set forth in the immediately preceding sentence, even if the JEH EBITDA does not reach the required levels.

    The foregoing transaction was accounted for as a purchase and, accordingly, the results of the operations acquired from JEH Co. have been included in the statement of operations from the effective date of the acquisition. This transaction gave rise to approximately $2,885,000 of goodwill which is being amortized over a fifteen-year period.

    The following unaudited pro forma operating information assumes that the acquisition of JEH Eagle had instead occurred on July 1, 1996. Such pro forma operating information does not purport to represent the actual results of operations of the Company for the eight months ended February 28, 1997, nor is it indicative of future operating results.

                                                                                EIGHT MONTHS
                                                                                   ENDED
                                                                              FEBRUAY 28, 1998
                                                                              ----------------
Revenues....................................................................   $   49,515,413
                                                                              ----------------
                                                                              ----------------
Income from operations......................................................   $    2,365,796
                                                                              ----------------
                                                                              ----------------
Net income..................................................................   $    1,161,903
                                                                              ----------------
                                                                              ----------------

3. IMPROVEMENTS AND EQUIPMENT

    The major classes of property, plant and equipment at February 28, 1998 are as follows:

                                                                                    ESTIMATED
                                                                                      USEFUL
                                                                                      LIVES
                                                                                    ----------
Automotive equipment................................................  $  1,513,221     5 years
Furniture, fixtures and equipment...................................       432,075   5-7 years
Leasehold improvements..............................................       429,695    10 years
                                                                      ------------
                                                                         2,374,991
Less: Accumulated depreciation and amortization.....................       218,435
                                                                      ------------
                                                                      $  2,156,556
                                                                      ------------
                                                                      ------------

4. LONG-TERM DEBT

    At February 28, 1998, long-term debt consists of the following:

Revolving credit loan (A)......................................  $10,065,463
Term loan (A)..................................................   2,562,500
Equipment loan (A).............................................   1,581,500
6% promissory note due July 2002 (Note 2)......................     873,032
Equipment notes--other.........................................      94,151
                                                                 ----------
                                                                 15,176,646
Less: Current portion of long-term debt........................   1,012,370
                                                                 ----------
                                                                 $14,164,276
                                                                 ----------
                                                                 ----------

                             JEH/EAGLE SUPPLY, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TDA INDUSTRIES, INC.)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

                      EIGHT MONTHS ENDED FEBRUARY 28, 1998

4. LONG-TERM DEBT (CONTINUED)
    A) In order to finance the purchase of the assets and business of JEH Co. and to provide for working capital needs, the Company entered into an agreement for a five-year credit facility in the aggregate amount of $20 million which is collateralized by substantially all of the tangible and intangible assets of the Company. The credit facility consists of a $3,000,000 term loan, a $1,725,000 equipment loan, and the balance in the form of a revolving credit loan. The term loan is payable in 48 equal monthly installments, each in the amount of $62,500; the equipment loan is payable in equal monthly installments, based on a seven-year amortization schedule, each in the amount of $20,536, with a balloon payment of $492,840 due on the earlier of August 1, 2004 or the end of the loan agreement's initial or renewal term. The equipment and revolving credit loans bear interest at the lender's prime rate, plus one-half percent, or at the London interbank offered rate, plus two and one-half percent, at the option of the Company. The term loan bears interest at the lender's prime rate, plus one and one-half percent, or at the London interbank offered rate, plus three and one-quarter percent, at the option of the Company. The credit facility has been guaranteed by TDA.

5. TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES

    JEH Eagle paid $150,000 to TDA for arranging the acquisition financing to acquire JEH Co.'s business. Such amount is included in deferred financing costs and is being amortized over the term of the credit facility.

6. CONTEMPLATED TRANSACTIONS WITH RELATED PARTIES

    In September 1997, Eagle Supply Group, Inc. ("ESG"), a majority-owned subsidiary of TDA, signed a letter of intent with an underwriter for an initial public offering (the "Offering"). The Offering is expected to be for 2,000,000 common shares, par value $.0001 per share, of Eagle and 2,500,000 redeemable common share purchase warrants.

    Upon closing of the Offering, ESG will acquire all of the issued and outstanding capital stock of the Company from its Parent. The acquisition will be accounted for as the combining of two entities under common control, similar to a pooling of interests, and will not result in any revaluation of the Company's assets or the creation of additional goodwill. Upon the consummation of the acquisition, the Company will become a wholly-owned subsidiary of ESG.

7. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                                BALANCE AT
                        PERIOD ENDING                           BEGINNING                               BALANCE AT
                         FEBRUARY 28,                           OF PERIOD   PROVISION    RECOVERIES    END OF PERIOD
--------------------------------------------------------------  ----------  ----------  -------------  -------------
1998..........................................................  $   --      $  332,068    $     122     $   332,190
                                                                ----------  ----------        -----    -------------
                                                                ----------  ----------        -----    -------------

                                   * * * * *

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................
Risk Factors....................................
Dilution........................................
Use of Proceeds.................................
Capitalization..................................
Unaudited Pro Forma Condensed Consolidated
  Financial Statements..........................
Selected Financial Information..................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................
The Acquisitions................................
Business........................................
Management......................................
Principal Stockholders..........................
Certain Transactions............................
Description of Securities.......................
Shares Eligible for Future Sale.................
Underwriting....................................
Selling Securityholders.........................
The Acquisitions Offering.......................
Legal Matters...................................
Experts.........................................
Additional Information..........................
Index to Financial Statements...................

                            ------------------------

    UNTIL            , 1998 (25 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            EAGLE SUPPLY GROUP, INC.

                              2,000,000 SHARES OF
                                COMMON STOCK AND
                              2,500,000 REDEEMABLE
                         COMMON STOCK PURCHASE WARRANTS

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                            BARRON CHASE SECURITIES

                              7700 W. Camino Real
                           Boca Raton, Florida 33433
                                 (561) 347-1200

                                Atlanta, Georgia
                           Beverly Hills, California
                             Boston, Massachusetts
                               Chicago, Illinois
                              Clearwater, Florida
                                Duluth, Georgia
                            East Boca Raton, Florida
                               Edison, New Jersey
                            Eureka Springs, Arkansas
                            Fort Lauderdale, Florida
                          Hasbrook Heights, New Jersey
                              LaJolla, California
                             Minneapolis, Minnesota
                                Naples, Florida
                               New York, New York
                                Orlando, Florida
                               Sarasota, Florida
                                 Tampa, Florida
                                Tulsa, Oklahoma

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[ALTERNATE COVER PAGE FOR SELLING SECURITYHOLDERS' AND ACQUISITIONS' PROSPECTUS] INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED MAY 1, 1998

                            EAGLE SUPPLY GROUP, INC.

                         300,000 SHARES OF COMMON STOCK
                             ---------------------

                        2,300,000 SHARES OF COMMON STOCK
                             ---------------------

    This Prospectus relates to the potential sale by certain selling securityholders (the "Selling Securityholders") of 300,000 shares of common stock (the "Common Stock") of Eagle Supply Group, Inc., a Delaware corporation (the "Company"). None of the proceeds from the sale of the shares of the Company's Common Stock by the Selling Securityholders will be received by the Company. The Company will bear all expenses (other than selling commissions and fees and expenses of counsel or other advisors to the Selling Securityholders) in connection with the registration and sale of the Common Stock being offered by the Selling Securityholders. The Selling Securityholders may not sell or otherwise dispose of their shares of Common Stock underlying their Warrants for a period of fifteen months from the date of this Prospectus without the Underwriter's prior written consent.

    The Common Stock will be offered by the Selling Securityholders in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Common Stock to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Common Stock for whom such broker/dealers may act as agent or to whom they sell as principal, or both. The Selling Securityholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker/dealers are used by the Selling Securityholders, any commission paid to broker/dealers and, if broker/ dealers purchase any Common Stock as principals, any profits received by such broker/dealers on the resales of the Securities may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Securityholders may be deemed to be underwriter commissions. All costs, expenses and fees in connection with the registration of the Common Stock offered by Selling Securityholders will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the Common Stock will be borne by the Selling Securityholders. See "Selling Securityholders" and "The Acquisitions Offering."

    This Prospectus also relates to the sale by the Company of 2,000,000 and 300,000 shares of the Company's Common Stock to be issued to TDA Industries, Inc. ("TDA") and James E. Helzer, respectively, in connection with the Acquisitions by the Company of Eagle Supply, Inc. and JEH/Eagle Supply, Inc. occurring simultaneously with the Public Offering (as defined herein). TDA and James E. Helzer have agreed not to sell or otherwise dispose of all such shares and all other shares of the Company's Common Stock owned by them on the date hereof without the Underwriter's prior written consent. See "The Acquisitions Offering."

    Concurrently with the commencement of this offering, the Company is offering, by separate Prospectus, 2,000,000 shares of Common Stock and 2,500,000 Warrants (the "Public Offering") through Barron Chase Securities, Inc. the Underwriter. It is anticipated that the offering by the Selling Securityholders will not be commenced by any of the Selling Securityholders unless the Public Offering is successfully completed, as unless it is so completed there will be no expectation of a market developing for any of the Company's securities.

    Prior to the Public Offering, there has been no public market for the Common Stock or the Warrants. Although it is anticipated that the Common Stock and the Warrants will be traded on the over-the-counter market on the OTC Bulletin Board, there can be no assurance that a trading market in the Company's Common Stock or Warrants will develop or if it does develop that it will be sustained. The closing of the Public Offering is subject to the simultaneous acquisition by the Company of Eagle Supply, Inc. and JEH/Eagle Supply, Inc.
                            ------------------------

 THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND
      SUBSTANTIAL DILUTION. SEE "RISK FACTORS," COMMENCING ON PAGE 16 AND
                                  "DILUTION."
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS            , 1998.

         [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' AND ACQUISITIONS'

                                  PROSPECTUS]

Securities Offered...........................  300,000 shares of Common Stock by the Selling
                                               Securityholders and 2,300,000 shares of the
                                               Company's Common Stock to be offered by the
                                               Company in connection with the Acquisitions.
                                               See "Description of Securities," the "Selling
                                               Security-holders" and "The Acquisitions
                                               Offering."

Common Stock Outstanding.....................

  Before Public Offering.....................  4,700,000 shares(1)

  After Public Offering......................  6,700,000 shares(1)(2)

Use of Proceeds..............................  The Company will not receive any cash proceeds from the Selling Securityholders
                                               offering or the Acquisitions Offering.
                                               However, the 2,300,000 shares of the
                                               Company's Common Stock to be issued in the
                                               Acquisitions Offering constitute part of the
                                               consideration for the Acquisitions. See "Use
                                               of Proceeds," "Capitalization," "Certain
                                               Transactions," "Selling Securityholders" and
                                               "The Acquisitions Offering."

Risk Factors.................................  Investment in the Securities offered hereby involves a high degree of risk and immediate
                                               substantial dilution. See "Risk Factors" and
                                               "Dilution."

Proposed Symbols:(3)

  Common Stock...............................

  Warrants...................................  W

------------------------

(1) Includes 2,000,000 and 300,000 shares of Common Stock to be issued to TDA and James E. Helzer, respectively, in connection with the Acquisitions. See "Certain Transactions" and "The Acquisitions Offering."

(2) Includes the 2,000,000 shares of Common Stock to be issued in the Public Offering but does not include (i) 300,000 shares of Common Stock, 375,000 Warrants and 375,000 shares of Common Stock underlying such Warrants subject to the Underwriter's Overallotment Option; (ii) 2,500,000 shares of Common Stock issuable upon the exercise of the Warrants to be sold in the Public Offering; (iii) 300,000 shares of Common Stock issuable upon the exercise of the Selling Securityholders' Warrants; (iv) 450,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrant and Stock Warrant; and (v) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plan of which 700,000 shares of Common Stock are reserved for options to be granted upon completion of the Public Offering. See "Public Offering," "Management," "Certain Transactions," "Description of Securities," the "Selling Securityholders" and "The Acquisitions Offering."

(3) There is no assurance that a trading market will develop for the Company's Common Stock and Warrants or that, if developed, it will be sustained.

                  [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS'
                         AND ACQUISITIONS' PROSPECTUS]

                                PUBLIC OFFERING

    Concurrently with the Selling Securityholders' and The Acquisitions Offerings, the Company is offering 2,000,000 shares of its Common Stock and 2,500,000 Warrants in the Public Offering through the Underwriter.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the Selling Securityholders or the Acquisitions Offering, although it will receive funds upon the exercise of any of the Selling Securityholders' Warrants. The net proceeds to the Company from the sale of 2,000,000 shares of Common Stock and 2,500,000 Warrants in the Public Offering are estimated to be approximately $8,421,875 ($9,767,656 if the Underwriter's Overallotment Option is exercised in full) after deducting underwriting commissions and discounts and other expenses of the Public Offering. The Company expects to use the net proceeds of the Public Offering over the next twelve to twenty-four months approximately as follows:

                                                                                      APPROXIMATE
                                                                                     DOLLAR AMOUNT     APPROXIMATE
                                                                                         OF NET       PERCENTAGE OF
APPLICATION OF NET PROCEEDS                                                             PROCEEDS      NET PROCEEDS
-----------------------------------------------------------------------------------  --------------  ---------------
Finance the cash portion of potential acquisitions(1)..............................   $  2,500,000           29.6%
Additional Eagle and JEH Eagle distribution centers(2).............................   $  2,176,000           25.8%
Reduce Eagle's and JEH Eagle's credit facility balances(3).........................   $  2,000,000           23.7%
Capital Expenditures(4)............................................................   $    700,000            8.3%
Repayment of Private Financing(5)..................................................   $    325,000            3.9%
Working Capital....................................................................   $    720,875            8.6%
                                                                                     --------------         -----
  Totals...........................................................................   $  8,436,250          100.0%

------------------------

(1) Represents the approximate amount that may be used to fund the potential acquisition of businesses in accordance with the Company's current strategy which is subject to change from time to time.

(2) Represents the approximate amount that may be used to expand Eagle's and JEH Eagle's operations which is subject to change from time to time. The Company estimates that the foregoing allocation will be sufficient to enable Eagle and JEH Eagle to establish approximately six new distribution centers and will be used principally to carry accounts receivable and purchase inventory. The foregoing allocation excludes the purchase of trucks, forklifts and similar equipment identified in note (4).

(3) To be used to reduce Eagle's and JEH Eagle's outstanding balance of borrowings under their credit facilities. At February 28, 1998, Eagle had borrowed approximately $5,831,000 under its credit facility. During Eagle's June 30, 1995 fiscal year, Eagle used its borrowing under its credit facility to repay approximately $2,326,000 of its indebtedness to TDA and to advance approximately $3,309,000 to TDA. The remainder of the outstanding balance of the credit facility was used to fund continuing operations. At February 28, 1998, JEH Eagle had borrowed approximately $14,209,000 under its credit facility of which approximately $12,500,000 was used to pay a part of the purchase price of JEH Co.'s business and the balance was used for JEH Eagle's working capital.

(4) To be used for leasehold improvements for existing distribution centers and to purchase, if necessary, trucks, forklifts and similar equipment to support additional distribution centers for Eagle and JEH Eagle.

(5) To be used to repay $300,000 in principal and interest on borrowings made by the Company in February 1998 pursuant to promissory notes issued to TDA ($150,000) and two other stockholders of the Company. Said notes bear interest at the rate of 15% per year through June 30, 1998 which

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

    decreases to 6% per year after that date. The notes mature on the earlier of thirty months after issuance or the closing of the Public Offering. The proceeds from the issuance of the foregoing notes have and are being used to pay certain expenses relating to the Public Offering, legal fees and expenses in connection with seeking the listing of the Company's securities on NASDAQ and the Acquisitions.

    The Company currently estimates that the net proceeds of the Public Offering will be sufficient to fund its planned operations, including the cash portion of potential acquisitions, if any, and expansion efforts for approximately twelve to twenty-four months from the date of this Prospectus. The net proceeds may be sufficient for a greater or lesser period of time depending on the extent of the Company's expansion efforts and on the number of acquisitions, if any, that the Company consummates during the next twelve to twenty-four months and the portion of the purchase price of such acquisitions paid in cash. In addition, the Company may require additional financing prior to or following such period if Eagle or JEH Eagle suffer losses or if the Company effects the acquisition of a business that subsequently suffers losses. The Company has no commitments or arrangements for any such additional financing and there can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. If required, the Company may seek to finance the purchase price of acquisitions by purchase money indebtedness, asset-based financing and/or issuances of its own securities; and to open additional Eagle and JEH Eagle distribution centers by obtaining short-term vendor inventory financing (inventory purchased on extended payment terms), asset-based financing and/or equipment leasing/ financing. As each potential acquisition will be individually negotiated, the Company is unable to estimate the cash or other portions of a potential acquisition's purchase price. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected.

   [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' AND ACQUISITIONS' PROSPECTUS]

    The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Public Offering. Future events, as well as changes in economic, regulatory or competitive conditions or the Company's business or Eagle's or JEH Eagle's business and the results of the Company's, Eagle's or JEH Eagle's activities may make shifts in the allocation of funds within the described categories or to other purposes necessary or desirable. In the event the Company is unable to fund the cash portion of potential acquisitions with the net proceeds allocated above, Eagle or JEH Eagle suffer losses or the Company completes an acquisition that subsequently suffers losses, the Company may draw upon the net proceeds of the Public Offering allocated to expand the number of Eagle's and JEH Eagle's distribution centers, purchase equipment to support that expansion and/or working capital. The Company estimates that the net proceeds of the Public Offering allocated to expand the number of Eagle's and JEH Eagle's distribution centers and to support that expansion will be sufficient to establish approximately six new distribution centers at an average cost of approximately $415,000 for each new distribution center. In the event the per distribution center costs are greater than estimated, Eagle and JEH Eagle may establish less than six new distribution centers, the Company may seek vendor financing of inventory, asset-based financing and/or equipment leasing/financing, or draw upon the net proceeds of the Public Offering allocated to working capital. In the event the per distribution center costs are less than estimated, a portion of the net proceeds of the Public Offering allocated for such purposes will be reallocated to finance acquisitions or for working capital. In order to conduct its proposed expansion, the Company intends to use a significant portion of the net proceeds of the Public Offering for the acquisition of businesses or assets that are consistent with the Company's current strategy, which is subject to change from time to time. With the exception of the Acquisitions, the Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions nor has it identified or negotiated with any potential acquisition candidates, and there can be no assurance that any acquisitions will be consummated. Except for the Acquisitions, the Company has no present intention to use the net proceeds of the Public Offering to acquire assets from any of its affiliates.

    Prior to expenditure, proceeds will be invested principally in high grade, short-term, interest-bearing investments. Any proceeds received upon exercise of the Overallotment Option or any of the Warrants will be used to finance potential acquisitions or for working capital. There can be no assurance that the Overallotment Option or any of the Warrants will be exercised.

                  [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS'
                         AND ACQUISITIONS' PROSPECTUS]

                            SELLING SECURITYHOLDERS

    The Registration Statement of which this Prospectus forms a part also covers the offering of 300,000 shares of Common Stock, underlying a like number of Warrants owned by the Selling Securityholders. The resale of such securities by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act.

    The Company's securities are being offered by the following Selling Securityholders in the amounts set forth below.

                                                                              NUMBER OF SHARES   NUMBER OF SHARES
                                                                               OF COMMON STOCK    OF COMMON STOCK
                                  SELLING                                       BENEFICIALLY        REGISTERED
                               SECURITYHOLDER                                     OWNED(1)           HEREIN(2)
----------------------------------------------------------------------------  -----------------  -----------------
Nina Allen..................................................................          50,000            25,000
William C. Bossung..........................................................          50,000            25,000
James A. Croson.............................................................          50,000            25,000
D&R Partnership.............................................................          50,000            25,000
Eugene Geller...............................................................          25,000            12,500
Warren & Marianne Gilbert...................................................          50,000            25,000
HiTel Group, Inc............................................................         100,000            50,000
Paul Schmidt................................................................          62,500            31,500
Harry Falterbauer...........................................................          50,000            25,000
Florence & Eric Stein.......................................................          50,000            25,000
William Tonyes..............................................................          50,000            25,000
Kenneth Zengage.............................................................          12,500             6,250

------------------------

(1) The Number of shares of Common Stock Beneficially Owned herein as set forth above includes equal amounts of shares of Common Stock and shares of Common Stock issuable on the exercise of Warrants.

(2) Such shares of Common Stock are receivable upon exercise of the Selling Securityholders' Warrants.

    After the completion of the sale by the respective Selling Securityholders of the number of shares of Common Stock set forth opposite their names in the second column above, none of the Selling Securityholders will beneficially own 1% or greater of shares of the Company's Common Stock.

    The foregoing persons and entities have agreed not to sell, transfer, hypothecate or otherwise dispose of, for a period of fifteen months from the date of this Prospectus, an aggregate of 300,000 shares of Common Stock, 300,000 Warrants and the 300,000 shares of Common Stock underlying said Warrants which are the subject of the Selling Securityholders' offering without the Underwriter's prior written consent.

    The shares of the Company's Common Stock underlying such Warrants may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale. Commissions may be paid by the Selling Securityholders in connection with such sales. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company will derive proceeds from exercises of the Warrants but will not derive any proceeds from the sale of the Company's securities by the Selling Securityholders. There can be no assurance that any of the Selling Securityholders' Warrants will be exercised.

    At a time an offer of securities is made by or on behalf of a Selling Securityholder, it is the Company's intent that a prospectus be distributed setting forth, based upon information provided by the Selling Securityholder, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

    Sales of securities by the Selling Securityholders could have an adverse effect on the market prices of the securities offered pursuant to the Public Offering.

                           THE ACQUISITIONS OFFERING

    Upon completion of the Public Offering and to consummate the Acquisitions, the Company will issue 2,000,000 and 300,000 shares of its Common Stock to TDA and James E. Helzer, respectively. The offering of said shares will be made by the Company's officers and directors directly to TDA and Mr. Helzer without the services of any broker-dealer, agent or finder and no commissions or other remuneration will be paid in connection with such sales. As TDA and Mr. Helzer are affiliates of the Company, such shares will remain "restricted" securities as such term is defined in the Securities Act and the rules and regulations promulgated thereunder. Additionally, TDA and James E. Helzer have agreed not to sell, for a period of two years from the date of this Prospectus, any shares of the Company's Common Stock owned by them on the date hereof and to be acquired in connection with the Acquisitions without the prior written consent of the Underwriter.

                                 LEGAL MATTERS

    The validity of the issuances of the securities offered hereby will be passed upon for the Company by Gusrae, Kaplan & Bruno, Esqs., New York, New York.

                                    EXPERTS

    The balance sheets of the Company as of June 30, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for the year ended June 30, 1997 and the period May 1, 1996 (inception) to June 30, 1996 appearing in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The balance sheets of Eagle Supply, Inc. as of June 30, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997 appearing in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The balance sheets of the JEH Company for the six months ended June 30, 1997 and years ended December 31, 1996 and 1995 and the related statements of operations and cash flows for the six months ended June 30, 1997 and each of the years in the three year period ended December 31, 1996 appearing in this Prospectus and Registration Statement have been audited by Waters, Murray & Associates, independent auditors, as set forth in their report thereon appearing elsewhere herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Washington, D.C. office of the Commission a Registration Statement (the "Registration Statement") under the Securities Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge or copies made at prescribed rates from the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Northeast Regional Office located at Seven World Trade Center, New York, New York 10048. Statements contained in the Prospectus as to the contents of any contract or other document are not necessarily complete and reference is made to each such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    Upon effectiveness of the Registration Statement, of which this Prospectus forms a part, the Company will be subject to the reporting requirements of the Exchange Act and in accordance therewith will file reports and other information with the Commission. Reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the following addresses: Northeast Regional Office, Seven World Trade Center, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxies and information statements and other information regarding issuers that file electronically with the Commission. The Commission's website is located at http://www.sec.gov.

                  [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS'
                          AND ACQUISITIONS' PROSPECTUS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................
Risk Factors....................................
Dilution........................................
Public Offering.................................
Use of Proceeds.................................
Capitalization..................................
Unaudited Pro Forma Condensed
Consolidated Financial Statements...............
Selected Financial Information..................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................
The Acquisitions................................
Business........................................
Management......................................
Principal Stockholders..........................
Certain Transactions............................
Description of Securities.......................
Shares Eligible for Future Sale.................
Underwriting....................................
Selling Securityholders.........................
The Acquisitions Offering.......................
Legal Matters...................................
Experts.........................................
Additional Information..........................
Index to Financial Statements...................

                            ------------------------

    UNTIL            , 1998 (25 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            EAGLE SUPPLY GROUP, INC.

                        2,300,000 SHARES OF COMMON STOCK
---------------------------------

                         300,000 SHARES OF COMMON STOCK
---------------------------------

                        2,300,000 SHARES OF COMMON STOCK
                             ---------------------

                                   PROSPECTUS

                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses of this offering, all of which are to be paid by the Registrant, in connection with the issuance and distribution of the Securities being registered, are as follows:

SEC Registration Fee.........................................  $12,685.00
NASD Filing Fee..............................................    4,800.00
Printing and Engraving Expenses..............................  100,000.00*
Accounting Fees and Expenses.................................  125,000.00*
Legal Fees and Expenses......................................  225,000.00*
Blue Sky Fees and Expenses...................................   45,000.00*
Transfer and Warrant Agent Fees and Expenses.................    7,500.00*
Miscellaneous Expenses.......................................   15,700.00*
Subtotal.....................................................  $535,625.00
                                                               ----------
Underwriter's Non Accountable Expense Allowance..............  309,375.00(1)*

Total........................................................  $845,000.00
                                                               ----------
                                                               ----------

------------------------

(1) Assumes no exercise of overallotment option.

*   Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    In general, Section 145 of the Delaware General Corporation Law provides that persons who are officers or directors of a corporation may be indemnified by the corporation for acts performed in their capacities as such. The Registrant's By-Laws authorize indemnification in accordance with and to the extent permitted by said statute.

    The Registrant's Certificate of Incorporation and By-Laws provide for indemnification to the fullest extent permitted by law.

    Reference is also made to Section 6 of the Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The Registrant has sold the following securities within the past three years:

    A

DATE             PERSON/ENTITY            NUMBER OF SECURITIES       CONSIDERATION
---------  --------------------------  --------------------------  -----------------
 05/17/96  TDA Industries, Inc.            2,000,000 shares of         $  200.00
                                                  Common Stock
 06/06/96  Steven R. Andrews             100,000 shares of Common      $   10.00
                                                         Stock

    In June and July 1996, the Company sold, to the persons and entities identified below, the securities of the Company for the consideration indicated opposite their names:

    B

PERSON/ENTITY                                        NUMBER OF SECURITIES                         CONSIDERATION
-------------------------------  -------------------------------------------------------------  -----------------
Nina Allen.....................  One Unit of the Company's Securities*                            $   25,000.00
William C. Bossung.............  One Unit of the Company's Securities*                            $   25,000.00
James A. Croson................  One Unit of the Company's Securities*                            $   25,000.00
D&R Partnership................  One Unit of the Company's Securities*                            $   25,000.00
Eugene Geller..................  One Half of a Unit of the Company's Securities*                  $   12,500.00
Warren & Marianne Gilbert        One Unit of the Company's Securities*                            $   25,000.00
HiTel Group, Inc.                Two Units of the Company's Securities*                           $   50,000.00
Paul Schmidt                     One and One-Fourth of a Unit of the Company's Secuties*          $   31,250.00
Donald & Linda Silpe             One Unit of the Company's Securities*                            $   25,000.00
Florence & Eric Stein            One Unit of the Company's Securities*                            $   25,000.00
William Tonyes                   One Unit of the Company's Securities*                            $   25,000.00
Ken Zengage                      One Fourth of a Unit of the Company's Securities*                $    6,250.00
                                                                                                -----------------

                                 TOTAL                                                            $  300,000.00
                                                                                                -----------------
                                                                                                -----------------

------------------------

* Each Unit consisting of 25,000 shares of Common Stock and 25,000 Redeemable Common Stock Purchase Warrants.

    These transactions were exempt from registration under the Securities Act of 1933, as amended (the "Act"), under Section 4(2) of that Act as not involving a public offering, and as to those sales set forth under subsection B above, reliance is placed upon Rule 506 of Regulation D and Section 4(6) of the Act. No underwriter was engaged by the Company in connection with the issuances described above. The recipients of all of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, the certificates evidencing such securities bear restrictive legends.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBITS
    (A)
-----------
       1.1   (Revised) Forms of Underwriting Agreement and Selected Dealers Agreement(1)
       3.1   Registrant's Articles of Incorporation(2)
       3.1(A) Amendment to Registrant's Articles of Incorporation(1)
       3.2   Registrant's By-Laws(2)
       4.1   (Revised) Form of Underwriter's Warrant Agreement with Form of Warrant Certificate(1)
       4.2   (Revised) Form of Financial Advisory Agreement to be entered into by and between the Registrant and the
             Underwriter(1)
       4.3   (Revised) Form of Merger and Acquisition Agreement to be entered into by and between the Registrant and the Underwriter(1)
       4.4   Form of Common Stock Certificate(2)
       4.5   Form of Redeemable Stock Purchase Warrants delivered to Selling Securityholders(2)
       4.6   Form of Redeemable Common Stock Purchase Warrants (printed version)(2)
       4.7   Form of Warrant Agreement between Registrant and Continental Stock Transfer & Trust Company(2)
       5.1   Opinion of Gusrae, Kaplan & Bruno(3)
      10.1   (Revised) Form of Stock Purchase Agreement between the Registrant and TDA Industries, Inc. ("TDA")(3)
      10.2   Form of Employment Agreement between Registrant and Douglas P. Fields(2)
      10.3   Form of Employment Agreement between Registrant and Frederick M. Friedman(2)
      10.4   Eagle Supply, Inc. Mortgage and Note regarding its Birmingham, Alabama, Distribution Center(2)
      10.5   Eagle Supply, Inc. Mortgage, Deed and Purchase Agreement regarding its Pensacola, Florida, Distribution
             Center(2)
      10.6   Eagle Supply, Inc. Lease, as Amended, regarding its former distribution center located in Fort
             Lauderdale, Florida(2)
      10.7   Eagle Supply, Inc. Credit Facility(2)
      10.8   Form of Lease to be entered into with wholly-owned subsidiary of TDA(2)
      10.9   Registrant's Stock Option Plan(2)
      10.10  Form of Administrative Services Agreement to be entered into by and between Registrant and TDA(2)
      10.11  Asset Purchase Agreement among JEH/Eagle Supply, Inc. (formerly known as JEH Acquisition Corp.), James
             E. Helzer and others(1)
      10.12  JEH/Eagle Supply, Inc. Credit Facility(1)
      10.13  JEH/Eagle Supply, Inc. Employment Agreement with Douglas P. Fields, as amended(1)
      10.14  JEH/Eagle Supply, Inc. Employment Agreement with Frederick M. Friedman, as amended(1)
      10.15  JEH/Eagle Supply, Inc. Employment Agreement with James E. Helzer(1)
      10.16  JEH/Eagle Supply, Inc. Employment Agreement with E.G. Helzer(1)
      10.17  JEH/Eagle Supply, Inc. Strategic Services Agreement with TDA Industries, Inc., as amended(1)
      10.18  JEH/Eagle Supply, Inc. leases with James E. Helzer for premises located in
             (A) Henderson, Colorado(1)
             (B) Colorado Springs, Colorado(1)
             (C) Mansfield, Texas(1)
             (D) Colleyville, Texas(1)
             (E) Frisco, Texas(1)
             (F) Mesquite, Texas(1)
      23.1   Consent of Gusrae, Kaplan & Bruno (to be included in Exhibit 5.1)(3)

 EXHIBITS
    (A)
-----------
      23.2   Consent of Deloitte & Touche LLP(1)
      23.3   Consent of Paul D. Finkelstein(2)
      23.4   Consent of John E. Smircina(2)
      23.5   Consent of George Skakel III(2)
      23.6   Consent of Waters, Murray & Associates(1)
      23.7   Consent of James E. Helzer(1)

------------------------

(1) Filed herewith.

(2) Previously filed.

(3) To be Filed by Amendment.

    All other schedules are omitted, as the required information is either inapplicable or presented in the financial statements or related notes.

ITEM 17. UNDERTAKINGS

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (5) The undersigned registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 1st day of May, 1998.

                                By:            /s/ DOUGLAS P. FIELDS
                                     -----------------------------------------
                                                 Douglas P. Fields,
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Chairman of the Board of
    /s/ DOUGLAS P. FIELDS         Directors, Chief
------------------------------    Executive Officer and          May 1, 1998
      Douglas P. Fields           Director (Principal
                                  Executive Officer)

                                Executive Vice President,
  /s/ FREDERICK M. FRIEDMAN       Treasurer, Secretary and
------------------------------    Director (Principal            May 1, 1998
    Frederick M. Friedman         Financial and Accounting
                                  Officer)

    /s/ STEVEN R. ANDREWS
------------------------------  Director                       April 28, 1998
      Steven R. Andrews

                                 EXHIBIT INDEX

 EXHIBIT     DESCRIPTION OF EXHIBITS
-----------  --------------------------------------------------------------------------------------------------------
       1.1   (Revised) Forms of Underwriting Agreement and Selected Dealers Agreement(1)
       3.1   Registrant's Articles of Incorporation(2)
       3.1(A) Amendment to Registrant's Articles of Incorporation(1)
       3.2   Registrant's By-Laws(2)
       4.1   (Revised) Form of Underwriter's Warrant Agreement with Form of Warrant Certificate(1)
       4.2   (Revised) Form of Financial Advisory Agreement to be entered into by and between the Registrant and the
             Underwriter(1)
       4.3   (Revised) Form of Merger and Acquisition Agreement to be entered into by and between the Registrant and the Underwriter(1)
       4.4   Form of Common Stock Certificate(2)
       4.5   Form of Redeemable Stock Purchase Warrants delivered to Selling Securityholders(2)
       4.6   Form of Redeemable Common Stock Purchase Warrants (printed version)(2)
       4.7   Form of Warrant Agreement between Registrant and Continental Stock Transfer & Trust Company(2)
       5.1   Opinion of Gusrae, Kaplan & Bruno(3)
      10.1   (Revised) Form of Stock Purchase Agreement between the Registrant and TDA Industries, Inc. ("TDA")(3)
      10.2   Form of Employment Agreement between Registrant and Douglas P. Fields(2)
      10.3   Form of Employment Agreement between Registrant and Frederick M. Friedman(2)
      10.4   Eagle Supply, Inc. Mortgage and Note regarding its Birmingham, Alabama, Distribution Center(2)
      10.5   Eagle Supply, Inc. Mortgage, Deed and Purchase Agreement regarding its Pensacola, Florida, Distribution
             Center(2)
      10.6   Eagle Supply, Inc. Lease, as Amended, regarding its former distribution center located in Fort
             Lauderdale, Florida(2)
      10.7   Eagle Supply, Inc. Credit Facility(2)
      10.8   Form of Lease to be entered into with wholly-owned subsidiary of TDA(2)
      10.9   Registrant's Stock Option Plan(2)
      10.10  Form of Administrative Services Agreement to be entered into by and between Registrant and TDA(2)
      10.11  Asset Purchase Agreement among JEH/Eagle Supply, Inc. (formerly known as JEH Acquisition Corp.), James
             E. Helzer and others(1)
      10.12  JEH/Eagle Supply, Inc. Credit Facility(1)
      10.13  JEH/Eagle Supply, Inc. Employment Agreement with Douglas P. Fields, as amended(1)
      10.14  JEH/Eagle Supply, Inc. Employment Agreement with Frederick M. Friedman, as amended(1)
      10.15  JEH/Eagle Supply, Inc. Employment Agreement with James E. Helzer(1)
      10.16  JEH/Eagle Supply, Inc. Employment Agreement with E.G. Helzer(1)
      10.17  JEH/Eagle Supply, Inc. Strategic Services Agreement with TDA Industries, Inc., as amended(1)
      10.18  JEH/Eagle Supply, Inc. leases with James E. Helzer for premises located in
             (A) Henderson, Colorado(1)
             (B) Colorado Springs, Colorado(1)
             (C) Mansfield, Texas(1)
             (D) Colleyville, Texas(1)
             (E) Frisco, Texas(1)
             (F) Mesquite, Texas(1)
      23.1   Consent of Gusrae, Kaplan & Bruno (to be included in Exhibit 5.1)(3)

 EXHIBIT     DESCRIPTION OF EXHIBITS
-----------  --------------------------------------------------------------------------------------------------------
      23.2   Consent of Deloitte & Touche LLP(1)
      23.3   Consent of Paul D. Finkelstein(2)
      23.4   Consent of John E. Smircina(2)
      23.5   Consent of George Skakel III(2)
      23.6   Consent of Waters, Murray & Associates(1)
      23.7   Consent of James E. Helzer(1)

------------------------

(1) Filed herewith.

(2) Previously filed.

(3) To be Filed by Amendment.

                                       ii